Exhibit 4.27

EXECUTION COPY

INTERCREDITOR AGREEMENT

(2004-1)

dated as of March 24, 2004

among

WILMINGTON TRUST COMPANY,

not in its individual capacity

but solely as Trustee under the

JetBlue Airways Pass Through Trust 2004-1G-1,

JetBlue Airways Pass Through Trust 2004-1G-2

and

JetBlue Airways Pass Through Trust 2004-1C

LANDESBANK HESSEN-THÜRINGEN GIROZENTRALE,

as Class G-1 Primary Liquidity Provider, Class G-2 Primary Liquidity Provider and as Class C
Primary Liquidity Provider

MORGAN STANLEY CAPITAL SERVICES INC.,

as Class G-1 Above-Cap Liquidity Provider, Class G-2 Above-Cap Liquidity Provider and as
Class C Above-Cap Liquidity Provider

MBIA INSURANCE CORPORATION,

as Policy Provider

and

WILMINGTON TRUST COMPANY,

not in its individual capacity except

as expressly set forth herein but

solely as Subordination Agent and Trustee

i

ii

INTERCREDITOR AGREEMENT

INTERCREDITOR AGREEMENT dated as of March 24, 2004, among WILMINGTON TRUST COMPANY, a Delaware banking corporation (“WTC”), not in its individual capacity but solely as Trustee of each Trust (each as defined below); LANDESBANK HESSEN-THÜRINGEN GIROZENTRALE, a public-law banking institution organized under the laws of Germany, as Class G-1 Primary Liquidity Provider, Class G-2 Primary Liquidity Provider and Class C Primary Liquidity Provider; MORGAN STANLEY CAPITAL SERVICES INC., a corporation organized under the laws of the State of Delaware (“MSCS”), as Class G-1 Above-Cap Liquidity Provider, Class G-2 Above-Cap Liquidity Provider and Class C Above-Cap Liquidity Provider; MBIA INSURANCE CORPORATION, a New York stock insurance company, as Policy Provider; and WILMINGTON TRUST COMPANY, not in its individual capacity except as expressly set forth herein, but solely as Subordination Agent and trustee hereunder (in such capacity, together with any successor appointed pursuant to Article VIII hereof, the “Subordination Agent”).

WHEREAS, all capitalized terms used herein shall have the respective meanings referred to in Article I hereof;

WHEREAS, pursuant to each Indenture JetBlue will issue on a recourse basis three series of Equipment Notes to finance or refinance the purchase of each Aircraft;

WHEREAS, pursuant to the Financing Agreements, each Trust will acquire Equipment Notes having an interest rate equal to the interest rate applicable to the Certificates to be issued by such Trust;

WHEREAS, pursuant to each Trust Agreement, the Trust created thereby proposes to issue a single class of Certificates (a “Class”) bearing the interest rate and having the final distribution date described in such Trust Agreement on the terms and subject to the conditions set forth therein;

WHEREAS, pursuant to the Underwriting Agreement, the Underwriters propose to purchase the Certificates issued by each Trust in the aggregate face amount set forth opposite the name of such Trust on Schedule I thereto on the terms and subject to the conditions set forth therein;

WHEREAS, the Primary Liquidity Provider proposes to enter into three separate revolving credit agreements and the Above-Cap Liquidity Provider proposes to enter into three separate irrevocable interest rate cap agreements, in each case, with the Subordination Agent, as agent for the Trustee of the Class G-1 Trust, Class G-2 Trust and the Class C Trust, respectively, for the benefit of the Certificateholders of each such Trust;

WHEREAS, Morgan Stanley (the “Guarantor”) will guarantee in full, pursuant to separate Guarantee Agreements dated as of the date hereof (each, a “Guarantee Agreement”), the obligations of MSCS under each Above-Cap Liquidity Facility;

WHEREAS, the Policy Provider proposes to enter into the Policy Provider Agreement providing for the issuance by the Policy Provider of two separate Policies for the benefit of the Class G-1 Certificateholders and Class G-2 Certificateholders; and

WHEREAS, it is a condition precedent to the obligations of the Underwriters under the Underwriting Agreement that the Subordination Agent, the Trustees, the Liquidity Providers and the Policy Provider agree to the terms of subordination set forth in this Agreement in respect of each Class of Certificates, and the Subordination Agent, the Trustees, the Liquidity Providers and the Policy Provider, by entering into this Agreement, hereby acknowledge and agree to such terms of subordination and the other provisions of this Agreement.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, and of other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1.            Definitions.  For all purposes of this Agreement (and all schedules or exhibits hereto), except as otherwise expressly provided or unless the context otherwise requires:

(1)           the terms used herein that are defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

(2)           all references in this Agreement to designated “Articles”, “Sections” and other subdivisions are to the designated Articles, Sections and other subdivisions of this Agreement;

(3)           the words “herein”, “hereof’ and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision; and

(4)           the term “including” shall mean “including without limitation”.

“Above-Cap Account” means the Class G-1 Above-Cap Account, the Class G-2 Above-Cap Account or the Class C Above-Cap Account, as applicable.

“Above-Cap Liquidity Facility” means the Class G-1 Above-Cap Liquidity Facility, the Class G-2 Above-Cap Liquidity Facility or the Class C Above-Cap Liquidity Facility, as applicable.

“Above-Cap Liquidity Provider” means the Class G-1 Above-Cap Liquidity Provider, the Class G-2 Above-Cap Liquidity Provider or the Class C Above-Cap Liquidity Provider, as applicable.

“Above-Cap Payment” has the meaning as specified in Section 3.6(a).

“Above-Cap Reserve Account” means the Class G-1 Above-Cap Reserve Account, the Class G-2 Above-Cap Reserve Account or the Class C Above-Cap Reserve Account, as applicable.

“Above-Cap Withdrawal” has the meaning specified in Section 3.6(a).

“Acceleration” means, with respect to the amounts payable in respect of the Equipment Notes issued under any Indenture, such amounts becoming immediately due and payable by declaration or otherwise.  “Accelerate”, “Accelerated” and “Accelerating” have meanings correlative to the foregoing.

“Accrued Class G-1 Interest” means, with respect to any Distribution Date, all amounts due and owing in respect of accrued and unpaid interest on the Class G-1 Certificates at the Stated Interest Rate for the Class G-1 Certificates on such Distribution Date.

“Accrued Class G-2 Interest” means, with respect to any Distribution Date, all amounts due and owing in respect of accrued and unpaid interest on the Class G-2 Certificates at the Stated Interest Rate for the Class G-2 Certificates on such Distribution Date.

“Actual Disposition Event” means, in respect of any Equipment Note, (i) the disposition of the Collateral (as defined in the Indenture pursuant to which such Equipment Note was issued), (ii) the occurrence of the mandatory redemption date for such Equipment Note following an Event of Loss with respect to the Aircraft which secured such Equipment Note or (iii) the sale of such Equipment Note.

“Additional Payment” means the payment of any Break Amount (as such term is defined in the applicable Indentures) and/or Prepayment Premium (as such term is defined in the applicable Indentures) in respect of the Equipment Notes.

“Adjusted Interest” means, as of any Current Distribution Date, (I) any interest described in clause (II) of this definition accruing prior to the immediately preceding Distribution Date which remains unpaid and (II) interest at the Stated Interest Rate for the Class C Certificates (A) for the number of days during the period commencing on, and including, the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, the Closing Date) and ending on, but excluding the Current Distribution Date, on the Preferred C Pool Balance on such Current Distribution Date and (B) on the principal amount calculated pursuant to clauses (i), (ii), (iii) and (iv) of the definition of Preferred C Pool Balance for each Series C Equipment Note with respect to which a disposition, distribution, sale or Deemed Disposition Event has occurred since the immediately preceding Distribution Date, for each day during the period, for each such Equipment Note, commencing on, and including, the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, the Closing Date) and ending on, but excluding the date of disposition, distribution, sale or Deemed Disposition Event with respect to such Equipment Note, Aircraft or Collateral, as the case may be.

“Advance”, with respect to any Primary Liquidity Facility, means any Advance as defined in such Primary Liquidity Facility.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person.  For the purposes of this definition, “control”, when used with respect to any specified Person, means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person whether through the ownership of voting securities or by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Aircraft” means, with respect to each Indenture, the “Aircraft” referred to therein.

“Appraisal” has the meaning assigned to such term in Section 4.1(a)(ii).

“Appraised Current Market Value” of any Aircraft means the lower of the average and the median of the three most recent Post-Default Appraisals of such Aircraft.

“Appraisers” means Aircraft Information Services, Inc., AvSolutions, Inc., Morten Beyer and Agnew, Inc., Aviation Specialists Group, Inc. and Airclaims Group Limited or, so long as the Person entitled or required hereunder to select such Appraisers acts reasonably, any other nationally recognized appraiser reasonably acceptable to the Subordination Agent and the Controlling Party.

“Assignment and Assumption Agreements” means each of the Assignment and Assumption Agreements to be executed between a Trustee and trustee of the relevant Successor Trust in accordance with the relevant Trust Agreement, as the same may be amended, modified or supplemented from time to time.

“Available Amount” means, with respect to any Primary Liquidity Facility on any drawing date, the “Maximum Available Commitment” as defined in such Primary Liquidity Facility.

“Bankruptcy Code” means the United States Bankruptcy Code, 11 U.S.C. Section 101 et seq.

“Break Amount”, with respect to any Equipment Note, has the meaning assigned to such term in the Indenture related to such Equipment Note.

“Business Day” means any day (a) other than a Saturday or Sunday or a day (i) on which commercial banks are required or authorized to close in Darien, Connecticut, New York, New York, or, so long as any Certificate is outstanding, the city and state in the United States in which any Trustee, the Subordination Agent or any Loan Trustee maintains its Corporate Trust Office or receives and disburses funds and (ii) for purposes of each Policy and the Policy Provider, on which the fiscal agent under the Policy, at its office specified in such Policy, the Policy Provider at its office specified in the Policy and insurance companies in New York, New York are required or authorized by law or executive order to close and (b) solely with respect to draws under any Primary Liquidity Facility, which is also a “Business Day” as defined in such Primary Liquidity Facility.

“Capped Interest Rate” means (i) with respect to the Class G-1 Certificates, 8.375% per annum, (ii) with respect to the Class G-2 Certificates, 8.420% per annum, and (iii) with respect to the Class C Certificates, 12.250% per annum.

“Capped Three-Month LIBOR” means, at any time, 8% per annum.

“Cash Collateral Account” means the Class G-1 Primary Cash Collateral Account, the Class G-2 Primary Cash Collateral Account, the Class C Primary Cash Collateral Account, the Class G-1 Above-Cap Reserve Account, the Class G-2 Above-Cap Reserve Account or the Class C Above-Cap Reserve Account, as applicable.

“Certificate” means a Class G-1 Certificate, a Class G-2 Certificate or a Class C Certificate, as applicable.

“Certificateholder” means any holder of one or more Certificates.

“Class” has the meaning assigned to such term in the preliminary statements to this Agreement.

“Class C Above-Cap Account” means an Eligible Deposit Account in the name of the Subordination Agent maintained at an Eligible Institution, which shall be the Subordination Agent if it shall so qualify, into which all amounts paid under the Class C Above-Cap Liquidity Facility pursuant to Section 3.6(a) shall be deposited.

“Class C Above-Cap Liquidity Facility” means, initially, the ISDA Master Agreement, dated as of the date hereof, between the Subordination Agent, as agent and trustee for the Class C Trust, and the initial Class C Above-Cap Liquidity Provider, together with the Schedule and Confirmation attached thereto, relating to the Class C Certificates, and, from and after replacement of such ISDA Master Agreement pursuant hereto, the Replacement Above-Cap Liquidity Facility therefor, if any, in each case as amended, supplemented or otherwise modified from time to time in accordance with its terms.

“Class C Above-Cap Liquidity Provider” means MSCS or any Replacement Above-Cap Liquidity Provider which has issued a Replacement Above-Cap Liquidity Facility to replace the Class C Above-Cap Liquidity Facility pursuant to Section 3.6(c)(ii).

“Class C Above-Cap Reserve Account” means an Eligible Deposit Account in the name of the Subordination Agent maintained at an Eligible Institution, which shall be the Subordination Agent if it shall so qualify, into which all amounts paid under the Class C Above-Cap Liquidity Facility pursuant to Section 3.6(f) shall be deposited.

“Class C Certificateholder” means, at any time, any holder of one or more Class C Certificates.

“Class C Certificates” means the certificates issued by the Class C Trust, substantially in the form of Exhibit A to the Class C Trust Agreement, and authenticated by the Class C Trustee, representing fractional undivided interests in the Class C Trust, and any certificates issued in exchange therefor or replacement thereof pursuant to the terms of the Class C Trust Agreement.

“Class C Deposits” means the Deposits with respect to the Class C Certificates.

“Class C Paying Agent Account” means the Paying Agent Account as defined in the Escrow and Paying Agent Agreement relating to the Class C Certificates.

“Class C Primary Cash Collateral Account” means an Eligible Deposit Account in the name of the Subordination Agent maintained at an Eligible Institution, which shall be the Subordination Agent if it shall so qualify, into which all amounts drawn under the Class C Primary Liquidity Facility pursuant to Section 3.6(c), 3.6(d), 3.6(i) or 3.6(k) shall be deposited.

“Class C Primary Liquidity Facility” means, initially, the Revolving Credit Agreement dated as of the date hereof, between the Subordination Agent, as agent and trustee for the Class C Trustee, and the initial Class C Primary Liquidity Provider, and, from and after the replacement of such Agreement pursuant hereto, the Replacement Primary Liquidity Facility therefor, if any, in each case as amended, supplemented or otherwise modified from time to time in accordance with its terms.

“Class C Primary Liquidity Provider” means Landesbank Hessen-Thüringen Girozentrale together with any Replacement Primary Liquidity Provider which has issued a Replacement Primary Liquidity Facility to replace any Class C Primary Liquidity Facility pursuant to Section 3.6(e).

“Class C Trust” means (i) prior to the Transfer, the JetBlue Airways Pass Through Trust 2004-1C-O created and administered pursuant to the Class C Trust Agreement and (ii) after the Transfer, the JetBlue Airways Pass Through Trust 2004-1C-S created and administered pursuant to the Class C Trust Agreement.

“Class C Trust Agreement” means (i) prior to the Transfer, the Pass Through Trust Agreement, dated as of the date hereof, between JetBlue and the Class C Trustee, governing the creation and administration of the JetBlue Airways Pass Through Trust 2004-1C-O and the issuance of the Class C Certificates, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms, and (ii) after the Transfer, the Pass Through Trust Agreement entered into between JetBlue and the Class C Trustee, governing the creation and administration of the JetBlue Airways Pass Through Trust 2004-1C-S and the issuance of the Class C Certificates, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

“Class C Trustee” means WTC, not in its individual capacity except as expressly set forth in the Class C Trust Agreement, but solely as trustee under the Class C Trust Agreement, together with any successor trustee appointed pursuant thereto.

“Class G-1 Above-Cap Account” means an Eligible Deposit Account in the name of the Subordination Agent maintained at an Eligible Institution, which shall be the Subordination Agent if it shall so qualify, into which all amounts paid under the Class G-1 Above-Cap Liquidity Facility pursuant to Section 3.6(a) shall be deposited.

“Class G-1 Above-Cap Liquidity Facility” means, initially, the ISDA Master Agreement, dated as of the date hereof, between the Subordination Agent, as agent and trustee for the Class G-1 Trust, and the initial Class G-1 Above-Cap Liquidity Provider, together with the Schedule and Confirmation attached thereto, relating to the Class G-1 Certificates, and, from and after replacement of such ISDA Master Agreement pursuant hereto, the Replacement Above-Cap Liquidity Facility therefor, if any, in each case as amended, supplemented or otherwise modified from time to time in accordance with its terms.

“Class G-1 Above-Cap Liquidity Provider” means MSCS or any Replacement Above-Cap Liquidity Provider which has issued a Replacement Above-Cap Liquidity Facility to replace the Class G-1 Above-Cap Liquidity Facility pursuant to Section 3.6(c)(ii).

“Class G-1 Above-Cap Reserve Account” means an Eligible Deposit Account in the name of the Subordination Agent maintained at an Eligible Institution, which shall be the Subordination Agent if it shall so qualify, into which all amounts paid under the Class G-1 Above-Cap Liquidity Facility pursuant to Section 3.6(f) shall be deposited.

“Class G-1 Certificateholder” means, at any time, any holder of one or more Class G-1 Certificates.

“Class G-1 Certificates” means the certificates issued by the Class G-1 Trust, substantially in the form of Exhibit A to the Class G-1 Trust Agreement, and authenticated by the Class G-1 Trustee, representing fractional undivided interests in the Class G-1 Trust, and any certificates issued in exchange therefor or replacement thereof pursuant to the terms of the Class G-1 Trust Agreement.

“Class G-1 Deposits” means the Deposits with respect to the Class G-1 Certificates.

“Class G-1 Paying Agent Account” means the Paying Agent Account as defined in the Escrow and Paying Agent Agreement relating to the Class G-1 Certificates.

“Class G-1 Policy” means the MBIA Insurance Corporation Financial Guaranty Insurance Policy No. 43567(1), together with the endorsements thereto, issued as of the Closing Date in favor of the Subordination Agent for the benefit of the Class G-1 Certificateholders, as amended, supplemented or otherwise modified from time to time in accordance with its terms.

“Class G-1 Policy Account” means the Eligible Deposit Account established by the Subordination Agent pursuant to Section 2.2(a)(iii)(x) into which amounts will be deposited pursuant to Section 3.7.

“Class G-1 Primary Cash Collateral Account” means an Eligible Deposit Account in the name of the Subordination Agent maintained at an Eligible Institution, which shall be the Subordination Agent if it shall so qualify, into which all amounts drawn under the Class G-1 Primary Liquidity Facility pursuant to Section 3.6(c), 3.6(d), 3.6(i) or 3.6(k) shall be deposited.

“Class G-1 Primary Liquidity Facility” means, initially, the Revolving Credit Agreement dated as of the date hereof, between the Subordination Agent, as agent and trustee for the Class G-1 Trustee, and the initial Class G-1 Primary Liquidity Provider, and, from and after the replacement of such Agreement pursuant hereto, the Replacement Primary Liquidity Facility therefor, if any, in each case as amended, supplemented or otherwise modified from time to time in accordance with its terms.

“Class G-1 Primary Liquidity Provider” means Landesbank Hessen-Thüringen Girozentrale, together with any Replacement Primary Liquidity Provider which has issued a Replacement Primary Liquidity Facility to replace any Class G-1 Primary Liquidity Facility pursuant to Section 3.6(e).

“Class G-1 Trust” means (i) prior to the Transfer, the JetBlue Airways Pass Through Trust 2004-1G-1-O created and administered pursuant to the Class G-1 Trust Agreement and (ii) after the Transfer, the JetBlue Airways Pass Through Trust 2004-1G-1-S created and administered pursuant to the Class G-1 Trust Agreement.

“Class G-1 Trust Agreement” means (i) prior to the Transfer, the Pass Through Trust Agreement, dated as of the date hereof, between JetBlue and the Class G-1 Trustee, governing the creation and administration of the JetBlue Airways Pass Through Trust 2004-1G-1-O and the issuance of the Class G-1 Certificates, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms, and (ii) after the Transfer, the Pass Through Trust Agreement entered into between JetBlue and the Class G-1 Trustee, governing the creation and administration of the JetBlue Airways Pass Through Trust 2004-1G-1-S and the issuance of the Class G-1 Certificates, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

“Class G-1 Trustee” means WTC, not in its individual capacity except as expressly set forth in the Class G-1 Trust Agreement, but solely as trustee under the Class G-1 Trust Agreement, together with any successor trustee appointed pursuant thereto.

“Class G-2 Above-Cap Account” means an Eligible Deposit Account in the name of the Subordination Agent maintained at an Eligible Institution, which shall be the Subordination Agent if it shall so qualify, into which all amounts paid under the Class G-2 Above-Cap Liquidity Facility pursuant to Section 3.6(a) shall be deposited.

“Class G-2 Above-Cap Liquidity Facility” means, initially, the ISDA Master Agreement, dated as of the date hereof, between the Subordination Agent, as agent and trustee for the Class G-2 Trust, and the initial Class G-2 Above-Cap Liquidity Provider, together with the Schedule and Confirmation attached thereto, relating to the Class G-2 Certificates, and, from and after replacement of such ISDA Master Agreement pursuant hereto, the Replacement Above-Cap Liquidity Facility therefor, if any, in each case as amended, supplemented or otherwise modified from time to time in accordance with its terms.

“Class G-2 Above-Cap Liquidity Provider” means MSCS or any Replacement Above-Cap Liquidity Provider which has issued a Replacement Above-Cap Liquidity Facility to replace the Class G-2 Above-Cap Liquidity Facility pursuant to Section 3.6(c)(ii).

“Class G-2 Above-Cap Reserve Account” means an Eligible Deposit Account in the name of the Subordination Agent maintained at an Eligible Institution, which shall be the Subordination Agent if it shall so qualify, into which all amounts paid under the Class G-2 Above-Cap Liquidity Facility pursuant to Section 3.6(f) shall be deposited.

“Class G-2 Certificateholder” means, at any time, any holder of one or more Class G-2 Certificates.

“Class G-2 Certificates” means the certificates issued by the Class G-2 Trust, substantially in the form of Exhibit A to the Class G-2 Trust Agreement, and authenticated by the Class G-2 Trustee, representing fractional undivided interests in the Class G-2 Trust, and any certificates issued in exchange therefor or replacement thereof pursuant to the terms of the Class G-2 Trust Agreement.

“Class G-2 Deposits” means the Deposits with respect to the Class G-2 Certificates.

“Class G-2 Paying Agent Account” means the Paying Agent Account as defined in the Escrow and Paying Agent Agreement relating to the Class G-2 Certificates.

“Class G-2 Policy” means the MBIA Insurance Corporation Financial Guaranty Insurance Policy No. 43567(2), together with the endorsements thereto, issued as of the Closing Date in favor of the Subordination Agent for the benefit of the Class G-2 Certificateholders, as amended, supplemented or otherwise modified from time to time in accordance with its terms.

“Class G-2 Policy Account” means the Eligible Deposit Account established by the Subordination Agent pursuant to Section 2.2(a)(iii)(y) into which amounts will be deposited pursuant to Section 3.7.

“Class G-2 Primary Cash Collateral Account” means an Eligible Deposit Account in the name of the Subordination Agent maintained at an Eligible Institution, which shall be the Subordination Agent if it shall so qualify, into which all amounts drawn under the Class G-2 Primary Liquidity Facility pursuant to Section 3.6(c), 3.6(d), 3.6(i) or 3.6(k) shall be deposited.

“Class G-2 Primary Liquidity Facility” means, initially, the Revolving Credit Agreement dated as of the date hereof, between the Subordination Agent, as agent and trustee for the Class G-2 Trustee, and the initial Class G-2 Primary Liquidity Provider, and, from and after the replacement of such Agreement pursuant hereto, the Replacement Primary Liquidity Facility therefor, if any, in each case as amended, supplemented or otherwise modified from time to time in accordance with its terms.

“Class G-2 Primary Liquidity Provider” means Landesbank Hessen-Thüringen Girozentrale, together with any Replacement Primary Liquidity Provider which has issued a Replacement Primary Liquidity Facility to replace any Class G-2 Primary Liquidity Facility pursuant to Section 3.6(e).

“Class G-2 Trust” means (i) prior to the Transfer, the JetBlue Airways Pass Through Trust 2004-1G-2-O created and administered pursuant to the Class G-2 Trust Agreement and (ii) after the Transfer, the JetBlue Airways Pass Through Trust 2004-1G-2-S created and administered pursuant to the Class G Trust Agreement.

“Class G-2 Trust Agreement” means (i) prior to the Transfer, the Pass Through Trust Agreement, dated as of the date hereof, between JetBlue and the Class G-2 Trustee, governing the creation and administration of the JetBlue Airways Pass Through Trust 2004-1G-2-O and the

issuance of the Class G-2 Certificates, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms, and (ii) after the Transfer, the Pass Through Trust Agreement entered into between JetBlue and the Class G-2 Trustee, governing the creation and administration of the JetBlue Airways Pass Through Trust 2004-1G-2-S and the issuance of the Class G-2 Certificates, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

“Class G-2 Trustee” means WTC, not in its individual capacity except as expressly set forth in the Class G-2 Trust Agreement, but solely as trustee under the Class G-2 Trust Agreement, together with any successor trustee appointed pursuant thereto.

“Closing Date” means March 24, 2004.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the Treasury Regulations promulgated thereunder.

“Collateral” has the meaning assigned to such term in the Indentures.

“Collection Account” means the Eligible Deposit Account established by the Subordination Agent pursuant to Section 2.2 which the Subordination Agent shall make deposits in and withdrawals from in accordance with this Agreement.

“Consent Period” has the meaning assigned to such term in Section 3.6(d).

“Controlling Party” means the Person entitled to act as such pursuant to the terms of Section 2.6.

“Corporate Trust Office” means, with respect to any Trustee, the Subordination Agent or any Loan Trustee, the office of such Person in the city at which, at any particular time, its corporate trust business shall be principally administered.

“Current Distribution Date” means a Distribution Date specified as a reference date for calculating the Expected Distributions with respect to the Certificates of any Trust as of such Distribution Date.

“Deemed Disposition Event” means, in respect of any Equipment Note, the continuation of an Indenture Event of Default in respect of such Equipment Note without an Actual Disposition Event occurring in respect of such Equipment Note for a period of five years from the date of the occurrence of such Indenture Event of Default.

“Deficiency Amount” has the meaning assigned to such term in Section 3.6(a).

“Delivery Period Expiry Date” means the earlier of (a) March 31, 2005, or, if the Equipment Notes relating to all the Aircraft (or Substitute Aircraft in lieu thereof) have not been purchased by the Trusts on or prior to such date due to any reason beyond the control of JetBlue and not occasioned by JetBlue’s fault or negligence, June 30, 2005 and (b) the date on which Equipment Notes with respect to all Aircraft (or Substitute Aircraft in lieu thereof) have been purchased by the Trusts in accordance with the Note Purchase Agreement.

“Deposit Agreement” shall mean, with respect to any Class, the Deposit Agreement pertaining to such Class dated as of the date hereof between the Escrow Agent and the Depositary, as the same may be amended, modified or supplemented from time to time in accordance with the terms thereof.

“Depositary” means HSH Nordbank AG, New York Branch, a New York State licensed branch office of a Landesbank organized under the laws of Germany, as depositary under each Deposit Agreement, or its successors and assigns.

“Deposits” with respect to any Class, shall have the meaning set forth in the Deposit Agreement pertaining to such Class.

“Designated Representatives” means the Subordination Agent Representatives, the Trustee Representatives and the Provider Representatives identified under Section 2.5.

“Disposition” has the meaning assigned to such term in Section 3.7(c).

“Disposition Payment” has the meaning assigned to such term in Section 3.7(b).

“Distribution Date” means a Regular Distribution Date or a Special Distribution Date.

“Dollars” or “$” means United States dollars.

“Downgrade Drawing” has the meaning assigned to such term in Section 3.6(c).

“Downgrade Event” has the meaning assigned to such term in each Liquidity Facility.

“Downgraded Facility” has the meaning assigned to such term in Section 3.6(c).

“Drawing” means an Interest Drawing, a Final Drawing, a Non-Extension Drawing, a Special Termination Drawing or a Downgrade Drawing, as the case may be.

“Election Distribution Date” has the meaning assigned to such term in Section 3.7(c).

“Election Interest Payment” has the meaning ascribed to such term in Section 3.7(c).

“Eligible Deposit Account” means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any U.S. branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution has a long-term unsecured debt rating from each Rating Agency of at least A-3 or its equivalent.  An Eligible Deposit Account may be maintained with a Primary Liquidity Provider so long as such Primary Liquidity Provider is an Eligible Institution; provided that such Primary Liquidity Provider shall have waived all rights of set-off and counterclaim with respect to such account.

“Eligible Institution” means (a) the corporate trust department of the Subordination Agent or any Trustee, as applicable, or (b) a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any U.S. branch of a foreign bank), which has a long-term unsecured debt rating from each Rating Agency of at least A-3 or its equivalent.

“Eligible Investments” means (a) investments in obligations of, or guaranteed by, the United States Government having maturities no later than 90 days following the date of such investment, (b) investments in open market commercial paper of any corporation incorporated under the laws of the United States of America or any state thereof with a short-term unsecured debt rating issued by Moody’s and short-term issuer credit rating by Standard & Poor’s of at least P-1 and A-1, respectively, having maturities no later than 90 days following the date of such investment or (c) investments in negotiable certificates of deposit, time deposits, banker’s acceptances, commercial paper or other direct obligations of, or obligations guaranteed by, commercial banks organized under the laws of the United States or of any political subdivision thereof (or any U.S. branch of a foreign bank) with short-term unsecured debt ratings and short-term issuer credit ratings of at least P-1 by Moody’s and A-1 by Standard & Poor’s, having maturities no later than 90 days following the date of such investment; provided, however, that (x) all Eligible Investments that are bank obligations shall be denominated in U.S. dollars; and (y) the aggregate amount of Eligible Investments at any one time that are bank obligations issued by any one bank shall not be in excess of 5% of such bank’s capital surplus; provided further that (1) any investment of the types described in clauses (a), (b) and (c) above may be made through a repurchase agreement in commercially reasonable form with a bank or other financial institution qualifying as an Eligible Institution so long as such investment is held by a third party custodian also qualifying as an Eligible Institution, and (2) all such investments set forth in clause (a), (b) or (c) above mature (i) with respect to investments of Scheduled Payments, no later than the Business Day immediately preceding the next Regular Distribution Date and (ii) with respect to investments of Special Payments, no later than the Business Day immediately preceding the Special Distribution Date for such Special Payments; provided further, however, that in the case of any Eligible Investment issued by a domestic branch of a foreign bank, the income from such investment shall be from sources within the United States for purposes of the Code.  Notwithstanding the foregoing, no investment of the types described in clause (b) above which is issued or guaranteed by JetBlue or any of its Affiliates, and no investment in the obligations of any one bank in excess of $10,000,000, shall be an Eligible Investment unless written approval has been obtained from the Policy Provider and a Ratings Confirmation shall have been received with respect to the making of such investment.

“Equipment Notes” means, at any time, the Series G-1 Equipment Notes, Series G-2 Equipment Notes and the Series C Equipment Notes, collectively, and in each case, any Equipment Notes issued in exchange therefor or replacement thereof pursuant to the terms of the Indentures.

“Escrow Agent” means WTC, as escrow agent under each Escrow and Paying Agent Agreement, together with its successors in such capacity.

“Escrow and Paying Agent Agreement” shall mean, with respect to any Class, the Escrow and Paying Agent Agreement pertaining to such Class dated as of the date hereof between the Escrow Agent, the Underwriters, the Trustee for such Class and the Paying Agent, as the same may be amended, modified or supplemented from time to time in accordance with the terms thereof.

“Escrow Receipts” has the meaning assigned to such term in the Escrow and Paying Agent Agreement for the Trusts.

“Excess Interest Policy Drawing” has the meaning assigned to such term in Section 3.7(c).

“Excess Reimbursement Obligations” means, (a) in the event of any Policy Provider Election, the portion of the Policy Provider Obligations that represents interest on the Series G-1 Equipment Notes or Series G-2 Equipment Notes in respect of which the Policy Provider Election has been made in excess of 21 months of interest at the interest rate applicable to such Equipment Note, (b) any interest on the Liquidity Obligations in respect of the Class G-1 Primary Liquidity Facility and, Glass G-2 Primary Liquidity Facility paid by the Policy Provider to the Primary Liquidity Provider from and after the end of the 21-month period referred to in Section 3.7(c) hereof and (c) interest on Policy Drawings as set forth in the Policy Provider Agreement (other than any such interest that constitutes a Policy Provider Obligation).

“Expected Distributions” means, with respect to the Certificates of any Trust on any Current Distribution Date, the difference between (A) the Pool Balance of such Certificates as of the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, the original aggregate face amount of the Certificates of such Trust), and (B) the Pool Balance of such Certificates as of the Current Distribution Date calculated on the basis that (i) the principal of the Non-Performing Equipment Notes held in such Trust has been paid in full and such payments have been distributed to the holders of such Certificates, (ii) the principal of the Performing Equipment Notes held in such Trust have been paid when due (without giving effect to any Acceleration of Performing Equipment Notes) and such payments have been distributed to the holders of such Certificates and (iii) the principal of any Equipment Notes formerly held in such Trust that have been sold pursuant to the terms hereof has been paid in full and such payments have been distributed to the holders of such Certificates, but without giving effect to any reduction in the Pool Balance as a result of any distribution attributable to Deposits occurring after the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, occurring after the initial issuance of the Certificates of such Trust).  For purposes of calculating Expected Distributions with respect to the Certificates of any Trust, any Additional Payment paid on the Equipment Notes held in such Trust which has not been distributed to the Certificateholders of such Trust (other than such Additional Payment or a portion thereof applied to the payment of interest on the Certificates of such Trust or the reduction of the Pool Balance of such Trust) shall be added to the amount of such Expected Distributions.

“Expiry Date” with respect to any Primary Liquidity Facility, shall have the meaning set forth in such Primary Liquidity Facility.

“Fee Letter” means the Fee Letter dated as of the date hereof among JetBlue, Landesbank Hessen-Thüringen Girozentrale and the Subordination Agent with respect to the initial Primary Liquidity Facilities and any fee letter entered into among JetBlue, the Subordination Agent and any Replacement Primary Liquidity Provider.

“Final Distributions” means, with respect to the Certificates of any Trust on any Distribution Date, the sum of (x) the aggregate amount of all accrued and unpaid interest on such Certificates (excluding interest, if any, payable with respect to the Deposits relating to such Trust) and (y) the Pool Balance of such Certificates as of the immediately preceding Distribution Date (less the amount of the Deposits for such Class of Certificates as of such preceding Distribution Date other than any portion of such Deposits thereafter used to acquire Equipment Notes pursuant to the Note Purchase Agreement).  For purposes of calculating Final Distributions with respect to the Certificates of any Trust, any Additional Payment paid on the Equipment Notes held in such Trust which has not been distributed to the Certificateholders of such Trust (other than such Additional Payment or a portion thereof applied to the payment of interest on the Certificates of such Trust or the reduction of the Pool Balance of such Trust) shall be added to the amount of such Final Distributions.

“Final Drawing” has the meaning assigned to such term in Section 3.6(i).

“Final Legal Distribution Date” means (i) with respect to the Class G-1 Certificates, June 15, 2015, (ii) with respect to the Class G-2 Certificates, September 15, 2015 and (iii) with respect to the Class C Certificates, September 15, 2009.

“Financing Agreement” means each of the Participation Agreements and the Note Purchase Agreement.

“Guarantee Agreement” has the meaning assigned to such term in the Recitals.

“Guarantor” has the meaning assigned to such term in the Recitals.

“Indenture” means each of the Trust Indentures entered into by the Loan Trustee and JetBlue pursuant to the Note Purchase Agreement, in each case as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

“Indenture Default” means, with respect to any Indenture, any Default (as such term is defined in such Indenture) thereunder.

“Indenture Event of Default” means, with respect to any Indenture, any Event of Default (as such term is defined in such Indenture) thereunder.

“Individual Drawn Percentage” means, as of any date, with respect to an Interest Drawing under a Primary Liquidity Facility or a withdrawal from a Primary Cash Collateral Account pursuant to Section 3.6(f)(i)(A), (ii)(A) or (iii)(A), a fraction (x) the numerator of which is the outstanding amount of such Interest Drawing or such withdrawal as of such date and (y) the denominator of which is the applicable Required Amount as of the date of such Interest Drawing or withdrawal, calculated in accordance with clause (i) of the definition of “Required Amount” as of the date of such Interest Drawing or such withdrawal and on the basis of the lower of the applicable Stated Interest Rate and the applicable Capped Interest Rate as of the date of such Interest Drawing or such withdrawal, as the case may be.   Repayments of Interest

Drawings or such withdrawals shall be deemed to have been made in the order in which such Interest Drawings or withdrawals were made.

“Interest Drawing” has the meaning assigned to such term in Section 3.6(a).

“Interest Payment Date” means, with respect to any Primary Liquidity Facility, the final day of each Interest Period (as defined in such Primary Liquidity Facility) thereunder.

“Interest Period” with respect to any Indenture, has the meaning assigned to such term in such Indenture.

“Investment Earnings” means investment earnings on funds on deposit in the Trust Accounts net of losses and investment expenses of the Subordination Agent in making such investments.

“ISTAT” means the International Society of Transport Aircraft Trading.

“JetBlue” means JetBlue Airways Corporation, a Delaware corporation, and its successors and assigns.

“JetBlue Bankruptcy Event” means the occurrence and continuation of any of the following:

(a)           JetBlue shall consent to the appointment of or the taking of possession by a receiver, trustee or liquidator of itself or of substantially all of its property, or shall make a general assignment for the benefit of creditors, or JetBlue shall file a voluntary petition in bankruptcy or a voluntary petition or an answer seeking reorganization, liquidation or other relief in a case under any bankruptcy laws or other insolvency laws (as in effect at such time) or an answer admitting the material allegations of a petition filed against JetBlue in any such case, or JetBlue shall seek relief by voluntary petition, answer or consent, under the provisions of any other bankruptcy or other similar law providing for the reorganization or winding-up of corporations (as in effect at such time) or JetBlue shall seek an agreement, composition, extension or adjustment with its creditors under such laws, or JetBlue’s board of directors shall adopt a resolution authorizing corporate action in furtherance of any of the foregoing; or

(b)           an order, judgment or decree shall be entered by any court of competent jurisdiction appointing, without the consent of JetBlue, a receiver, trustee or liquidator of JetBlue or of substantially all of its property, or substantially all of the property of JetBlue shall be sequestered, or granting any other relief in respect of JetBlue as a debtor under any bankruptcy laws or other insolvency laws (as in effect at such time), and any such order, judgment or decree of appointment or sequestration shall remain in force undismissed, unstayed and unvacated for a period of 90 days after the date of entry thereof; or

(c)           a petition against JetBlue in a case under any bankruptcy laws or other insolvency laws (as in effect at such time) is filed and not withdrawn or dismissed within 90 days thereafter, or if, under the provisions of any law providing for reorganization or winding-up of corporations which may apply to JetBlue, any court of competent jurisdiction assumes jurisdiction, custody or control of JetBlue or of any substantial part of its property and such jurisdiction, custody or control remains in force unrelinquished, unstayed and unterminated for a period of 90 days.

“JetBlue Provisions” has the meaning specified in Section 9.1(a).

“Last Payment Date” has the meaning assigned to such term in Section 3.7(c).

“Lending Office” means, with respect to any Primary Liquidity Facility, the office of the Primary Liquidity Provider thereunder, presently located at Frankfurt, Germany or such other office as such Liquidity Provider from time to time shall notify the applicable Trustee as its “Lending Office” under any such Primary Liquidity Facility; provided that such Primary Liquidity Provider shall not change its Lending Office to another Lending Office outside the United States of America except in accordance with Section 3.01, 3.02 or 3.03 of any such Primary Liquidity Facility.

“LIBOR Business Day” means any day on which dealings are carried on in the London interbank market.

“Lien” means any mortgage, pledge, lien, charge, claim, disposition of title, encumbrance, lease, sublease, sub-sublease or security interest of any kind, including, without limitation, any thereof arising under any conditional sales or other title retention agreement.

“Liquidity Event of Default” with respect to any Primary Liquidity Facility, has the meaning assigned to such term in such Primary Liquidity Facility.

“Liquidity Expenses” means, with respect to the Primary Liquidity Facilities, all Liquidity Obligations other than (i) the amount of any Drawings under the Primary Liquidity Facilities and (ii) any interest accrued on any Liquidity Obligations.

“Liquidity Facility” means, at any time, a Primary Liquidity Facility or an Above-Cap Liquidity Facility, as applicable.

“Liquidity Obligations” means all principal, interest, fees and other amounts owing to the Primary Liquidity Providers under the Primary Liquidity Facilities, Section 9.1 of the Participation Agreements or the Fee Letter.

“Liquidity Provider” means, at any time, any Primary Liquidity Provider or any Above-Cap Liquidity Provider, as applicable.

“Loan Trustee” means, with respect to any Indenture, the mortgagee thereunder.

“Minimum Sale Price” means, with respect to any Aircraft or the Equipment Notes issued in respect of such Aircraft, at any time, the lesser of (a) in the case of such Aircraft, 75%, or in the case of such Equipment Notes, 80% of the Appraised Current Market Value of such Aircraft and (b) the aggregate outstanding principal amount of such Equipment Notes, plus accrued and unpaid interest thereon.

“Moody’s” means Moody’s Investors Service, Inc.

“Non-Controlling Party” means, at any time, any of the Trustees, the Liquidity Providers or the Policy Provider which is not the Controlling Party at such time.

“Non-Extended Facility” has the meaning assigned to such term in Section 3.6(d).

“Non-Extension Drawing” has the meaning assigned to such term in Section 3.6(d).

“Non-Performing Equipment Note” means an Equipment Note issued pursuant to an Indenture that is not a Performing Equipment Note.

“Note Holder” with respect to an Indenture, has the meaning assigned to such term in such Indenture.

“Note Purchase Agreement” means the Note Purchase Agreement dated as of the date hereof, among JetBlue, each Trustee, the Escrow Agent, the Subordination Agent and the Paying Agent.

“Notice for Payment” means a Notice of Nonpayment as such term is defined in the Policy.

“Notice of Avoided Payment” has the meaning assigned to such term in the Policy.

“Officer’s Certificate” of any Person means a certification signed by a Responsible Officer of such Person.

“Operative Agreements” means this Agreement, the Liquidity Facilities, the Policies, the Policy Provider Agreement, the Indentures, the Trust Agreements, the Underwriting Agreement, the Financing Agreements, the Fee Letter, the Policy Fee Letter, the Equipment Notes and the Certificates, together with all exhibits and schedules included with any of the foregoing.

“Order” has the meaning assigned to such term in the Policy.

“Outstanding” means, when used with respect to each Class of Certificates, as of the date of determination, all Certificates of such Class theretofore authenticated and delivered under the related Trust Agreement, except:

(i)            Certificates of such Class theretofore canceled by the Registrar (as defined in such Trust Agreement) or delivered to the Trustee thereunder or such Registrar for cancellation;

(ii)           Certificates of such Class for which money in the full amount required to make the Final Distribution with respect to such Certificates pursuant to Section 11.01 of such Trust Agreement has been theretofore deposited with the related Trustee in trust for the holders of such Certificates as provided in Section 4.01 of such Trust Agreement pending distribution of such money to such Certificateholders pursuant to such Final Distribution payment; and

(iii)          Certificates of such Class in exchange for or in lieu of which other Certificates have been authenticated and delivered pursuant to such Trust Agreement;

provided, however, that in determining whether the holders of the requisite Outstanding amount of such Certificates have given any request, demand, authorization, direction, notice, consent or waiver hereunder, any Certificates owned by JetBlue or any of its Affiliates shall be disregarded and deemed not to be Outstanding, except that, in determining whether such Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Certificates that such Trustee knows to be so owned shall be so disregarded.  Certificates so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the applicable Trustee the pledgee’s right so to act with respect to such Certificates and that the pledgee is not JetBlue or any of its Affiliates.

“Overdue Scheduled Payment” means any Scheduled Payment which is not in fact received by the Subordination Agent within ten Business Days after the Scheduled Payment Date relating thereto.

“Participation Agreement” means, with respect to each Indenture, the “Participation Agreement” referred to therein.

“Payee” has the meaning assigned to such term in Section 2.4(e).

“Paying Agent” means WTC, as paying agent under each Escrow and Paying Agent Agreement, together with its successors in such capacity.

“Performing Equipment Note” means an Equipment Note with respect to which no payment default has occurred and is continuing (without giving effect to any Acceleration); provided that in the event of a bankruptcy proceeding under the Bankruptcy Code under which JetBlue is a debtor, (i) any payment default existing during the 60-day period under Section 1110(a)(2)(A) of the Bankruptcy Code (or such longer period as may apply under Section 1110(b) of the Bankruptcy Code) (the “Section 1110 Period”) shall not be taken into consideration until the expiration of the applicable period, (ii) any payment default occurring after the date of the order of relief in such proceeding but during the Section 1110 Period will not be taken into consideration if such payment default is cured under Section 1110(a)(2)(B) of the Bankruptcy Code before the later of 30 days after the date of such default or the expiration of the Section 1110 Period and (iii) any payment default occurring after the Section 1110 Period will not be taken into consideration if such payment default is cured before the end of the grace period, if any, set forth in the related Indenture.

“Performing Note Deficiency” means any time that less than 65% of the then aggregate outstanding principal amount of all Equipment Notes are Performing Equipment Notes.

“Permitted Liens” has the meaning assigned to such term in the Indentures.

“Person” means any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, trustee, unincorporated organization or government or any agency or political subdivision thereof.

“Policy” means the Class G-1 Policy or the Class G-2 Policy, as applicable, and “Policies” shall mean both such policies.

“Policy Account” means the Class G-1 Policy Account or the Class G-2 Policy Account, as the case may be.

“Policy Drawing” means, with respect to a Policy, any payment of a claim under such Policy.

“Policy Expenses” means all amounts (including amounts in respect of expenses or indemnities) due to the Policy Provider under the Policy Provider Agreement or the Financing Agreements other than (i) any amounts due under the Policy Fee Letter, (ii) the amount of any Excess Reimbursement Obligations, (iii) any Policy Drawing and interest accrued thereon, (iv) any interest accrued on any Policy Provider Obligations, (v) reimbursement of and interest on the Liquidity Obligations in respect of the Primary Liquidity Facilities paid by the Policy Provider to any Primary Liquidity Provider, (vi) any indemnity payments owed to the Policy Provider and (vii) any amounts that the Policy Provider is entitled to receive by virtue of the subrogation rights of the Policy Provider hereunder, including, without limitation, fees and expenses incurred in connection with the enforcement of such rights.

“Policy Fee Letter” means the fee letter, dated March 24, 2004 from the Policy Provider to JetBlue and the Subordination Agent.

“Policy Provider” means MBIA Insurance Corporation.

“Policy Provider Agreement” means the Insurance and Indemnity Agreement dated as of the date hereof among the Subordination Agent, as agent and trustee for the Class G-1 Trustee and Class G-2 Trustee, JetBlue and the Policy Provider as amended, supplemented or otherwise modified from time to time in accordance with its terms.

“Policy Provider Default” shall mean the occurrence of any of the following events (a) the Policy Provider fails to make a payment required under either Policy in accordance with its terms and such failure remains unremedied for 2 Business Days following the delivery of Written Notice of such failure to the Policy Provider or (b) the Policy Provider (i) files any petition or commences any case or proceeding under any provisions of any federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization, (ii) makes a general assignment for the benefit of its creditors or (iii) has an order for relief entered against it under any federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization that is final and nonappealable, or (c) a court of competent jurisdiction, the New York Insurance Department or another competent regulatory authority enters a final and nonappealable order, judgment or decree (i) appointing a custodian, trustee, agent or receiver for the Policy Provider or for all or any material portion of its property or (ii) authorizing the taking of possession by a custodian, trustee, agent or receiver of the Policy Provider (or taking of possession of all or any material portion of the Policy Provider’s property).

“Policy Provider Documents” means each Policy, the Policy Provider Agreement and the Policy Fee Letter.

“Policy Provider Election” has the meaning assigned to such term in Section 3.7(c).

“Policy Provider Interest Obligations” means any interest on any Policy Drawing made to cover any shortfall attributable to any failure of the relevant Primary Liquidity Provider to honor any Interest Drawing in accordance with Section 2.02(a) of the applicable Primary Liquidity Facility in an amount equal to the amount of interest that would have accrued on such Interest Drawing if such Interest Drawing had been made in accordance with Section 2.02(a) of such Primary Liquidity Facility, at the interest rate applicable to such Interest Drawing until such Policy Drawing has been repaid in full up to a maximum of six such Policy Drawings.

“Policy Provider Obligations” means all reimbursement and other amounts, including, without limitation, fees and indemnities (to the extent not included in Policy Expenses), due to the Policy Provider under the Policy Provider Agreement but shall not include (i) any amounts under the Policy Fee Letter and (ii) any interest on Policy Drawings except Policy Provider Interest Obligations.

“Policy Provider Rating” shall mean the respective ratings by each of the Ratings Agencies of the Policy Provider’s financial strength in respect of the Policy.

“Policy Provider Threshold Rating” shall mean a Policy Provider Rating of Aaa by Moody’s and AAA by Standard & Poor’s.

“Pool Balance” means, with respect to each Trust or the Certificates issued by any Trust, as of any date, (i) the original aggregate face amount of the Certificates of such Trust less (ii) the aggregate amount of all payments made in respect of the Certificates of such Trust or in respect of Deposits relating to such Trust other than payments made in respect of interest or Additional Payment thereon or reimbursement of any costs and expenses in connection therewith.  The Pool Balance for each Trust or for the Certificates issued by any Trust as of any Distribution Date shall be computed after giving effect to any special distribution with respect to unused Deposits, payment of principal of the Equipment Notes, payments under the related Policy (other than in respect of interest on the Certificates) or payment with respect to other Collateral held in such Trust and the distribution thereof to be made on that date.

“Post-Default Appraisal” has the meaning assigned to such term in Section 4.1(a).

“Preferred C Pool Balance” means, as of any date, the excess of (A) the Pool Balance of the Class C Certificates as of the immediately preceding Distribution Date (or, if such date is on or before the first Distribution Date, the original aggregate face amount of the Class C Certificates) (after giving effect to distributions made on such date) over (B) (i) the outstanding principal amount of each Series C Equipment Note which remains unpaid as of such date subsequent to the disposition of the Collateral (as defined in the Indenture pursuant to which such Series C Equipment Note was issued), (ii) the outstanding principal amount of each Series C Equipment Note which remains unpaid as of such date subsequent to the scheduled date of mandatory redemption of such Series C Equipment Note following an Event of Loss with respect to the Aircraft which secured such Series C Equipment Note, (iii) the difference between (x) the outstanding amount of principal and interest as of the date of sale of each Series C Equipment Note previously sold and (y) the purchase price received with respect to the sale of such Series C

Equipment Note and (iv) the amount of principal outstanding on any Series C Equipment Note with respect to which a Deemed Disposition Event has occurred.

“Preference Amount” has the meaning assigned to such term in the Policy.

“Prepayment Premium” has the meaning set forth in the Indenture.

“Primary Cash Collateral Account” means the Class G-1 Primary Cash Collateral Account, the Class G-2 Primary Cash Collateral Account or the Class C Primary Cash Collateral Account, as applicable.

“Primary Liquidity Facility” means, at any time, the Class G-1 Primary Liquidity Facility, the Class G-2 Primary Liquidity Facility or the Class C Primary Liquidity Facility, as applicable.

“Primary Liquidity Provider” means, at any time, the Class G-1 Primary Liquidity Provider, the Class G-2 Primary Liquidity Provider or the Class C Primary Liquidity Provider, as applicable.

“Prior Funds” means, with respect to any Distribution Date, (i) with respect to the Class G-1 Certificates, any amounts received by the Escrow Agent in the Class G-1 Paying Agent Account in respect of accrued interest on the Class G-1 Deposits, any Drawing paid under the Class G-1 Primary Liquidity Facility in respect of interest due on the Class G-1 Certificates on such Distribution Date and any withdrawal of funds from the Class G-1 Primary Cash Collateral Account and the Class G-1 Above-Cap Account in respect of such interest and (ii) with respect to the Class G-2 Certificates, any amounts received by the Escrow Agent in the Class G-2 Paying Agent Account in respect of accrued interest on the Class G-2 Deposits, any Drawing paid under the Class G-2 Primary Liquidity Facility in respect of interest due on the Class G-2 Certificates on such Distribution Date and any withdrawal of funds from the Class G-2 Primary Cash Collateral Account and the Class G-2 Above-Cap Account in respect of such interest.

“Proceeding” means any suit in equity, action at law or other judicial or administrative proceeding.

“Provider Incumbency Certificate” has the meaning assigned to such term in Section 2.5(c).

“Provider Representatives” has the meaning assigned to such term in Section 2.5(c).

“PTC Event of Default” means, with respect to each Trust Agreement, the failure to pay within 10 Business Days after the applicable Distribution Date:  (i) the outstanding Pool Balance of the applicable Class of Certificates on the Final Legal Distribution Date for such Class (unless, in the case of the Class G-1 Certificates or Class G-2 Certificates, the Subordination Agent shall have made a drawing under the related Policy in an aggregate amount sufficient to pay such outstanding Pool Balance and shall have distributed such amount to the Class G-1 Trustee and/or Class G-2 Trustee, as the case may be) or (ii) interest due on such Certificates on any Distribution Date (unless the Subordination Agent shall have made an Interest Drawing, or a withdrawal from the related Cash Collateral Account or the related Above-Cap Account, or in the case of the Class G-1 Trust or Class G-2 Trust, a drawing under the related Policy, with respect thereto in an aggregate amount sufficient to pay such interest and shall have distributed such amount to the Trustee entitled thereto).

“Rating Agencies” means, collectively, at any time, each nationally recognized rating agency which shall have been requested to rate the Certificates and which shall then be rating the Certificates.  The initial Rating Agencies will be Moody’s and Standard & Poor’s.

“Ratings Confirmation” means, with respect to any action proposed to be taken, a written confirmation from each of the Rating Agencies that such action would not result in (i) a reduction of the rating for any Class of Certificates below the then current rating for such Class of Certificates such ratings as determined (without regard to the Policies in respect of the Class G-1 Certificates and Class G-2 Certificates) or (ii) a withdrawal or suspension of the rating of any Class of Certificates.

“Regular Distribution Dates” means each March 15, June 15, September 15 and December 15, commencing on June 15, 2004; provided, however, that, if any such day shall not be a Business Day, the related distribution shall be made on the next succeeding Business Day.

“Replacement Above-Cap Liquidity Facility” means an irrevocable interest rate cap agreement (or agreements) for the same term as the Above-Cap Liquidity Facility being replaced, in substantially the same form of the Above-Cap Liquidity Facility being replaced or in such other form (which may include a letter of credit) as shall permit the Rating Agencies to issue in writing, and the Rating Agencies shall have issued in writing, a Ratings Confirmation (before the downgrading of the ratings on the Certificates, if any, as a result of any downgrading of the Above-Cap Liquidity Provider and without regard to the Policies), issued by a Person (or Person(s)) having short-term unsecured debt ratings or short-term issuer credit ratings, as the case may be, issued by Moody’s and S&P that are equal to or higher than the applicable Threshold Rating (which Person, in the case of the Class G-1 Above-Cap Liquidity Facility and the Class G-2 Above-Cap Liquidity Facility will be consented to by the Policy Provider, which consent shall not be unreasonably withheld or delayed).

“Replacement Above-Cap Liquidity Provider” means a Person (or Persons) who issue a Replacement Above-Cap Liquidity Facility.

“Replacement Primary Liquidity Facility” means, for any Primary Liquidity Facility, an irrevocable revolving credit agreement (or agreements) in substantially the form of the replaced Primary Liquidity Facility, including reinstatement provisions, or in such other form (which may include a letter of credit) as shall permit the Rating Agencies to confirm in writing their respective ratings then in effect for the related Certificates (before downgrading of such ratings, if any, as a result of the downgrading of the applicable Primary Liquidity Provider and without regard to the Policies) and, in the case of the Class G-1 Liquidity Facility and Class G-2 Liquidity Facility only, consented to by the Policy Provider, which consent shall not be unreasonably withheld or delayed, in a face amount (or in an aggregate face amount) equal to the Required Amount and issued by a Person (or Persons) having short-term unsecured debt ratings or short-term issuer credit ratings, as the case may be, issued by both Rating Agencies which are equal to or higher than the Threshold Rating.  Without limitation of the form that a Replacement Primary Liquidity Facility otherwise may have pursuant to the preceding sentence, a Replacement Primary Liquidity Facility for any Class of Certificates may have a stated expiration date earlier than 15 days after the Final Legal Distribution Date of such Class of Certificates so long as such Replacement Primary Liquidity Facility provides for a Non-Extension Drawing as contemplated by Section 3.6(d) hereof.

“Replacement Primary Liquidity Provider” means a Person (or Persons) who issues a Replacement Primary Liquidity Facility.

“Required Amount” means, with respect to each Primary Liquidity Facility, or the Primary Cash Collateral Account, for any Class, for any day, (i) so long as there is no Interest Drawing made thereunder remaining unreimbursed on such day, the aggregate amount of interest, calculated at the rate per annum equal to the applicable Capped Interest Rate for the related Class of Certificates, that would be payable on such Class of Certificates on each of the six successive Regular Distribution Dates immediately following such day, without regard to expected future distributions of principal on such Class of Certificates or (ii) if one or more Interest Drawings made thereunder remain unreimbursed on such day, the sum of (x) the unreimbursed amount of such Interest Drawing(s) and (y) product of (A) the Undrawn Percentage and (B) the amount determined pursuant to clause (i) as if no Interest Drawings were outstanding and unreimbursed on such date.  The “Undrawn Percentage” as of any date is equal to one hundred percent minus the sum of the Individual Drawn Percentages for the Interest Drawings that are unreimbursed as of such date.  The Pool Balance for purposes of the definition of Required Amount with respect to the Class G-1 Primary Liquidity Facility and Class G-2 Primary Liquidity Facility shall, in the event of any Policy Provider Election, be deemed to be reduced by the amount (if positive) by which (a) the then outstanding principal balance of each Series G-1 Equipment Note and Series G-2 Equipment Note in respect of which such Policy Provider Election has been made shall exceed (b) the amount of any Policy Drawings previously paid by the Policy Provider in respect of principal on such Series G-1 Equipment Note and Series G-2 Equipment Note.  The Pool Balance for purposes of the definition of Required Amount with respect to the Class C Primary Liquidity Facility shall be the Preferred C Pool Balance as of the applicable date of determination.

“Reserve Account” means the Eligible Deposit Account established by the Subordination Agent pursuant to Section 2.2 from which the Subordination Agent shall make withdrawals to fund the Post-Default Appraisals in accordance with Section 4.1 hereof.

“Reserve Amount” means $75,000.

“Responsible Officer” means (i) with respect to the Subordination Agent and each of the Trustees, any officer in the corporate trust administration department of the Subordination Agent or such Trustee with direct responsibility for the administration of the transactions contemplated hereby, and also means with respect to a particular corporate trust matter any officer of the Subordination Agent or such Trustee (as applicable) to whom any corporate trust matter is referred because of his knowledge of and familiarity with a particular subject, (ii) with respect to each Liquidity Provider, any authorized officer of such Liquidity Provider, and (iii) with respect to the Policy Provider, any authorized officer of the Policy Provider.

“Scheduled Payment” means, with respect to any Equipment Note, (i) any payment of principal or interest on such Equipment Note (other than an Overdue Scheduled Payment) due from the obligor thereon or (ii) any payment of interest on the corresponding Class of Certificates with funds drawn under the Primary Liquidity Facility for such Class or withdrawn from the Primary Cash Collateral Account or the Above-Cap Account for such Class (or, in the case of any Series G-1 Equipment Note or Series G-2 Equipment Note, drawn under the related Policy), which payment represents the installment of principal at the stated maturity of such installment of principal on such Equipment Note, the payment of regularly scheduled interest accrued on the unpaid principal amount of such Equipment Note, or both; provided that any payment of principal of, Additional Payment, if any, or interest resulting from the redemption or purchase of any Equipment Note shall not constitute a Scheduled Payment.

“Scheduled Payment Date” means, with respect to any Scheduled Payment, the date on which such Scheduled Payment is scheduled to be made.

“Section 2.4(a) Fraction” has the meaning assigned to such term in Section 2.4(a).

“Series C Equipment Notes” means the Series C Equipment Notes issued pursuant to any Indenture by JetBlue and authenticated by the Loan Trustee thereunder, and any such Equipment Notes issued in exchange therefor or replacement thereof pursuant to the terms of such Indenture.

“Series G-1 Equipment Notes” means the Series G-1 Equipment Notes issued pursuant to any Indenture by JetBlue and authenticated by the Loan Trustee thereunder, and any such Equipment Notes issued in exchange therefor or replacement thereof pursuant to the terms of such Indenture.

“Series G-2 Equipment Notes” means the Series G-2 Equipment Notes issued pursuant to any Indenture by JetBlue and authenticated by the Loan Trustee thereunder, and any such Equipment Notes issued in exchange therefor or replacement thereof pursuant to the terms of such Indenture.

“Special Distribution Date” means with respect to any Special Payment:  (i) the date chosen by the Subordination Agent pursuant to Section 2.4(a) for the distribution of such Special Payment in accordance with this Agreement, whether distributed pursuant to Section 2.4 or Section 3.2 hereof, (ii) an Election Distribution Date or (iii) the date chosen by the Subordination Agent pursuant to Section 3.7(b), 3.7(c) or Section 3.7(e), as the case may be, for the distribution of such Special Payment in accordance with the provisions thereof or otherwise designated as a Special Distribution Date.

“Special Payment” means any payment (other than a Scheduled Payment) in respect of, or any proceeds of, any Equipment Note or Collateral.

“Special Payments Account” means the Eligible Deposit Account created pursuant to Section 2.2 as a sub-account to the Collection Account.

“Special Termination Drawing” has the meaning assigned to such term in Section 3.6(k).

“Special Termination Notice” with respect to any Primary Liquidity Facility has the meaning assigned to such term in such Primary Liquidity Facility.

“Standard & Poor’s” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

“Stated Amount” with respect to any Primary Liquidity Facility, means the Maximum Commitment (as defined in such Primary Liquidity Facility).

“Stated Expiration Date” has the meaning specified in Section 3.6(d).

“Stated Interest Rate” means for each interest period (i) with respect to the Class G-1 Certificates, Three-Month LIBOR plus 0.375% per annum, (ii) with respect to the Class G-2 Certificates, Three-Month LIBOR plus 0.420% per annum and (iii) with respect to the Class C Certificates, Three-Month LIBOR plus 4.250% per annum; provided, that if a payment default on any Equipment Note exists on any Regular Distribution Date, from such Regular Distribution Date and for each full interest period while such default is continuing, the Stated Interest Rate for each Class of Certificates shall not exceed the applicable Capped Interest Rate for such Class.

“Subordination Agent” has the meaning assigned to it in the preliminary statements to this Agreement.

“Subordination Agent Incumbency Certificate” has the meaning assigned to such term in Section 2.5(a).

“Subordination Agent Representatives” has the meaning assigned to such term in Section 2.5(a).

“Substitute Aircraft” shall have the meaning set forth in the Note Purchase Agreement.

“Successor Trusts” means, collectively, JetBlue Airways Pass Through Trust 2004-1G-1-S, JetBlue Airways Pass Through Trust 2004-1G-2-S and JetBlue Airways Pass Through Trust 2004-1C-S.

“Tax” and “Taxes” mean any and all taxes, levies, duties, tariffs, imposts and other charges of a similar kind (together with any and all interest, penalties, loss, damage, liability, expense, additions to tax and additional amounts or costs incurred or imposed with respect thereto) imposed or otherwise assessed by the United States of America or by any state, local or foreign government (or any subdivision or agency thereof) or other taxing authority, including, without limitation:  taxes on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers’ compensation, unemployment compensation, or net worth; taxes in the nature of excise, withholding, ad valorem, stamp, transfer, non-recoverable value added, taxes on goods and services and gains taxes.

“Tax Letter” means that certain Tax Letter dated as of the date hereof among JetBlue, Landesbank Hessen-Thüringen Girozentrale and the Subordination Agent with respect to the initial Primary Liquidity Facilities.

“Termination Amount”, with respect to an Above-Cap Liquidity Facility, has the meaning assigned to such term in such Above-Cap Liquidity Facility.

“Termination Notice” with respect to any Primary Liquidity Facility has the meaning assigned to such term in such Primary Liquidity Facility.

“Three-Month LIBOR” has the meaning assigned to such term in the applicable Indentures.

“Threshold Rating” means the short-term unsecured debt rating of P-1 by Moody’s and short-term issuer credit rating of A-1 by Standard & Poor’s for each Liquidity Provider.

“Transfer” means, with respect to any particular Trust, the transfers contemplated by the Assignment and Assumption Agreement with respect to such Trust.

“Treasury Regulations” means regulations, including proposed or temporary regulations, promulgated under the Code.  References herein to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.

“Triggering Event” means (x) the occurrence of an Indenture Event of Default under all of the Indentures resulting in a PTC Event of Default with respect to the most senior Class of Certificates then Outstanding, (y) the Acceleration of all of the outstanding Equipment Notes (provided that, with respect to the period prior to the Delivery Period Expiry Date, the aggregate principal balance of such Equipment Notes is in excess of $300 million) or (z) the occurrence of a JetBlue Bankruptcy Event.

“Trust” means any of the Class G-1 Trust, the Class G-2 Trust or the Class C Trust.

“Trust Accounts” has the meaning assigned to such term in Section 2.2(a).

“Trust Agreement” means any of the Class G-1 Trust Agreement, the Class G-2 Trust Agreement or the Class C Trust Agreement.

“Trustee” means any of the Class G-1 Trustee, the Class G-2 Trustee or the Class C Trustee.

“Trustee Incumbency Certificate” has the meaning assigned to such term in Section 2.5(b).

“Trustee Representatives” has the meaning assigned to such term in Section 2.5(b).

“Underwriters” means the several underwriters listed as such in the Underwriting Agreement.

“Underwriting Agreement” means the Underwriting Agreement dated March 18, 2004 among the Underwriters and JetBlue, relating to the purchase of the Certificates by the

Underwriters, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

“Unindemnified Tax” means (i) any Tax imposed on the net income, net worth or capital, any franchise Tax or similar doing business Tax of the Subordination Agent, and (ii) any withholding Tax imposed by the United States (including, without limitation, any withholding Tax imposed by the United States which is imposed or increased as a result of the Subordination Agent’s failing to deliver to the Company any certificate or document necessary to establish that payments under this Agreement are exempt from withholding Tax).

“Written Notice” means, from the Subordination Agent, any Trustee, any Liquidity Provider or the Policy Provider, a written instrument executed by the Designated Representative of such Person.  An invoice delivered by a Liquidity Provider pursuant to Section 3.1 in accordance with its normal invoicing procedures shall constitute Written Notice under such Section.

“WTC” has the meaning assigned to such term in the recital of parties to this Agreement.

ARTICLE II

TRUST ACCOUNTS; CONTROLLING PARTY

Section 2.1.            Agreement to Terms of Subordination; Payments from Monies Received Only.  (a) Each Trustee hereby (i) acknowledges and agrees to the terms of subordination and distribution set forth in this Agreement in respect of each Class of Certificates, (ii) agrees to enforce such provisions and cause all payments in respect of the Equipment Notes and the Liquidity Facilities and the Policies to be applied in accordance with the terms of this Agreement and (iii) with respect to payment in respect of the Equipment Notes received by it, agrees to allocate such payments first, to interest payable in respect of the Certificates issued by it, second, to amounts distributable in respect of the Pool Balance of such Certificates, and third, to Additional Payments, if any, payable in respect of such Certificates.  In addition, each Trustee hereby agrees to cause the Equipment Notes purchased by the related Trust to be registered in the name of the Subordination Agent or its nominee, as agent and trustee for such Trustee, to be held in trust by the Subordination Agent solely for the purpose of facilitating the enforcement of the subordination and other provisions of this Agreement.

(b)           Except as otherwise expressly provided in the next succeeding sentence of this Section 2.1, all payments to be made by the Subordination Agent hereunder shall be made only from amounts received by it that constitute Scheduled Payments, Special Payments or other payments under the Operative Agreements, including payments under Section 9.1 of the Participation Agreements and payments under Sections 6 and 7 of the Note Purchase Agreement, and only to the extent that the Subordination Agent shall have received sufficient income or proceeds therefrom to enable it to make such payments in accordance with the terms hereof.  Each of the Trustees and the Subordination Agent hereby agrees and, as provided in each Trust Agreement, each Certificateholder, by its acceptance of a Certificate, each Primary Liquidity Provider, by entering into the Primary Liquidity Facility to which it is a party, and the Policy Provider, by entering into the Policy Provider Agreement, have agreed to look solely to such amounts to the extent available for distribution to them as provided in this Agreement and to the relevant Deposits and that none of the Trustees, Loan Trustees, the Subordination Agent or WTC is personally liable to any of them for any amounts payable or any liability under this Agreement, any Trust Agreement, any Primary Liquidity Facility, the Policy Provider Agreement or such Certificate, except (in the case of the Subordination Agent) as expressly provided herein or (in the case of the Trustees) as expressly provided in each Trust Agreement or (in the case of the Loan Trustees) as expressly provided in any Operative Agreement.

Section 2.2.            Trust Accounts.  (a) Upon the execution of this Agreement, the Subordination Agent shall establish and maintain in its name (i) the Collection Account as an Eligible Deposit Account, bearing a designation clearly indicating that the funds deposited therein are held in trust for the benefit of the Trustees, the Certificateholders, the Primary Liquidity Providers and the Policy Provider, (ii) as a sub-account in the Collection Account, the Special Payments Account as an Eligible Deposit Account, bearing a designation clearly indicating that the funds deposited therein are held in trust for the benefit of the Trustees, the Certificateholders, the Primary Liquidity Providers and the Policy Provider, (iii) (x) a Class G-1 Policy Account as an Eligible Deposit Account bearing a designation clearly indicating that the funds deposited therein are held in trust for the benefit of the Class G-1 Certificateholders and (y) a Class G-2 Policy Account as an Eligible Deposit Account bearing a designation clearly indicating that the funds deposited therein are held in trust for the benefit of the Class G-2 Certificateholders, (iv) the Reserve Account as an Eligible Deposit Account, bearing a designation clearly indicating that the funds deposited therein are held in trust for the benefit of the Trustees and the Certificateholders, (v) a Class G-1 Above-Cap Account, a Class G-2 Above-Cap Account and a Class C Above-Cap Account, each bearing a designation clearly indicating that the funds deposited therein are held in trust for the benefit of the related Trustee and Certificateholders.  The Subordination Agent shall establish and maintain the Cash Collateral Accounts pursuant to and under the circumstances set forth in Section 3.6(f) hereof.  Upon such establishment and maintenance under Section 3.6(f) hereof, the Cash Collateral Accounts shall, together with the Collection Account, the Policy Accounts and the Above-Cap Accounts, constitute the “Trust Accounts” hereunder.  Without limiting the foregoing, all monies credited to the Trust Accounts shall be, and shall remain, the property of the relevant Trust(s).

(b)           Funds on deposit in the Trust Accounts shall be invested and reinvested by the Subordination Agent in Eligible Investments selected by the Subordination Agent if such investments are reasonably available and have maturities no later than the earlier of (i) 90 days following the date of such investment and (ii) the Business Day immediately preceding the Regular Distribution Date or the date of the related distribution pursuant to Section 2.4 hereof, as the case may be, next following the date of such investment (provided that the Subordination Agent shall invest and reinvest funds on deposit in the Above-Cap Accounts and the Above-Cap Reserve Accounts in the manner specified in Schedule 2.2(b) attached hereto, subject to the foregoing limitation on maturity of such investment); provided, further, that following the making of (i) a Downgrade Drawing or a Special Termination Drawing under any Primary Liquidity Facility, the Subordination Agent shall invest and reinvest such amounts in Eligible Investments at the direction of JetBlue or (ii) a Non-Extension Drawing under any Primary Liquidity Facility, the Subordination Agent shall invest and reinvest such amounts in Eligible Investments pursuant to the written instructions of the Primary Liquidity Provider funding such Non-Extension Drawing; provided further, however, that notwithstanding the foregoing, upon the occurrence and during the continuation of a Triggering Event, the Subordination Agent shall invest and reinvest such amounts in Eligible Investments in accordance with the written instructions of the Controlling Party.  Unless otherwise expressly provided in this Agreement (including, without limitation, with respect to Investment Earnings on amounts on deposit in the Primary Cash Collateral Accounts, Above-Cap Reserve Accounts and in the Above-Cap Accounts, in each case, pursuant to Section 3.6(f) hereof), any Investment Earnings shall be deposited in the Collection Account when received by the Subordination Agent and shall be applied by the Subordination Agent in the same manner as the other amounts on deposit in the Collection Account are to be applied and any losses shall be charged against the principal amount invested, in each case net of the Subordination Agent’s reasonable fees and expenses in making such investments.  The Subordination Agent shall not be liable for any loss resulting from any investment, reinvestment or liquidation required to be made under this Agreement other than by reason of its willful misconduct or gross negligence or, with respect to the handling or transfer of funds, its own negligence.  Eligible Investments and any other investment required to be made hereunder shall be held to their maturities except that any such investment may be sold (without regard to its maturity) by the Subordination Agent without instructions whenever such sale is necessary to make a distribution required under this Agreement.  Uninvested funds held hereunder shall not earn or accrue interest.

(c)           The Subordination Agent shall possess all right, title and interest in all funds on deposit from time to time in the Trust Accounts and in all proceeds thereof (including all income thereon, except as otherwise expressly provided herein with respect to Investment Earnings).  The Trust Accounts shall be held in trust by the Subordination Agent under the sole dominion and control of the Subordination Agent for the benefit of the Trustees, the Certificateholders, the Liquidity Providers and the Policy Provider, as the case may be.  If, at any time, any of the Trust Accounts or the Reserve Account ceases to be an Eligible Deposit Account, the Subordination Agent shall within 10 Business Days (or such longer period, not to exceed 30 calendar days, to which the Policy Provider and each Rating Agency may consent) establish a new Collection Account, Special Payments Account, Policy Account, Reserve Account, Cash Collateral Account or Above-Cap Account, as the case may be, as an Eligible Deposit Account and shall transfer any cash and/or any investments to such new Collection Account, Special Payments Account, Policy Account, Reserve Account, Cash Collateral Account, or Above-Cap Account as the case may be.  So long as WTC is an Eligible Institution, the Trust Accounts and Reserve Account shall be maintained with it as Eligible Deposit Accounts.

(d)           The Subordination Agent shall possess all right, title and interest in all funds on deposit from time to time in the Reserve Account.  The Reserve Account shall be used by the Subordination Agent solely to fund the Post-Default Appraisals when required to be obtained pursuant to Section 4.1 hereof.

Section 2.3.            Deposits to the Collection Account and Special Payments Account.  (a) The Subordination Agent shall, upon receipt thereof, deposit in the Collection Account all Scheduled Payments received by it (other than any Scheduled Payment which by the express terms hereof is to be deposited to the Policy Account or a Cash Collateral Account).

(b)           The Subordination Agent shall, on each date when one or more Special Payments are made to the Subordination Agent as holder of the Equipment Notes, deposit in the Special Payments Account the aggregate amount of such Special Payments.

Section 2.4.            Distributions of Special Payments.  (a) Notice of Special Payment.  Except as provided in Section 2.4(c) or 2.7, upon receipt by the Subordination Agent, as registered holder of the Equipment Notes, of any notice of a Special Payment (or, in the absence of any such notice, upon receipt by the Subordination Agent of a Special Payment), the Subordination Agent shall promptly give notice thereof to each Trustee, the Primary Liquidity Providers and the Policy Provider.  The Subordination Agent shall promptly calculate the amount of the redemption or purchase of Equipment Notes, the amount of any Overdue Scheduled Payment or the proceeds of Equipment Notes or the Collateral, as the case may be, comprising such Special Payment under the applicable Indenture or Indentures and shall promptly send to each Trustee, the Primary Liquidity Providers and the Policy Provider a Written Notice of such amount and the amount allocable to each Trust.  Such Written Notice shall also set the distribution date for such Special Payment, which shall be the Business Day which immediately follows the later to occur of (x) the 15th day after the date of such Written Notice or (y) the date the Subordination Agent has received or expects to receive such Special Payment.  Amounts on deposit in the Special Payments Account shall be distributed in accordance with Article III hereof; provided, that if the Special Payment to be distributed on any Special Distribution Date results from the redemption, purchase or prepayment of any Equipment Note prior to the occurrence of a payment default under any Indenture, the amount of accrued and unpaid Liquidity Expenses and Policy Expenses which are not yet due that are payable pursuant to clause “second” of Section 3.2 and any unpaid amounts which are not yet due that are payable to the Policy Provider under the Policy Fee Letter pursuant to clause “eleventh” of Section 3.2, shall be multiplied by a fraction, the numerator of which shall be the aggregate outstanding principal amount of Equipment Notes being redeemed, purchased or prepaid on such Special Distribution Date, and the denominator of which shall be the aggregate outstanding principal amount of all Equipment Notes (the “Section 2.4(a) Fraction”).

(b)           Investment of Amounts in Special Payments Account.  Any amounts on deposit in the Special Payments Account prior to the distribution thereof pursuant to Article III hereof shall be invested in accordance with Section 2.2(b).  Investment Earnings on such investments shall be distributed in accordance with Article III hereof.

(c)           Certain Payments.  Except for amounts constituting Liquidity Obligations, Policy Expenses and Policy Provider Obligations, which shall be distributed on a Distribution Date as provided in Section 2.4(a) or 3.2 hereof, the Subordination Agent will distribute promptly upon receipt thereof (i) any indemnity payment or expense reimbursement received by it from JetBlue in respect of any Trustee, any Liquidity Provider, any Policy Provider, any Paying Agent, any Depositary or any Escrow Agent (collectively, the “Payees”) and (ii) any compensation received by it from JetBlue under any Operative Agreement in respect of any Payee, directly to the Payee entitled thereto.

Section 2.5.            Designated Representatives.  (a) With the delivery of this Agreement, the Subordination Agent shall furnish to each Liquidity Provider, the Policy Provider and each Trustee, and from time to time thereafter may furnish to each Liquidity Provider, the Policy

Provider and each Trustee, at the Subordination Agent’s discretion, or upon any Liquidity Provider’s, the Policy Provider’s or Trustee’s request (which request shall not be made more than one time in any 12-month period), a certificate (a “Subordination Agent Incumbency Certificate”) of a Responsible Officer of the Subordination Agent certifying as to the incumbency and specimen signatures of the officers of the Subordination Agent and the attorney-in-fact and agents of the Subordination Agent (the “Subordination Agent Representatives”) authorized to give Written Notices on behalf of the Subordination Agent hereunder.  Until each Liquidity Provider, the Policy Provider and Trustee receives a subsequent Subordination Agent Incumbency Certificate, it shall be entitled to rely on the last Subordination Agent Incumbency Certificate delivered to it hereunder.

(b)           With the delivery of this Agreement, each Trustee shall furnish to the Subordination Agent, and from time to time thereafter may furnish to the Subordination Agent, at such Trustee’s discretion, or upon the Subordination Agent’s request (which request shall not be made more than one time in any 12-month period), a certificate (a “Trustee Incumbency Certificate”) of a Responsible Officer of such Trustee certifying as to the incumbency and specimen signatures of the officers of such Trustee and the attorney-in-fact and agents of such Trustee (the “Trustee Representatives”) authorized to give Written Notices on behalf of such Trustee hereunder.  Until the Subordination Agent receives a subsequent Trustee Incumbency Certificate, it shall be entitled to rely on the last Trustee Incumbency Certificate delivered to it hereunder.

(c)           With the delivery of this Agreement, each Liquidity Provider and the Policy Provide shall furnish to the Subordination Agent, and from time to time thereafter may furnish to the Subordination Agent, at such Liquidity Provider’s or Policy Provider’s discretion, or upon the Subordination Agent’s request (which request shall not be made more than one time in any 12-month period), a certificate (each a “Provider Incumbency Certificate”) of any Responsible Officer of such Liquidity Provider or Policy Provider certifying as to the incumbency and specimen signatures of any officer, attorney-in-fact, agent or other designated representative of such Liquidity Provider or Policy Provider (in each case the “Provider Representatives” and, together with the Subordination Agent Representatives and the Trustee Representatives, the “Designated Representatives”) authorized to give Written Notices on behalf of such Liquidity Provider or Policy Provider hereunder.  Until the Subordination Agent receives a subsequent Provider Incumbency Certificate, it shall be entitled to rely on the last Provider Incumbency Certificate delivered to it hereunder by the relevant Liquidity Provider or the Policy Provider.

Section 2.6.            Controlling Party.  (a) Except as provided in Section 2.6(c), 2.6(d) and 9.1(b) hereof, the Trustees, the Liquidity Providers and the Policy Provider hereby agree that, with respect to any Indenture at any given time, the Loan Trustee thereunder will be directed (including, without limitation, any direction to vote the Equipment Notes in any bankruptcy proceeding of JetBlue) by the Controlling Party in accordance with the terms and conditions hereof.

(b)           The Person who shall be the “Controlling Party” with respect to any Indenture shall be:  (x) the Policy Provider or, (i) if a Policy Provider Default has occurred and is continuing, or (ii) if the Policy Provider has been released from its obligations under the Policies

(and such Policies have been returned to the Policy Provider) and all obligations owing to the Policy Provider hereunder and under any Policy Provider Document that are distributable pursuant to this Agreement have been paid in full, until the Final Distribution on the Class G-1 and Class G-2 certificates has been made, the Class G-1 Trustee and Class G-2 Trustee, jointly, acting upon the instructions of the holders of a majority of the aggregate fractional undivided interests in both the Class G-1 Trust and Class G-2 Trust acting as a single class; and (y) upon payment of (i) Final Distributions to the holders of the Class G-1 Certificates and the Class G-2 Certificates and (ii) unless a Policy Provider Default has occurred and is continuing, all obligations owing to the Policy Provider hereunder or under any Policy Provider Document that are distributable pursuant to this Agreement, the Class C Trustee; provided that, if the Policy Provider makes a payment in full on a Policy Drawing in respect of a Preference Amount after the payment of the Final Distributions to the Class G-1 and Class G-2 Certificateholders, so long as no Policy Provider Default has occurred and is continuing, the Policy Provider will be the Controlling Party until no Policy Provider Obligations remain outstanding, and thereafter, the Class C Trustee.  For purposes of giving effect to the foregoing provisions of Section 2.6(a) above and this Section 2.6(b), the Trustees (other than the Controlling Party) irrevocably agree (and the Certificateholders (other than the Certificateholders represented by the Controlling Party) shall be deemed to agree by virtue of their purchase of Certificates) that the Subordination Agent, as record holder of the Equipment Notes, shall exercise its voting rights in respect of the Equipment Notes as directed by the Controlling Party, subject to Article IX hereof, and any vote so exercised shall be binding upon the Trustees and all Certificateholders.

The Subordination Agent shall give written notice to all of the other parties to this Agreement promptly upon a change in the identity of the Controlling Party.  Each of the parties hereto agrees that it shall not exercise any of the rights of the Controlling Party at such time as it is not the Controlling Party hereunder; provided, however, that nothing herein contained shall prevent or prohibit any Non-Controlling Party from exercising such rights as shall be specifically granted to such Non-Controlling Party hereunder and under the other Operative Agreements.

(c)           Notwithstanding the foregoing, at any time after 18 months from the earliest to occur of (i) the date on which the entire Available Amount under any Primary Liquidity Facility shall have been drawn (excluding a Downgrade Drawing, a Non-Extension Drawing or a Special Termination Drawing but including a Final Drawing or a Downgrade Drawing, Non-Extension Drawing or Special Termination Drawing that has been converted to a Final Drawing under such Primary Liquidity Facility) and remain unreimbursed, (ii) the date on which the entire amount of any Downgrade Drawing, Non-Extension Drawing or Special Termination Drawing under a Primary Liquidity Facility shall have become and remain “Applied Downgrade Advances” or “Applied Non-Extension Advances” or “Applied Special Termination Advances”, as the case may be, under and as defined in such Primary Liquidity Facility and (iii) the date on which all Equipment Notes shall have been Accelerated (provided that, with respect to the period prior to the Delivery Period Expiry Date, such Equipment Notes have an aggregate outstanding principal balance of in excess of $300 million), the Primary Liquidity Provider with the highest outstanding amount of Liquidity Obligations owed to it (so long as such Primary Liquidity Provider has not defaulted in its obligation to make any Drawing under any of its Primary Liquidity Facilities) shall have the right to elect, by Written Notice to the Subordination Agent, the Policy Provider and each of the Trustees, to become the Controlling Party hereunder with respect to any Indenture at any time from and including the last day of such

18-month period; provided, however, that if within 15 Business Days after its receipt of any such written notice from such Primary Liquidity Provider the Policy Provider pays to the Class G-1 Primary Liquidity Provider, the Class G-2 Primary Liquidity Provider and the Class C Primary Liquidity Provider all outstanding Drawings under each Primary Liquidity Facility together with accrued interest thereof (as so determined) in respect of the Class G-1 Primary Liquidity Facility, the Class G-2 Primary Liquidity Facility and the Class C Primary Liquidity Facility, respectively, then the Policy Provider rather than such Primary Liquidity Provider shall be the Controlling Party (x) so long as no Policy Provider Default has occurred and is continuing and (y) the Policy Provider thereafter pays to each of the Class G-1 and Class G-2 Primary Liquidity Providers all subsequent Drawings, together with accrued interest thereon, under the respective Primary Liquidity Facility as and when such obligations become due (which payments shall be applied by such Primary Liquidity Provider as repayments of such Drawings and accrued interest thereon), provided, further, however, that upon any such Policy Provider Default or the failure to comply with clause (y) of this Section 2.6(c), such Primary Liquidity Provider, if it so elects and if Liquidity Obligations owing to it remain outstanding, or, if it does not so elect or if no such Liquidity Obligations remain outstanding, the Person determined to be the Controlling Party in accordance with Section 2.06(b), shall become the Controlling Party.

(d)           Notwithstanding the foregoing, if any holders of the Class C Certificates exercise their right under Section 2.7 hereof to purchase all of the Series G-1 and Series G-2 Equipment Notes issued under an Indenture, the holders of the majority in aggregate unpaid principal amount of such Series G-1 and Series G-2 Equipment Notes shall be the Controlling Party with respect to such Indenture.

(e)           The exercise of remedies by the Controlling Party under this Agreement shall be expressly limited by Section 4.1(a)(ii) hereof.

(f)            The Controlling Party shall not be entitled to require or obligate any Non-Controlling Party to provide funds necessary to exercise any right or remedy hereunder.

(g)           Notwithstanding anything contained herein to the contrary, neither the Controlling Party nor the Subordination Agent shall be authorized or empowered to do anything that would cause any Trust to fail to qualify as a “grantor trust” for federal income tax purposes.

Section 2.7.            Buy Out Right.  (a) If an Indenture Event of Default under an Indenture has occurred and is continuing, (A) during the period commencing upon the occurrence of such Indenture Event of Default and ending on the date occurring six months after the earlier of (x) the Acceleration of the Equipment Notes issued under such Indenture or (y) the occurrence of a JetBlue Bankruptcy Event and (B) at any time after such Indenture Event of Default has occurred and been continuing for five years without an Actual Disposition Event occurring with respect to the Equipment Notes issued under such Indenture, with 30 days’ written notice to the Policy Provider, the Subordination Agent, the Class G-1 Trustee and Class G-2 Trustee and the Class C Certificateholders, all, but not less than all, of the Series G-1 and Series G-2 Equipment Notes issued with respect to such Indenture may be purchased from the Class G-1 Trustee and the Class G-2 Trustee by a holder of the Class C Certificates for the amounts set forth in clause (b) below.  If prior to the end of such 30 day period, any other holder of the Class C Certificates notifies the purchasing Class C Certificateholder, the Policy Provider and the

Subordination Agent that it wants to participate in such purchase, then such other Certificateholder may join with the purchasing Certificateholder to purchase such Equipment Notes pro rata based on the interest in the Class C Trust held by each Certificateholder.

(b)           Upon each purchase by Class C Certificateholders of Series G-1 and Series G-2 Equipment Notes pursuant to Section 2.7(a) (such Certificateholders, the “Class C Purchasers”), on such date of purchase (each, a “Purchase Date”) the Class C Purchasers shall (i) pay to the Class G-1 Trustee and the Class G-2 Trustee the respective outstanding principal amount of such Series G-1 or Series G-2 Equipment Note held by such Trustee (less the amount of any Policy Drawings paid in respect of such Equipment Note), together with any accrued and unpaid interest in respect of such Equipment Notes (but not to exceed the amount of interest payable on that portion of the Class G-1 or Class G-2 Certificates corresponding to such Series G-1 or Series G-2 Equipment Note), to but not including such Purchase Date, and Break Amount, if any, but without any Prepayment Premium and (ii) pay to the Policy Provider the amount of any Policy Drawings made by the Policy Provider in respect of such Equipment Note.  The amounts received by the Class G-1 and Class G-2 Trustees pursuant to this clause (b) attributable to principal of the purchased Series G-1 and G-2 Equipment Notes shall be distributed to the holders of the Class G-1 and Class G-2 Certificates, respectively, in reduction of the Pool Balance of their Certificates and the amounts attributable to interest shall be distributed to such Certificateholders as interest in respect of the amount of such reduction in the Pool Balance.

(c)           On the first Purchase Date, the Class C Purchasers shall pay (i) to each Primary Liquidity Provider all outstanding Liquidity Obligations owing to such Primary Liquidity Provider as of such Purchase Date and (ii) to the Policy Provider all outstanding Policy Provider Obligations owing to the Policy Provider in respect of (x) any Interest Drawings paid by the Policy Provider due to a failure of any Liquidity Provider to perform its obligations under the related Liquidity Facility and any accrued and unpaid interest on such Interest Drawings and (y) if the Policy Provider has elected to pay the Primary Liquidity Provider all outstanding Drawings and interest thereon owing to the Primary Liquidity Provider, the amount of such outstanding Drawings and interest thereon (after application of any available funds in the applicable Primary Cash Collateral Account resulting from a Non-Extension Drawing or Downgrade Drawing paid by such Primary Liquidity Provider) and deliver to the Subordination Agent, as replacement for each existing Primary Liquidity Facility, a Replacement Primary Liquidity Facility, with an initial Available Amount equal to the applicable Required Amount less the amount of any outstanding Interest Drawing as of such Purchase Date (without giving effect to any payment to the Primary Liquidity Provider pursuant to this Section 2.7(c)); provided that no Replacement Primary Liquidity Facility shall be delivered for any Primary Liquidity Facility under which a Final Drawing or a Special Termination Drawing has been made. Each Replacement Primary Liquidity Facility delivered under this clause (ii) shall be subject to the provisions of Section 3.6(e)(iii), (iv) and (v).  No consent of JetBlue or the Policy Provider shall be required for any Replacement Primary Liquidity Facility delivered pursuant to this Section 2.7(c), provided that the provider of such Replacement Primary Liquidity Facility shall not be one of the entities (not more that five) specified by the Policy Provider.  JetBlue shall have no greater duties, obligations or liabilities under any Operative Agreement or Financing Agreement as a result of the delivery of, or performance by, such Replacement Primary Liquidity Facility.

(d)           The Class C Purchasers on each subsequent Purchase Date shall pay the purchase price as provided in Section 2.7(b) and in addition, pay to the previous Class C Purchasers a pro rata portion of the amount of Liquidity Obligations and Policy Provider Obligations, if any, paid by such previous Class C Purchasers pursuant to Section 2.7(c) and not reimbursed to them as of such subsequent Purchase Date, based on the total number of Class C Purchasers (including the Class C Purchasers purchasing on such subsequent Purchase Date).

(e)           Upon payment of the Liquidity Obligations and the Policy Provider Obligations, if any, pursuant to Section 2.7(c) and (d), the Class C Purchasers shall be subrogated to the right of the replaced Primary Liquidity Providers in respect of such Liquidity Obligations (or Policy Provider in respect of such Policy Provider Obligations) pursuant to Sections 2.4(a), 2.6(c) and 3.2 and shall have priority in distributions over any Liquidity Obligations owing to the Replacement Primary Liquidity Providers.  Unless (i) a Performing Note Deficiency exists and a Liquidity Event of Default shall have occurred and be continuing with respect to the relevant Replacement Primary Liquidity Facility or (ii) a Final Drawing a Downgrade Drawing, a Non-Extension Drawing or a Special Termination Drawing shall have occurred with respect to such Replacement Primary Liquidity Facility, the initial Available Amount under each Replacement Primary Liquidity Facility shall be increased (but not in excess of the related Required Amount) pro tanto to the extent of reimbursements received by the Class C Purchasers in respect of that portion of the Liquidity Obligations representing the principal portion of Drawings under the related replaced Primary Liquidity Facility or such Policy Provider Obligations by an amount equal to the product of (i) the then Required Amount (calculated as if no Interest Drawing is outstanding), and (ii) a fraction, the numerator of which is the amount of such reimbursement (assuming that Interest Drawings are reimbursed in the order in which they were made) in respect of principal of such Interest Drawing and the denominator of which is the Required Amount at the date of such Interest Drawing (calculated as if no Interest Drawing was then outstanding and on the basis of the lower of the applicable Stated Interest Rate and the applicable Capped Interest Rate as of such date).

(f)            After the holders of the Class C Certificates have purchased any Series G-1 and Series G-2 Equipment Notes in accordance with Section 2.7(a), any proceeds or payments made with respect to such Series G-1 and Series G-2 Equipment Notes will be paid directly to the holders of such Equipment Notes pro rata and will not be subject to application under Article III hereof.  Any proceeds or payments made with respect to any Series C Equipment Notes issued under the related Indenture will continue to be paid to the Subordination Agent and be applied in accordance with Article III hereof.

ARTICLE III

RECEIPT, DISTRIBUTION AND APPLICATION OF AMOUNTS RECEIVED

Section 3.1.            Written Notice of Distribution.  (a) No later than 3:00 P.M. (New York City time) on the Business Day immediately preceding each Regular Distribution Date (or Special Distribution Date for purposes of Section 2.4(b) hereof, as the case may be), each of the following Persons shall deliver to the Subordination Agent a Written Notice setting forth the following information as at the close of business on such Business Day:

(i)            With respect to the Class G-1 Certificates and Class G-2 Certificates, the Class G-1 Trustee and Class G-2 Trustee shall separately set forth the amounts to be paid in accordance with clauses “eighth” and “tenth” of Section 3.2 hereof;

(ii)           With respect to the Class C Certificates, the Class C Trustee shall separately set forth the amounts to be paid in accordance with clauses “ninth”, “twelfth” and “thirteenth” of Section 3.2 hereof;

(iii)          With respect to each Primary Liquidity Facility, the Primary Liquidity Provider thereunder shall separately set forth the amounts to be paid to it in accordance with clauses “‘first”, “second”, “third”, “fourth” and “fifth” of Section 3.2 hereof;

(iv)          The Policy Provider shall set forth the amounts to be paid to it in accordance with clauses “first”, “second”, “third”, “fourth”, “eleventh” and “fourteenth” of Section 3.2 hereof; and

(v)           Each Trustee shall set forth the amounts to be paid in accordance with clause “seventh” of Section 3.2 hereof.

The notices required under this Section 3.1(a) may be in the form of a schedule or similar document provided to the Subordination Agent by the parties referenced therein or by any one of them, which schedule or similar document may state that, unless there has been a prepayment of the Certificates, such schedule or similar document is to remain in effect until any substitute notice or amendment shall be given to the Subordination Agent by the party providing such notice.

(b)           Following the occurrence of a Triggering Event, the Subordination Agent shall request the following information from the following Persons, and each of the following Persons shall, upon the request of the Subordination Agent, deliver a Written Notice to the Subordination Agent setting forth for such Person the following information:

(i)            With respect to the Class G-1 Certificates and Class G-2 Certificates, the Class G-1 Trustee and Class G-2 Trustee shall separately set forth the amounts to be paid in accordance with clauses “first”, “seventh” (to reimburse payments made by such Trustee or the Class G-1 Certificateholders and Class G-2 Certificateholders pursuant to subclause (ii) or (iv) of clause “first” and subclauses (ii) and (iii) of clause “seventh” of Section 3.2 hereof), “eighth” and “tenth” of Section 3.2 hereof;

(ii)           With respect to the Class C Certificates, the Class C Trustee shall separately set forth the amounts to be paid in accordance with clauses “first”, “seventh” (to reimburse payments made by such Trustee or the Class C Certificateholders pursuant to subclause (ii) or (iv) of clause “first” and subclauses (ii) and (iii) of clause “sixth” of Section 3.2 hereof), “ninth”, “twelfth” and “thirteenth” of Section 3.2 hereof;

(iii)          With respect to each Primary Liquidity Facility, the Primary Liquidity Provider thereunder shall separately set forth the amounts to be paid to it in accordance with subclause (iv) of clause; “first” of Section 3.2 hereof, subclause (i) of clause “second” and clauses “third”, “fourth” and “fifth” of Section 3.2 hereof;

(iv)          The Policy Provider shall separately set forth amounts to be paid to it in accordance with subclause (iii) of clause “first” of Section 3.2 hereof, subclause (ii) of clause “second”, subclauses (ii) and (iii) of clause “third”, subclause (II) of clause “fourth”, clause “eleventh” and clause “fourteenth” of Section 3.2 hereof; and

(v)           Each Trustee shall set forth the amounts to be paid in accordance with clause “seventh” of Section 3.2 hereof.

(c)           At such time as a Trustee, a Primary Liquidity Provider or the Policy Provider shall have received all amounts owing to it (and, in the case of a Trustee, the Certificateholders for which it is acting) pursuant to Section 2.4, 3.2 or 3.7 hereof, as applicable, and, in the case of a Primary Liquidity Provider or the Policy Provider, its commitment or obligations under the related Primary Liquidity Facility or the Policy, as the case may be, shall have terminated or expired, such Person shall, by a Written Notice, so inform the Subordination Agent and each other party to this Agreement.

(d)           As provided in Section 6.5 hereof, the Subordination Agent shall be fully protected in relying on any of the information set forth in a Written Notice provided by any Trustee, any Primary Liquidity Provider or the Policy Provider pursuant to paragraphs (a) through (c) above and shall have no independent obligation to verify, calculate or recalculate any amount set forth in any Written Notice delivered in accordance with such paragraphs.

(e)           Any Written Notice delivered by a Trustee, a Liquidity Provider, the Policy Provider or the Subordination Agent, as applicable, pursuant to Section 3.1(b), 3.1(c) or 3.7 hereof, if made prior to 10:00 A.M. (New York City time) on any Business Day shall be effective on the date delivered (or if delivered later on a Business Day or if delivered on a day which is not a Business Day shall be effective as of the next Business Day).  Subject to the terms of this Agreement, the Subordination Agent shall as promptly as practicable comply with any such instructions; provided, however, that any transfer of funds pursuant to any instruction received after 10:00 A.M. (New York City time) on any Business Day maybe made on the next succeeding Business Day.

(f)            In the event the Subordination Agent shall not receive from any Person any information set forth in paragraph (a) or (b) above which is required to enable the Subordination Agent to make a distribution to such Person pursuant to Section 2.4 or 3.2 hereof, the Subordination Agent shall request such information and, failing to receive any such information, the Subordination Agent shall not make such distribution(s) to such Person.  In such event, the Subordination Agent shall make distributions pursuant to clauses “first” through “sixteenth” of Section 3.2 to the extent it shall have sufficient information to enable it to make such distributions, and shall continue to hold any funds remaining, after making such distributions, until the Subordination Agent shall receive all necessary information to enable it to distribute any funds so withheld.

(g)           On such dates (but not more frequently than monthly) as any Liquidity Provider, the Policy Provider or any Trustee shall request, but in any event automatically at the end of each calendar quarter, the Subordination Agent shall send to such party a written statement reflecting all amounts on deposit with the Subordination Agent pursuant to Section 3.1(f) hereof and, in the case of the quarterly report, the amounts distributed on each Regular Distribution Date and any Special Distribution Date occurring during the quarter then ended.

Section 3.2.            Distribution of Amounts on Deposit in the Collection Account.  Except as otherwise provided in Sections 2.4, 3.1(f), 3.4 and 3.6(b), amounts on deposit in the Collection Account shall be promptly distributed on each Regular Distribution Date (or, in the case of any Special Payment, on the Special Distribution Date thereof) in the following order of priority and in accordance with the information provided to the Subordination Agent pursuant to Section 3.1(a) hereof:

first, such amount as shall be required to reimburse (i) the Subordination Agent for any reasonable out-of-pocket costs and expenses actually incurred by it (to the extent not previously reimbursed) in the protection of, or the realization of the value of, the Equipment Notes or any Collateral, shall be applied by the Subordination Agent in reimbursement of such costs and expenses, (ii) each Trustee for any amounts of the nature described in clause (i) above actually incurred by it under the applicable Trust Agreement (to the extent not previously reimbursed), shall be distributed to such Trustee, (iii) the Policy Provider for any amounts of the nature described in clause (i) above actually incurred by it (to the extent not previously reimbursed), shall be distributed to the Policy Provider, (iv) any Primary Liquidity Provider, the Policy Provider or any Certificateholder for payments, if any, made by it to the Subordination Agent or any Trustee in respect of amounts described in clause (i) above actually incurred by it (to the extent not previously reimbursed), shall be distributed to the Primary Liquidity Provider, the Policy Provider or such Certificateholder and (v) if the Subordination Agent shall have requested the initial Post-Default Appraisals, to fund or replenish the Reserve Account up to the Reserve Amount, but in no event (other than the initial funding of the Reserve Account) more than $25,000 in the aggregate during any calendar year, shall be distributed to the Subordination Agent, in each such case, pro rata on the basis of all amounts described in clauses (i) through (v) above;

second, such amount then remaining as shall be required to pay (i) all accrued and unpaid Liquidity Expenses owed to each Primary Liquidity Provider and (ii) all accrued and unpaid Policy Expenses owed to the Policy Provider, shall be distributed to each Primary Liquidity Provider and the Policy Provider pro rata on the basis of the amount of Liquidity Expenses and Policy Expenses owed to each Primary Liquidity Provider and the Policy Provider;

third, such amount then remaining as shall be required to pay (i) the aggregate amount of interest accrued and unpaid on all Liquidity Obligations (at the rate, or in the amount, provided in the applicable Primary Liquidity Facility) (determined after the application of the proceeds of any Excess Interest Policy Drawing or other payment by the Policy Provider to the applicable Primary Liquidity Provider in accordance with the provisions of Section 2.6(c)), (ii) the aggregate amount of any Policy Provider Interest Obligations, (iii) if the Policy Provider has elected pursuant to the proviso to Section 2.6(c) to pay to each Primary Liquidity Provider all outstanding Drawings and interest thereon owing to such Primary Liquidity Provider under the applicable Primary Liquidity Facility (to the extent not included in the definition of Excess Reimbursement Obligations), the amount of such payment made to such Primary Liquidity Provider attributable to interest accrued on such Drawings, and (iv) if one or more Special Termination Drawings have been made under the Primary Liquidity Facilities that have not been converted into Final Advances, the outstanding amount of such Special Termination Drawings, shall be distributed to the Primary Liquidity Provider and the Policy Provider pro rata on the basis of the amount of such Liquidity Obligations owed to such Primary Liquidity Provider and the amount of such Policy Provider Obligations payable under this clause “third” to the Policy Provider;

fourth, such amount then remaining as shall be required (I)(A) if any Primary Cash Collateral Account had been previously funded as provided in Section 3.6(f), unless (i) a Performing Note Deficiency exists and a Liquidity Event of Default shall have occurred and be continuing with respect to the relevant Primary Liquidity Facility or (ii) a Final Drawing shall have occurred with respect to such Primary Liquidity Facility, to fund such Primary Cash Collateral Account up to its Required Amount (calculated as if there are no unreimbursed Interest Drawings under such Primary Liquidity Facility) shall be deposited in such Primary Cash Collateral Account, (B) if any Primary Liquidity Facility shall become a Downgraded Facility or a Non-Extended Facility at a time when unreimbursed Interest Drawings under such Primary Liquidity Facility have reduced the Available Amount thereunder to zero, unless (i) a Performing Note Deficiency exists and a Liquidity Event of Default shall have occurred and be continuing with respect to the relevant Primary Liquidity Facility or (ii) a Final Drawing shall have occurred with respect to such Primary Liquidity Facility, to fund the related Primary Cash Collateral Account up to such Primary Cash Collateral Account’s Required Amount (calculated as if there are no unreimbursed Interest Drawings under such Primary Liquidity Facility) shall be deposited in such Primary Cash Collateral Account, and (C) if, with respect to any particular Primary Liquidity Facility, neither subclause (I)(A) nor subclause (I)(B) of this clause “fourth” are applicable, to pay in full the outstanding amount of all Liquidity Obligations (net of any and all payments made by the Policy Provider to the Primary Liquidity Provider in respect of the principal amount of Interest Advances) then due under such Primary Liquidity Facility (other than amounts payable pursuant to clause “second” or “third” of this Section 3.2) and (II) if the Policy Provider has elected pursuant to the proviso to Section 2.6(c) to pay to each Primary Liquidity Provider all outstanding Drawings and interest thereon owing to such Primary Liquidity Provider under the applicable Primary Liquidity Facility or if the Policy Provider has made any Policy Drawings pursuant to Section 3.7(a) as a result of the failure of the relevant Primary Liquidity Provider to honor any Interest Drawings in accordance with Section 2.02(a) of the applicable Primary Liquidity Facility in respect of the Class G-1 Certificates or Class G-2 Certificates, as the case maybe, the amount of such payment made to such Primary Liquidity Provider in respect of principal of Drawings under such Primary Liquidity Facility and the amount of such Policy Drawing, as applicable, shall be distributed to such Primary Liquidity Provider and the Policy Provider, pro rata on the basis of the amounts of all such deficiencies and/or unreimbursed Liquidity Obligations in respect of each Primary Liquidity Provider and the amount of such unreimbursed Policy Provider Obligations payable under this clause “fourth” to the Policy Provider;

fifth, if, with respect to any particular Primary Liquidity Facility, any amounts are to be distributed pursuant to either subclause (I)(A) or (I)(B) of clause “fourth” above, such amount then remaining as shall be required to pay the Primary Liquidity Provider with respect to such Primary Liquidity Facility the excess of (x) the aggregate outstanding amount of unreimbursed Advances (whether or not then due) under such Primary Liquidity Facility over (y) the Required Amount for the relevant Class, pro rata on the basis of such amounts in respect of each Primary Liquidity Provider;

sixth, if any Above-Cap Reserve Account had been previously funded as provided in Section 3.6(f), unless (i) a Performing Note Deficiency exists and a Liquidity Event of Default shall have occurred and be continuing with respect to the related Primary Liquidity Facility or (ii) a Final Drawing shall have occurred with respect to such Primary Liquidity Facility, to fund such Above-Cap Reserve Account up to an amount equal to the applicable Termination Amount (as recalculated on such Distribution Date) less any amount then on deposit in the related Above-Cap Account shall be deposited in such Above-Cap Reserve Account;

seventh, such amount then remaining as shall be required to reimburse or pay (i) the Subordination Agent for any Tax (other than Unindemnified Taxes), expense, fee, charge or other loss incurred by or any other amount payable to the Subordination Agent in connection with the transactions contemplated hereby (to the extent not previously reimbursed), shall be applied by the Subordination Agent in reimbursement of such amount, (ii) each Trustee for any Tax (other than Unindemnified Taxes), expense, fee, charge, loss or any other amount payable to such Trustee under the applicable Trust Agreements (to the extent not previously reimbursed), shall be distributed to such Trustee, and (iii) each Certificateholder for payments, if any, made by it pursuant to Section 5.2 hereof in respect of amounts described in clause (i) above, shall be distributed to the applicable Trustee for the account of such Certificateholder, in each such case, pro rata on the basis of all amounts described in clauses (i) through (iii) above;

eighth, such amount then remaining as shall be required to pay accrued and unpaid interest at the Stated Interest Rate on the Class G-1 Certificates and Class G-2 Certificates (excluding interest, if any, payable with respect to the Deposits relating to such Trusts) shall be distributed to the Class G-1 Trustee and Class G-2 Trustee; provided that if available funds are insufficient to pay such interest in full to each such Class available funds will be distributed to each of the Class G-1 Trustee and the Class G-2 Trustee in the same proportion as such Trustee’s proportionate share of the aggregate amount of such interest;

ninth, such amount then remaining as shall be required to pay unpaid Adjusted Interest on the Class C Certificates to the holders of the Class C Certificates (excluding interest, if any, payable with respect to the Deposits relating to the Class C Trust);

tenth, such amount then remaining as shall be required to pay in full Expected Distributions on the Class G-1 Certificates and Class G-2 Certificates shall be distributed to the Class G-1 Trustee and Class G-2 Trustee; provided that if available funds are insufficient to pay Expected Distributions to each such Class in full, available funds will be distributed to each of the Class G-1 Trustee and the Class G-2 Trustee in the same proportion as such Trustee’s proportionate share of the aggregate amount of such Expected Distribution;

eleventh, such amount then remaining as shall be required to pay to the Policy Provider all Policy Provider Obligations then due to the Policy Provider under the Policy Provider Agreement (other than amounts payable pursuant to clauses “first”, “second”, “third” and “fourth” of this Section 3.2 and Excess Reimbursement Obligations) and amounts due under the Policy Fee Letter shall be paid to the Policy Provider;

twelfth, such amount then remaining as shall be required to pay in full interest then due at the Stated Interest Rate on the Pool Balance of the Class C Certificates which was not previously paid pursuant to clause “ninth” above to the holders of the Class C Certificates (excluding interest, if any, payable with respect to the Deposits related to the Class C Trust);

thirteenth, such amount then remaining as shall be required to pay in full Expected Distributions on the Class C Certificates shall be distributed to the Class C Trustee;

fourteenth, such amount then remaining as shall be required to pay in full any Excess Reimbursement Obligations shall be distributed to the Policy Provider;

fifteenth, if any Above-Cap Reserve Account had been previously funded as provided in Section 3.6(f), unless (i) a Performing Note Deficiency exists and a Liquidity Event of Default shall have occurred and be continuing with respect to the related Primary Liquidity Facility or (ii) a Final Drawing shall have occurred with respect to such Primary Liquidity Facility, to fund such Above-Cap Reserve Account up to an amount equal to the applicable Termination Amount (as recalculated on such Distribution Date) shall be deposited in such Above-Cap Reserve Account; and

sixteenth, such amount then remaining shall be deposited in the Collection Account to be distributed on the next Distribution Date.

Section 3.3.            [Intentionally Omitted].

Section 3.4.            Other Payments.  (a) Any payments received by the Subordination Agent for which no provision as to the application thereof is made in this Agreement shall be distributed by the Subordination Agent in the order of priority specified in Section 3.2.

(b)           If the Subordination Agent receives any Scheduled Payment after the Scheduled Payment Date relating thereto, but prior to such payment becoming an Overdue Scheduled Payment, then the Subordination Agent shall deposit such Scheduled Payment in the Collection Account and promptly distribute such Scheduled Payment in accordance with the priority of distributions set forth in Section 3.2 hereof; provided that, for the purposes of this Section 3.4(b) only, each determination made in clauses “eighth”, “ninth”, “tenth”, “twelfth” or “thirteenth” of Section 3.2 by use of the definition of “Distribution Date” shall be deemed to refer to such Scheduled Payment Date.

Section 3.5.            Payments to the Trustees, Primary Liquidity Providers and Policy Provider.  Any amounts distributed hereunder to any Primary Liquidity Provider or the Policy Provider shall be paid to such Primary Liquidity Provider or Policy Provider by wire transfer of funds to the address such Primary Liquidity Provider or Policy Provider shall provide to the Subordination Agent.  The Subordination Agent shall provide a Written Notice of any such transfer to the applicable Primary Liquidity Provider or Policy Provider, as the case may be, at the time of such transfer.  Any amounts distributed hereunder by the Subordination Agent to any Trustee which shall not be the same institution as the Subordination Agent shall be paid to such Trustee by wire transfer funds at the address such Trustee shall provide to the Subordination Agent.

Section 3.6.            Liquidity Facilities.  (a) Interest Drawings and Above-Cap Payments.  If on any Distribution Date, after giving effect to the subordination provisions of this Agreement and any Election Interest Payments made by the Policy Provider, the Subordination Agent shall not have sufficient funds for the payment of any amounts due and owing in respect of accrued interest on the Class G-1 Certificates or the Class G-2 Certificates or the Adjusted Interest with respect to the Class C Certificates, other than any amount of interest or Adjusted Interest which was due and payable on the Class G-1 Certificates, the Class G-2 Certificates or the Class C Certificates on such Distribution Date but which remains unpaid due to the failure of the Depositary to pay any amount of accrued interest on the Deposits on such Distribution Date, then, prior to 12:00 noon (New York City time) on such Distribution Date, (i) the Subordination Agent shall request a drawing (each such drawing, an “Interest Drawing”) under the Primary Liquidity Facility with respect to such Class of Certificates (and concurrently with the making of such request, the Subordination Agent shall give notice to the Policy Provider of such insufficiency of funds) in an amount equal to the lesser of (x) an amount sufficient to pay the amount of such accrued interest, in the case of the Class G-1 Certificates and the Class G-2 Certificates, or such Adjusted Interest, in the case of the Class C Certificates, (at the Stated Interest Rate for such Class of Certificates) and (y) the Available Amount under such Primary Liquidity Facility, and upon receipt of such amount shall pay such amount to the Trustee with respect to such Class of Certificates in payment of such accrued interest, in the case of the Class G-1 Certificates and the Class G-2 Certificates, or Adjusted Interest, in the case of the Class C Certificates, and (ii) if Three-Month LIBOR for the Interest Period ending on such Distribution Date (or, if such Distribution Date is not the last day of an Interest Period, Three-Month LIBOR for the Interest Period including such Distribution Date) exceeds Capped Three-Month LIBOR, the Subordination Agent shall (if it can make the certification described in the last sentence of this Section 3.6(a) and the relevant Above-Cap Liquidity Facility has not been terminated or expired) request an interest rate cap payment (each such payment, an “Above-Cap Payment”) under the Above-Cap Liquidity Facility with respect to such Class of Certificates, for credit to the applicable Above-Cap Account in an amount equal to the excess of (1) an amount equal to the product of (x) the excess of Three-Month LIBOR for the Interest Period ending on such Distribution Date (or, if such Distribution Date is not the last day of an Interest Period, Three-Month LIBOR for the Interest Period including such Distribution Date)

over Capped Three-Month LIBOR, multiplied by (y) (A) in the case of the Class G-1 Certificates and Class G-2 Certificates, the Pool Balance with respect to such Class of Certificates as of such Distribution Date (and before giving effect to any distribution on such date) and (B) with respect to the Class C Certificates, the Preferred C Pool Balance as of such Distribution Date (and before giving effect to any distribution on such date), multiplied by (z) the actual number of days elapsed during the period commencing on the first day of such Interest Period and ending on such Distribution Date divided by 360 over (2) the amount, if any, on deposit in the Above-Cap Account for such Class of Certificates, and upon the receipt thereof the Subordination Agent shall immediately deposit such Above-Cap Payment into the Above-Cap Account for such Class of Certificates.  If the Interest Drawing on such Distribution Date pursuant to clause (i) above, together with all other amounts available to the Subordination Agent on such Distribution Date (after giving effect to the subordination provisions of this Agreement and any withdrawals from the applicable Primary Cash Collateral Account but not with respect to any amounts under either Policy), is insufficient to pay accrued interest, in the case of the Class G-1 Certificates and the Class G-2 Certificates, or Adjusted Interest, in the case of the Class C Certificates (at the Stated Interest Rate with respect to such Class of Certificates for the applicable Interest Period) payable with respect to such Class of Certificates on such Distribution Date (such deficiency, the “Deficiency Amount”), the Subordination Agent shall, prior to 4:00 p.m. (New York City time) on such Distribution Date, withdraw (each, an “Above-Cap Withdrawal”) from the Above-Cap Account with respect to such Class of Certificates an amount equal to the lesser of (x) such Deficiency Amount and (y) the amount on deposit in the Above-Cap Account (including any amounts deposited, or to be deposited, on such Distribution Date pursuant to clause (ii) above), and shall pay such amount to the Trustee with respect to such Class of Certificates in payment of such accrued interest, in the case of the Class G-1 Certificates and the Class G-2 Certificates, or such Adjusted Interest, in the case of the Class C Certificates.  In connection with a request for an Above-Cap Payment under any Above-Cap Liquidity Facility pursuant to clause (ii) above, the Subordination Agent shall certify to the Above-Cap Liquidity Provider with respect to such Class of Certificates that at least one of the following statements is true as of such Distribution Date prior to making such Above-Cap Withdrawal:  (x) the Available Amount under the Primary Liquidity Facility with respect to such Class of Certificates (prior to giving effect to any Interest Drawings to be made on such Distribution Date) is greater than zero or (y) the amount on deposit in the Primary Cash Collateral Account relating to such Primary Liquidity Facility (prior to giving effect to any withdrawal to be made from such account on such Distribution Date) is greater than zero.

(b)           Application of Interest Drawings and Above-Cap Withdrawals.  Notwithstanding anything to the contrary contained in this Agreement, (i) all payments received by the Subordination Agent in respect of an Interest Drawing under the Class G-1 Primary Liquidity Facility and all amounts withdrawn by the Subordination Agent from the Class G-1 Primary Cash Collateral Account, and payable in each case to the Class G-1 Trustee on behalf of the Class G-1 Certificateholders, shall be promptly distributed to the Class G-1 Trustee, (ii) all payments received by the Subordination Agent in respect of an Interest Drawing under the Class G-2 Primary Liquidity Facility and all amounts withdrawn by the Subordination Agent from the Class G-2 Primary Cash Collateral Account, and payable in each case to the Class G-2 Trustee on behalf of the Class G-2 Certificateholders, shall be promptly distributed to the Class G-2 Trustee, (iii) all payments received by the Subordination Agent in respect of an Interest Drawing under the Class C Primary Liquidity Facility and all amounts withdrawn by the

Subordination Agent from the Class C Primary Cash Collateral Account, and payable in each case to the Class C Trustee on behalf of the Class C Certificateholders, shall be promptly distributed to the Class C Trustee, except, with respect to clauses (i), (ii) and (iii), that if (x) the Subordination Agent shall receive any amount in respect of an Interest Drawing under the Class G-1 Primary Liquidity Facility or Class G-2 Primary Liquidity Facility or a withdrawal from the Class G-1 Primary Cash Collateral Account or Class G-2 Primary Cash Collateral Account to pay Accrued Class G-1 Interest or Accrued Class G-2 Interest after such Accrued Class G-1 Interest or Accrued Class G-2 Interest has been fully paid by a Policy Drawing under the Policy, or (y) the Subordination Agent shall receive any amount in respect of a Policy Drawing under the applicable Policy pursuant to Section 3.7(a) hereof to pay Accrued Class G-1 Interest or Accrued Class G-2 Interest after such Accrued Class G-1 Interest or Accrued Class G-2 Interest has been fully paid by an Interest Drawing under the applicable Primary Liquidity Facility or a withdrawal from the applicable Primary Cash Collateral Account, then such amounts shall be paid directly to the Policy Provider as reimbursement of such Policy Drawing rather than to the Class G-1 Trustee and/or Class G-2 Trustee on behalf of the Class G-1 Certificateholders and/or Class G-2 Certificateholders and shall constitute an Interest Drawing under the Class G-1 Primary Liquidity Facility or Class G-2 Primary Liquidity Facility or a withdrawal from the Class G-1 Primary Cash Collateral Account or Class G-2 Primary Cash Collateral Account, as the case may be, hereunder; provided, that if any such amount constitutes an Election Interest Payment with respect to one or more Series G-1 Equipment Notes or Series G-2 Equipment Notes, such amount shall be paid directly to the Class G-1 Primary Liquidity Provider or Class G-2 Primary Liquidity Provider as reimbursement for such Interest Drawing or to the Class G-1 Primary Cash Collateral Account or the Class G-2 Primary Cash Collateral Account as replenishment for such withdrawal, as applicable and (iv) all payments received by the Subordination Agent in respect of an Above-Cap Withdrawal from any Above-Cap Account, and payable to (A) the Class G-1 Trustee on behalf of the G-1 Certificateholders, shall be promptly distributed to the Class G-1 Trustee, (B) the Class G-2 Trustee on behalf of the Class G-2 Certificateholders, shall be promptly distributed to the Class G-2 Trustee, and (C) the Class C Trustee on behalf of the Class C Certificateholders shall be promptly distributed to the Class C Trustee for application in each case to the payment of interest in respect of which it was drawn, except that if (x) the Subordination Agent shall receive any amount in respect of such Above-Cap Withdrawal to pay Accrued Class G-1 Interest or Accrued Class G-2 Interest after such Accrued Class G-1 Interest or Accrued Class G-2 Interest, as applicable, has been fully paid to the Class G-1 Trustee or Class G-2 Trustee, as applicable, by a Policy Drawing under the Policies pursuant to Section 3.7(a) hereof or (y) the Subordination Agent shall receive any amount in respect of a Policy Drawing under the Policies pursuant to Section 3.7(a) to fully pay Accrued Class G-1 Interest or Accrued Class G-2 Interest after such Accrued Class G-1 Interest or Accrued Class G-2 Interest has been paid (in full or in part) to the Class G-1 Trustee or Class G-2 Trustee by an Above-Cap Withdrawal, then an amount equal to such amount received in respect of such Above-Cap Withdrawal shall be paid directly to the Policy Provider as reimbursement of such Policy Drawing rather than to the Class G-1 Certificateholders or Class G-2 Certificateholders or the Class G-1 Trustee or Class G-2 Trustee.

(c)           Downgrade Drawings.  (i) Each Primary Liquidity Provider shall promptly, but in any event within 10 days of receipt of notice of a Downgrade Event with respect to it, deliver notice of such Downgrade Event to the Subordination Agent and JetBlue.  If at any time a Downgrade Event shall have occurred with respect to a Primary Liquidity Facility (the

“Downgraded Facility”), such Primary Liquidity Provider or JetBlue may arrange for a Replacement Primary Liquidity Provider to issue and deliver a Replacement Primary Liquidity Facility to the Subordination Agent.  If a Downgraded Facility has not been replaced in accordance with the terms of this paragraph, the Subordination Agent shall, if it has actual knowledge of such Downgrade Event, on the 10th day following such downgrading or on the day it obtains actual knowledge of such Downgrade Event, if later (or if such day is not a Business Day, on the next succeeding Business Day) (or, if earlier, the expiration date of such Downgraded Facility), request a drawing in accordance with and to the extent permitted by such Downgraded Facility (such drawing, a “Downgrade Drawing”) of all available and undrawn amounts thereunder.  Amounts drawn pursuant to a Downgrade Drawing shall be maintained and invested as provided in Section 3.6(f) hereof.  The applicable Primary Liquidity Provider may also arrange for a Replacement Primary Liquidity Provider to issue and deliver a Replacement Primary Liquidity Facility at any time after such Downgrade Drawing so long as such Downgrade Drawing has not been reimbursed in full to such Liquidity Provider.

(ii)           If a “Termination Event” or an “Additional Termination Event” (each as defined in the Above-Cap Liquidity Facilities, each such event, a “Mandatory Termination Event”) shall occur under the Class G-1 Above-Cap Liquidity Facility, Class G-2 Above-Cap Liquidity Facility or Class C Above-Cap Liquidity Facility, the Class G-1 Above-Cap Liquidity Provider, Class G-2 Above-Cap Liquidity Provider or Class C Above-Cap Liquidity Provider, as applicable, shall provide notice of such Mandatory Termination Event in writing to JetBlue, the Subordination Agent, the Policy Provider, the Class G-1 Trustee, the Class G-2 Trustee and the Class C Trustee, and within the time period specified in such Above-Cap Liquidity Facility (but in no event later than the expiration date of such Above-Cap Liquidity Facility) JetBlue or such Above-Cap Liquidity Provider may, in each case at its own expense, arrange for one or more Replacement Above-Cap Liquidity Providers to issue and deliver a Replacement Above-Cap Liquidity Facility for such Above-Cap Liquidity Facility to the Subordination Agent.  In the event that such Above-Cap Liquidity Provider or JetBlue makes arrangements for a Replacement Above-Cap Liquidity Facility in accordance with the terms of such Above-Cap Liquidity Facility, (y) the Subordination Agent shall, if and to the extent so requested by such Above-Cap Liquidity Provider or JetBlue, execute and deliver any certificate or other instrument required to give effect to such replacement and (z) each of the parties hereto shall enter into any amendments to this Agreement necessary to give effect to such replacement.  If an Above-Cap Liquidity Facility is subject to a Mandatory Termination Event and has not been replaced in accordance with its terms and the terms of this paragraph or if an Early Termination Date has been designated under such Above-Cap Liquidity Facility after the occurrence of an Event of Default (as defined in the Above-Cap Liquidity Facility), such Above-Cap Liquidity Facility shall be terminated and such Above-Cap Liquidity Provider shall, on such Early Termination Date, pay to the Subordination Agent, for the benefit of the Class G-1 Trustee, Class G-2 Trustee of Class C Trustee, as applicable, on behalf of the holders of the related Class of Certificates, the applicable Termination Amount for credit to the relevant Above-Cap Reserve Account, to be applied as provided in Section 3.6(f) hereof plus the amount of all other unpaid sums due and payable by such Above-Cap Liquidity Provider with respect to such Class of Certificates thereunder on or prior to such date, and upon such payment, such Above-Cap Liquidity Facility shall be terminated.  Nothing contained herein shall limit the rights of an Above-Cap Liquidity Provider to transfer its rights and obligations under its Above-Cap Liquidity Facility or otherwise arrange for a Replacement Above-Cap Liquidity Facility, subject to and in accordance with the provisions of such Above-Cap Liquidity Facility.

(d)           Non-Extension Drawings.  If any Primary Liquidity Facility with respect to the Class G-1 Certificates, Class G-2 Certificates or Class C Certificates is scheduled to expire on a date (the “Stated Expiration Date”) prior to the date that is 15 days after the Final Legal Distribution Date for such Class of Certificates, then, no earlier than the 60th day and no later than the 40th day prior to the then Stated Expiration Date, the Subordination Agent shall request that such Primary Liquidity Provider extend the Stated Expiration Date to the earlier of (i) the date that is 15 days after such Final Legal Distribution Date and (ii) the date that is 364 days after the last day of the applicable Consent Period (unless the obligations of such Primary Liquidity Provider thereunder are earlier terminated in accordance with such Primary Liquidity Facility).  Whether or not the Primary Liquidity Provider has received such request from the Subordination Agent, the Primary Liquidity Provider shall advise the Subordination Agent, no earlier than the 40th day (or, if earlier, the date of such Primary Liquidity Provider’s receipt of such request) and no later than the 25th day prior to the Stated Expiration Date then in effect for such Primary Liquidity Facility (such period, with respect to such Primary Liquidity Facility, the “Consent Period”), whether, in its sole discretion, it agrees to so extend the Stated Expiration Date.  If on or before the last day of such Consent Period, (A) such Primary Liquidity Facility shall not have been replaced in accordance with Section 3.6(e) and (B) the Primary Liquidity Provider fails to irrevocably and unconditionally advise the Subordination Agent that such Stated Expiration Date shall be so extended, the Subordination Agent shall, on the last day of the Consent Period (or as soon as possible thereafter), in accordance with the terms of the expiring Primary Liquidity Facility (a “Non-Extended Facility”), request a drawing under such expiring Primary Liquidity Facility (such drawing, a “Non-Extension Drawing”) of the Available Amount thereunder.  Amounts drawn pursuant to a Non-Extension Drawing shall be maintained and invested in accordance with Section 3.6(f) hereof.

(e)           Issuance of Replacement Primary Liquidity Facility.  (i) At any time, JetBlue may, at its option, with cause or without cause, arrange for a Replacement Primary Liquidity Facility to replace any Primary Liquidity Facility for the Class G-1 Certificates, Class G-2 Certificates or Class C Certificates (including any Replacement Primary Liquidity Facility provided pursuant to Section 3.6(e)(ii) hereof); provided, however, that the initial Primary Liquidity Provider for any Primary Liquidity Facility shall not be replaced by JetBlue as a Primary Liquidity Provider with respect to such Primary Liquidity Facility prior to the third anniversary of the Closing Date unless (A) there shall have become due to such initial Primary Liquidity Provider, or such initial Primary Liquidity Provider shall have demanded, amounts pursuant to Section 3.01, 3.02 or 3.03 of any applicable Primary Liquidity Facility or the Tax Letter and the replacement of such initial Primary Liquidity Provider would reduce or eliminate the obligation to pay such amounts or JetBlue determines in good faith that there is a substantial likelihood that such initial Primary Liquidity Provider will have the right to claim any such amounts (unless such initial Primary Liquidity Provider waives, in writing, any right it may have to claim such amounts), which determination shall be set forth in a certificate delivered by JetBlue to such initial Primary Liquidity Provider setting forth the basis for such determination and accompanied by an opinion of outside counsel selected by JetBlue and reasonably acceptable to such initial Primary Liquidity Provider verifying the legal conclusions, if any, of such certificate relating to such basis, provided that, in the case of any likely claim for such amounts based upon any proposed, or proposed change in, law, rule, regulation, interpretation, directive, requirement, request or administrative practice, such opinion may assume the adoption or promulgation of such proposed matter, (B) it shall become unlawful or impossible for such initial Primary Liquidity Provider (or its Lending Office) to maintain or fund its LIBOR Advances as described in Section 3.10 of any Primary Liquidity Facility, (C) any Primary Liquidity Facility of such initial Primary Liquidity Provider shall become a Downgraded Facility or a Non-Extended Facility or a Downgrade Drawing or a Non-Extension Drawing or a Special Termination Drawing shall have occurred under any Primary Liquidity Facility of such initial Primary Liquidity Provider or (D) such initial Primary Liquidity Provider shall have breached any of its payment (including, without limitation, funding) obligations under any Primary Liquidity Facility in respect of which it is the Primary Liquidity Provider.  If such Replacement Primary Liquidity Facility is provided at any time after a Downgrade Drawing, Non-Extension Drawing or a Special Termination Drawing has been made, all funds on deposit in the relevant Cash Collateral Account will be returned to the Primary Liquidity Provider being replaced.

(ii)           If any Primary Liquidity Provider shall determine not to extend any of its Primary Liquidity Facilities in accordance with Section 3.6(d), then such Primary Liquidity Provider may, at its option, arrange for a Replacement Primary Liquidity Facility to replace such Primary Liquidity Facility during the period no earlier than 40 days and no later than 25 days prior to the then effective Stated Expiration Date of such Primary Liquidity Facility.  At any time after a Non-Extension Drawing has been made under any Primary Liquidity Facility or at any time after the Primary Liquidity Provider has extended the Stated Expiration Date pursuant to Section 2.11 of the related Primary Liquidity Facility, the Primary Liquidity Provider thereunder may, at its option, arrange for a Replacement Primary Liquidity Facility to replace the Primary Liquidity Facility under which such Non-Extension Drawing or extension has been made.

(iii)          No Replacement Primary Liquidity Facility arranged by JetBlue or a Primary Liquidity Provider in accordance with clause (i) or (ii) above or pursuant to Section 3.6(c), respectively, shall become effective and no such Replacement Primary Liquidity Facility shall be deemed a “Primary Liquidity Facility” under the Operative Agreements, unless and until (A) each of the conditions referred to in sub-clauses (iv)(w) and (y) below shall have been satisfied and (B) in the case of a Replacement Primary Liquidity Facility arranged by a Primary Liquidity Provider under Section 3.6(e)(ii) or pursuant to Section 3.6(c), such Replacement Primary Liquidity Facility is acceptable to JetBlue.

(iv)          In connection with the issuance of each Replacement Primary Liquidity Facility, the Subordination Agent shall (w) prior to the issuance of such Replacement Primary Liquidity Facility, obtain written confirmation from each Rating Agency that such Replacement Primary Liquidity Facility will not cause a reduction of any rating then in effect for any Class of Certificates by such Rating Agency (without regard to any downgrading of any rating of any Primary Liquidity Provider being replaced pursuant to Section 3.6(c) hereof and without regard to the Policies) and, in the case of the Class G-1 Primary Liquidity Facility or Class G-2 Primary Liquidity Facility

only, the written consent of the Policy Provider (which consent shall not be unreasonably withheld or delayed), (x) pay all Liquidity Obligations then owing to the replaced Primary Liquidity Provider (which payment shall be made first from available funds in the applicable Primary Cash Collateral Account as described in clause (vii) of Section 3.6(f) hereof, and thereafter from any other available source, including, without limitation, a drawing under the Replacement Primary Liquidity Facility), (y) cause the issuer of the Replacement Primary Liquidity Facility to deliver the Replacement Primary Liquidity Facility to the Subordination Agent, together with a legal opinion opining that such Replacement Primary Liquidity Facility is an enforceable obligation of such Replacement Primary Liquidity Provider and (z) cause the Primary Liquidity Provider being replaced to return its certified copy of the related Policy, if any, to the Policy Provider.

(v)           Upon satisfaction of the conditions set forth in clauses (iii) and (iv) of this Section 3.6(e) with respect to a Replacement Primary Liquidity Facility, (w) the replaced Primary Liquidity Facility shall terminate, (x) the Subordination Agent shall, if and to the extent so requested by JetBlue or the Primary Liquidity Provider being replaced, execute and deliver any certificate or other instrument required in order to terminate the replaced Primary Liquidity Facility, shall surrender the replaced Primary Liquidity Facility to the Primary Liquidity Provider being replaced and shall execute and deliver the Replacement Primary Liquidity Facility and any associated Fee Letter, (y) each of the parties hereto shall enter into any amendments to this Agreement necessary to give effect to (1) the replacement of the applicable Primary Liquidity Provider with the applicable Replacement Primary Liquidity Provider and (2) the replacement of the applicable Primary Liquidity Facility with the applicable Replacement Primary Liquidity Facility and (z) the applicable Replacement Primary Liquidity Provider shall be deemed to be a Primary Liquidity Provider with the rights and obligations of a Primary Liquidity Provider hereunder and under the other Operative Agreements and such Replacement Primary Liquidity Facility shall be deemed to be a Primary Liquidity Facility hereunder and under the other Operative Agreements.

(f)            Cash Collateral Accounts; Above-Cap Account Withdrawals; Withdrawals; Investments.  In the event the Subordination Agent shall draw all available amounts under the Class G-1 Primary Liquidity Facility, the Class G-2 Primary Liquidity Facility or the Class C Primary Liquidity Facility pursuant to Section 3.6(c), 3.6(d), 3.6(i) or 3.6(k) hereof, or in the event amounts are to be deposited in the Class G-1 Primary Cash Collateral Account, Class G-2 Primary Cash Collateral Account or the Class C Primary Cash Collateral Account pursuant to subclause (A) or (B) of clause “fourth” of Section 3.2, amounts so drawn or to be deposited, as the case may be, shall be deposited by the Subordination Agent in the Class G-1 Primary Cash Collateral Account, Class G-2 Primary Cash Collateral Account or the Class C Primary Cash Collateral Account, respectively.  If the Class G-1 Above-Cap Liquidity Provider, Class G-2 Above-Cap Liquidity Provider or Class C Above-Cap Liquidity Provider shall at any time make a Termination Amount payment under the related Above-Cap Liquidity Facility, such Termination Amount payment shall be deposited by the Subordination Agent in the related Above-Cap Reserve Account to be applied as specified below in this Section 3.6(f).  All amounts on deposit in each Cash Collateral Account shall be invested and reinvested in Eligible Investments in accordance with Section 2.2(b) hereof.

On each Interest Payment Date (or, in the case of any Special Distribution Date occurring as contemplated in Section 2.4(a) hereof (a “Special Payment Withdrawal”), on such Special Distribution Date), Investment Earnings on amounts on deposit in each Primary Cash Collateral Account (or, in the case of any Special Payment Withdrawal resulting from the redemption, purchase or prepayment of any Equipment Note prior to the occurrence of a payment default under any Indenture, a fraction of such Investment Earnings equal to the Section 2.4(a) Fraction) shall be deposited in the Collection Account (or, in the case of any Special Payment Withdrawal, the Special Payments Account) and applied on such Interest Payment Date (or Special Distribution Date, as the case may be) in accordance with Section 2.4, 3.2 or 3.4 (as applicable).  Investment Earnings on amounts on deposit in each Above-Cap Reserve Account shall be credited to such account and applied in the same manner as the Termination Amount payment credited thereto.  Investment Earnings on amounts on deposit in each Above-Cap Account shall be credited to such account and applied in the same manner as Above-Cap Payments credited thereto.  The Subordination Agent shall deliver a written statement to JetBlue, the Policy Provider and the Liquidity Providers, one day prior to each Interest Payment Date and Special Distribution Date setting forth the aggregate amount of Investment Earnings held in each of the Cash Collateral Accounts as of such date.  The Subordination Agent shall also deliver a written statement to JetBlue, the Policy Provider and the Above-Cap Liquidity Providers one day after each Distribution Date on which amounts have been deposited in an Above-Cap Account and/or deposited in or withdrawn from an Above-Cap Reserve Account setting forth the amount of such deposit and/or withdrawal.  In addition, from and after the date funds are so deposited, the Subordination Agent shall make withdrawals from such account as follows (provided that the Individual Drawn Percentage of any withdrawal specified in clause (i)(A), (ii)(A) or (iii)(A) below, together with the sum of (x) the Individual Drawn Percentages of unreimbursed withdrawals under clause (i)(A), (ii)(A) or (iii)(A), respectively, and (y) the Individual Drawn Percentages of any unreimbursed Interest Drawing made under the related Primary Liquidity Facility, shall not exceed one hundred percent):

(i)            on each Distribution Date, the Subordination Agent shall, to the extent it shall not have received funds to pay accrued and unpaid interest due and owing on the Class G-1 Certificates (at the Stated Interest Rate for the Class G-1 Certificates) after giving effect to the subordination provisions of this Agreement and any Election Interest Payment made by the Policy Provider, (A) withdraw from the Class G-1 Primary Cash Collateral Account, and pay to the Class G-1 Trustee, an amount equal to the lesser of (x) an amount necessary to pay accrued and unpaid interest (at the Stated Interest Rate for the Class G-1 Certificates) on such Class G-1 Certificates and (y) the amount on deposit in the Class G-1 Primary Cash Collateral Account, (B) withdraw from the Class G-1 Primary Cash Collateral Account and deposit in the Collection Account for application on such Distribution Date in accordance with clauses “fourth” through “sixteenth” of Section 3.2 hereof an amount equal to the lesser of (x) the excess, if any, of (i) the amount of interest that would have been withdrawn under clause (A)(x) above on such Distribution Date if interest was calculated at the Capped Interest Rate for the Class G-1 Certificates over (ii) the actual amount withdrawn under clause (A)(x) above on such Distribution Date (at the Stated Interest Rate for the Class G-1 Certificates) and (y) the amount on deposit in the Class G-1 Primary Cash Collateral Account and (C) if an “Above-Cap Payment” would have been required to be made on such Distribution Date pursuant to the terms of the Class G-1 Above-Cap Liquidity Facility were such Liquidity

Facility still in effect, withdraw from the Class G-1 Above-Cap Reserve Account and deposit in the Class G-1 Above-Cap Account, an amount (if any) equal to the lesser of (x) an amount equal to such Above-Cap Payment and (y) the amount on deposit in the Class G-1 Above-Cap Reserve Account;

(ii)           on each Distribution Date, the Subordination Agent shall, to the extent it shall not have received funds to pay accrued and unpaid interest due and owing on the Class G-2 Certificates (at the Stated Interest Rate for the Class G-2 Certificates) after giving effect to the subordination provisions of this Agreement and any Election Interest Payment made by the Policy Provider, (A) withdraw from the Class G-2 Primary Cash Collateral Account, and pay to the Class G-2 Trustee, an amount equal to the lesser of (x) an amount necessary to pay accrued and unpaid interest (at the Stated Interest Rate for the Class G-2 Certificates) on such Class G-2 Certificates and (y) the amount on deposit in the Class G-2 Primary Cash Collateral Account, (B) withdraw from the Class G-2 Primary Cash Collateral Account and deposit in the Collection Account for application on such Distribution Date in accordance with clauses “fourth” through “sixteenth” of Section 3.2 hereof (as applicable), an amount equal to the lesser of (x) the excess, if any, of (i) the amount of interest that would have been withdrawn under clause (A)(x) above on such Distribution Date if interest was calculated at the Capped Interest Rate for the Class G-2 Certificates over (ii) the actual amount withdrawn under clause (A)(x) above on such Distribution Date (at the Stated Interest Rate for the Class G-2 Certificates) and (y) the amount on deposit in the Class G-2 Primary Cash Collateral Account and (C) if an “Above-Cap Payment” would have been required to be made on such Distribution Date pursuant to the terms of the Class G-2 Above-Cap Liquidity Facility were such Liquidity Facility still in effect, withdraw from the Class G-2 Above-Cap Reserve Account and deposit in the Class G-2 Above-Cap Account, an amount (if any) equal to the lesser of (x) an amount equal to such Above-Cap Payment and (y) the amount on deposit in the Class G-2 Above-Cap Reserve Account;

(iii)          on each Distribution Date, the Subordination Agent shall, to the extent it shall not have received funds to pay Adjusted Interest due and owing on the Class C Certificates (at the Stated Interest Rate for the Class C Certificates) from after giving effect to the subordination provisions of this Agreement, (A) withdraw from the Class C Primary Cash Collateral Account, and pay to the Class C Trustee, an amount equal to the lesser of (x) an amount necessary to pay Adjusted Interest (at the Stated Interest Rate for the Class C Certificates) on such Class C Certificates and (y) the amount on deposit in the Class C Primary Cash Collateral Account, (B) withdraw from the Class C Primary Cash Collateral Account and deposit in the Collection Account for application on such Distribution Date in accordance with clauses “fourth” through “sixteenth” of Section 3.2 hereof (as applicable), an amount equal to the lesser of (x) the excess, if any, of (i) the amount of Adjusted Interest that would have been withdrawn under Clause (A)(x) above on such Distribution Date if interest was calculated at the Capped Interest Rate for the Class C Certificates over (ii) the Adjusted Interest actually withdrawn under clause (A)(x) above on such Distribution Date (at the Stated Interest Rate for the Class C Certificates) and (y) the amount on deposit in the Class C Primary Cash Collateral Account, and (C) if an “Above-Cap Payment” would have been required to be made on such Distribution Date pursuant to the terms of the Class C Above-Cap

Liquidity Facility were such Liquidity Facility still in effect, withdraw from the Class C Above-Cap Reserve Account and deposit in the Class C Above-Cap Account, an amount (if any) equal to the lesser of (x) an amount equal to such Above-Cap Payment and (y) the amount on deposit in the Class C Above-Cap Reserve Account;

(iv)          on each date on which the Pool Balance of the Class G-1 Trust shall have been reduced by payments made to the Class G-1 Certificateholders pursuant to Section 2.4 or 3.2 hereof or pursuant to Section 2.03 of the Escrow and Paying Agent Agreement for such Class, the Subordination Agent shall withdraw from the Class G-1 Primary Cash Collateral Account such amount as is necessary so that, after giving effect to the reduction of the Pool Balance on such date and any transfer of Investment Earnings from such Primary Cash Collateral Account to the Collection Account or the Special Payments Account on such date, an amount equal to the sum of the Required Amount (with respect to the Class G-1 Primary Liquidity Facility) plus (if on a Special Distribution Date not coinciding with an Interest Payment Date) Investment Earnings on deposit in such Primary Cash Collateral Account will be on deposit in the Class G-1 Primary Cash Collateral Account and shall first, pay such withdrawn amount to the Class G-1 Primary Liquidity Provider until the Liquidity Obligations (with respect to the Class G-1 Certificates) owing to such Primary Liquidity Provider shall have been paid in full, and second, deposit any remaining withdrawn amount in the Collection Account;

(v)           on each date on which the Pool Balance of the Class G-2 Trust shall have been reduced by payments made to the Class G-2 Certificateholders pursuant to Section 2.4 or 3.2 hereof or pursuant to Section 2.03 of the Escrow and Paying Agent Agreement for such Class, the Subordination Agent shall withdraw from the Class G-2 Primary Cash Collateral Account such amount as is necessary so that, after giving effect to the reduction of the Pool Balance on such date and any transfer of Investment Earnings from such Primary Cash Collateral Account to the Collection Account or the Special Payments Account on such date, an amount equal to the sum of the Required Amount (with respect to the Class G-2 Primary Liquidity Facility) plus (if on a Special Distribution Date not coinciding with an Interest Payment Date) Investment Earnings on deposit in such Primary Cash Collateral Account will be on deposit in the Class G-2 Primary Cash Collateral Account and shall first, pay such withdrawn amount to the Class G-2 Primary Liquidity Provider until the Liquidity Obligations (with respect to the Class G-2 Certificates) owing to such Primary Liquidity Provider shall have been paid in full, and second, deposit any remaining withdrawn amount in the Collection Account;

(vi)          on each date on which the Preferred C Pool Balance with respect to the Class C Trust shall have been reduced as a result of payments made to the Class C Certificateholders pursuant to Section 2.4 or 3.2 hereof or pursuant to Section 2.03 of the Escrow and Paying Agent Agreement for such Class or otherwise, the Subordination Agent shall withdraw from the Class C Primary Cash Collateral Account such amount as is necessary so that, after giving effect to the reduction of the Preferred C Pool Balance on such date and any transfer of Investment Earnings from such Primary Cash Collateral Account to the Collection Account or the Special Payments Account on such date, an amount equal to the sum of the Required Amount (with respect to the Class C Primary Liquidity Facility) plus (if such date is a Special Distribution Date not coinciding with an

Interest Payment Date) Investment Earnings on deposit in such Primary Cash Collateral Account will be on deposit in the Class C Primary Cash Collateral Account and shall first, pay such withdrawn amount to the Class C Primary Liquidity Provider until the Liquidity Obligations (with respect to the Class C Certificates) owing to such Primary Liquidity Provider shall have been paid in full, and second, deposit any remaining withdrawn amount in the Collection Account;

(vii)         if a Replacement Primary Liquidity Facility for any Class of Certificates shall be delivered to the Subordination Agent following the date on which funds have been deposited into the Primary Cash Collateral Account for such Class of Certificates, the Subordination Agent shall withdraw all amounts on deposit in such Primary Cash Collateral Account and shall pay such amounts to the replaced Primary Liquidity Provider until all Liquidity Obligations owed to such Person shall have been paid in full, and shall deposit any remaining amount in the Collection Account; and

(viii)        (A) following (i) the payment of Final Distributions with respect to any Class of Certificates or (ii) the reduction of the Preferred C Pool Balance to zero or (iii) the Final Legal Distribution Date for any Class of Certificates, on the date on which the Subordination Agent shall have been notified by the Primary Liquidity Provider for such Class of Certificates that the Liquidity Obligations owed to such Primary Liquidity Provider have been paid in full, or, if earlier, the first Business Day occurring immediately after the Final Legal Distribution Date for such Class of Certificates the Subordination Agent shall withdraw all amounts on deposit in the Primary Cash Collateral Account in respect of such Class of Certificates and shall deposit such amount in the Collection Account for distribution in accordance with Section 3.2 (without replenishment of such Primary Cash Collateral Account), and (B) on the first Business Day occurring immediately after the earlier of (i) the date of the payment of the Final Distribution with respect to any Class of Certificates and (ii) the Final Legal Distribution Date with respect to such Class of Certificates (after giving effect to all distributions to be made on such date), the Subordination Agent shall pay to the Above-Cap Liquidity Provider for such Class of Certificates in which either payment of the Final Distribution or the Final Legal Distribution Date has occurred an amount equal to the sum of the amounts (if any) on deposit in the Above-Cap Account and the Above-Cap Reserve Account for such Class of Certificates by wire transfer of funds to the account identified by the Above-Cap Liquidity Provider in writing to the Subordination Agent.

(g)           Reinstatement.  With respect to any Interest Drawing under any Primary Liquidity Facility, upon the reimbursement by the Subordination Agent of the applicable Primary Liquidity Provider for all or part of the amount of such Interest Drawing, together with any accrued interest thereon, the Available Amount of such Primary Liquidity Facility shall be recalculated and reinstated by an amount equal to the product of (i) the then Required Amount (calculated as if no Interest Drawing is outstanding), and (ii) a fraction, the numerator of which is the amount of such reimbursement (assuming that Interest Drawings are reimbursed in the order in which they were made) in respect of principal of such Interest Drawing and the denominator of which is the Required Amount at the date of such Interest Drawing (calculated as if no Interest Drawing was then outstanding and on the basis of the lower of the applicable Stated Interest Rate and the applicable Capped Interest Rate as of such date) but not to exceed the Stated Amount for such Primary Liquidity Facility; provided, however, that such Primary Liquidity Facility shall not be so reinstated in part or in full at any time if (x) both a Performing Note Deficiency exists and a Liquidity Event of Default shall have occurred and be continuing with respect to the relevant Liquidity Facility or (y) a Final Drawing, Downgrade Drawing, Non-Extension Drawing or a Special Termination Drawing shall have occurred with respect to such Primary Liquidity Facility; provided, further, that any payment by the Policy Provider to a Primary Liquidity Provider of any amounts pursuant to the proviso of Section 2.6(c) shall not reinstate the related Primary Liquidity Facility, but such Primary Liquidity Facility (so long as it is in effect) shall be reinstated, pro tanto by an amount equal to the product of (i) the then Required Amount (calculated as if no Interest Drawing is outstanding), and (ii) a fraction, the numerator of which is the amount of such reimbursement (assuming that Interest Drawings are reimbursed in the order in which they were made) in respect of principal of such Interest Drawing and the denominator of which is the Required Amount at the date of such Interest Drawing (calculated as if no Interest Drawing was then outstanding and on the basis of the lower of the applicable Stated Interest Rate and the applicable Capped Interest Rate as of such date), to the extent the Policy Provider receives any reimbursement in respect of such payment under clause “fourth” of Section 3.2, unless (x) both a Performing Note Deficiency exists and a Liquidity Event of Default shall have occurred with respect to such Primary Liquidity Facility or (y) a Final Drawing, Downgrade Drawing, Non-Extension Drawing or a Special Termination Drawing shall have occurred with respect to such Primary Liquidity Facility.  In the event that, with respect to any particular Primary Liquidity Facility, (i) funds are withdrawn from any Primary Cash Collateral Account pursuant to clause (i), (ii) or (iii) of Section 3.6(f) hereof or (ii) such Primary Liquidity Facility shall become a Downgraded Facility or a Non-Extended Facility at a time when unreimbursed Interest Drawings under such Primary Liquidity Facility have reduced the Available Amount thereunder to zero, then funds received by the Subordination Agent at any time other than (x) any time when a Liquidity Event of Default shall have occurred and be continuing with respect to such Primary Liquidity Facility and a Performing Note Deficiency exists or (y) any time after a Final Drawing shall have occurred with respect to such Primary Liquidity Facility shall be deposited in such Primary Cash Collateral Account as and to the extent provided in clause “fourth” of Section 3.2 and applied in accordance with Section 3.6(f) hereof.

(h)           Reimbursement.  The amount of each drawing under the Primary Liquidity Facilities shall be due and payable, together with interest thereon, on the dates and at the rates, respectively, provided in the Primary Liquidity Facilities.  The Subordination Agent shall have no obligation to reimburse the Above-Cap Liquidity Providers for any Above-Cap Payments and the Above-Cap Liquidity Providers shall have no interest in any monies credited to any Trust Account except as provided in Section 3.6(f)(viii) hereof.

(i)            Final Drawing.  Upon receipt from a Primary Liquidity Provider of a Termination Notice with respect to any Primary Liquidity Facility, the Subordination Agent shall, not later than the date specified in such Termination Notice, in accordance with the terms of such Primary Liquidity Facility, request a drawing under such Primary Liquidity Facility of all available and undrawn amounts thereunder (a “Final Drawing”).  Amounts drawn pursuant to a Final Drawing shall be maintained and invested in accordance with Section 3.6(f) hereof.

(j)            Reduction of Stated Amount.  Promptly following each date on which the Required Amount of the Primary Liquidity Facility for a Class of Certificates is reduced as a result of (i) a reduction in the Pool Balance with respect to such Certificates (including by reason of Policy Provider Election) or (ii) with respect to the Primary Liquidity Facility for the Class C Certificates, a reduction of the Preferred C Pool Balance, the Stated Amount of such Primary Liquidity Facility shall be automatically reduced to an amount equal to the Required Amount with respect to such Primary Liquidity Facility (as calculated by the Subordination Agent after giving effect to such payment).

(k)           Special Termination Drawing.  Upon receipt from a Primary Liquidity Provider of a Special Termination Notice with respect to any Primary Liquidity Facility, the Subordination Agent shall, not later than the date specified in such Special Termination Notice, in accordance with the terms of such Primary Liquidity Facility, request a drawing under such Primary Liquidity Facility of all available and undrawn amounts thereunder (a “Special Termination Drawing”).  Amounts drawn pursuant to a Special Termination Drawing shall be maintained and invested in accordance with Section 3.6(f) hereof.

(l)            Relation to Subordination Provisions.  Interest Drawings under the Primary Liquidity Facilities and withdrawals from the Cash Collateral Accounts and the Above-Cap Accounts, in each case, in respect of interest on the Certificates of any Class, will be distributed to the Trustee for such Class of Certificates for distribution to Certificateholders of the related Class, notwithstanding Sections 3.2 and 3.6(h) hereof.

(m)          Assignment of the Primary Liquidity Facility.  The Subordination Agent agrees not to consent to the assignment by any Primary Liquidity Provider of any of its rights or obligations under any Primary Liquidity Facility or any interest therein, unless (i) JetBlue shall have consented to such assignment, such consent to be within JetBlue’s sole discretion, (ii) each Rating Agency shall have provided a Ratings Confirmation in respect of such assignment and (iii) in the case of the Class G-1 Primary Liquidity Facility and Class G-2 Primary Liquidity Facility only, the Policy Provider shall have consented to such assignment (which consent shall not be unreasonably withheld or delayed), and, upon the satisfaction of the foregoing clauses (i), (ii) and (iii) (if applicable) and the provisions of Section 3.6(e)(iv), the Subordination Agent shall give such consent and the foregoing is not intended to and shall not be construed to limit the rights of the Primary Liquidity Provider under Section 3.6(e).

Section 3.7.            The Policies.  The following provisions of paragraphs (a) through (h) of this Section 3.7 shall apply to (i) the Class G-1 Trust and the Class G-1 Certificates and (ii) the Class G-2 Trust and the Class G-2 Certificates, as if such provisions are separately set forth in full for each of the Class G-1 Trust (and the Class G-1 Certificates) and the Class G-2 Trust (and the Class G-2 Certificates).  For the purposes of clause (i) above, each reference in paragraphs (a) through (h) of this Section 3.7 to “Above-Cap Account,” “Accrued Class G Interest,” “Class G Primary Cash Collateral Account,” “Class G Certificates,” “Class G Certificateholders,” “Class G Deposits,” “Class G Escrow Receipts,” Class G Primary Liquidity Facility,” “Class G Paying Agent Account,” “Class G Trust,” “Class G Trustee,” “Policy,” “Policy Account” and “Series G Equipment Note” shall mean “Class G-1 Above-Cap Account,” “Accrued Class G-1 Interest,” “Class G-1 Primary Cash Collateral Account,” “Class G-1 Certificates,” “Class G-1 Certificateholders,” “Class G-1 Deposits,” “Class G-1 Escrow Receipts,” “Class G-1 Primary Liquidity Facility,” “Class G-1 Paying Agent Account,” “Class G-1 Trust,” “Class G-1 Trustee,” “Class G-1 Policy,” “Class G-1 Policy Account” and

“Series G-1 Equipment Note,” respectively.  For the purposes of clause (ii) above, each reference in paragraphs (a) through (h) of this Section 3.7 to “Above-Cap Account,” “Accrued Class G Interest,” “Class G Cash Collateral Account,” “Class G Certificates,” “Class G Certificateholders,” “Class G Deposits,” “Class G Primary Liquidity Facility,” “Class G Paying Agent Account,” “Class G Trustee,” “Policy,” “Policy Account” and “Series G Equipment Note” shall mean “Class G-2 Above-Cap Account,” “Accrued Class G-2 Interest,” “Class G-2 Primary Cash Collateral Account,” “Class G-2 Certificates,” “Class G-2 Certificateholders,” “Class G-2 Deposits,” “Class G-2 Escrow Receipts,” “Class G-2 Primary Liquidity Facility,” “Class G-2 Paying Agent Account,” “Class G-2 Trust,” “Class G-2 Trustee,” “Class G-2 Policy,” “Class G-2 Policy Account” and “Series G-2 Equipment Note,” respectively.”

(a)           Interest Drawings.  If on any Regular Distribution Date (other than the Final Legal Distribution Date) after giving effect to the application of available funds in accordance with the subordination provisions of this Agreement and to the application of Prior Funds, the Subordination Agent does not then have sufficient funds available for the payment of all amounts due and owing in respect of accrued and unpaid interest on the Class G Certificates at the Stated Interest Rate on the Pool Balance of the Class G Certificates on such Distribution Date (“Accrued Class G Interest”), then the Subordination Agent (i) prior to 1:00 p.m. (New York City time) on such Distribution Date shall deliver a Notice for Payment, as provided in the Policy, to the Policy Provider or its fiscal agent, requesting a Policy Drawing under the Policy (for payment into the Policy Account) in an amount sufficient to enable the Subordination Agent to pay such Accrued Class G Interest and (ii) upon receipt shall pay such amount from the Policy Account to the Class G Trustee or the Escrow Agent for deposit to the Class G Paying Agent Account, as the case may be, in payment of such Accrued Class G Interest on such Distribution Date.

(b)           Proceeds Deficiency Drawing.  If on any Special Distribution Date (which is not also an Election Distribution Date or a Special Distribution Date established pursuant to the second paragraph of Section 3.7(c)) established by the Subordination Agent by reason of its receipt of a Special Payment (other than a Special Payment arising from the purchase of any Series G Equipment Notes by any or all of the Class C Certificateholders pursuant to Section 2.7 of this Agreement) constituting the proceeds of any Series G Equipment Note (as to which there has been a default in the payment of principal thereof or that has been Accelerated) or related Collateral (a “Disposition Payment”) and if on such Special Distribution Date after giving effect to the application of available funds (including, without limitation, the amount of such Disposition Payment) in accordance with the subordination provisions of this Agreement and to the application of Prior Funds, the Subordination Agent does not then have sufficient funds available for a reduction in the outstanding Pool Balance of the Class G Certificates by an amount equal to the outstanding principal amount of such Series G Equipment Note (determined immediately prior to the receipt of such proceeds and less any Policy Drawing previously paid by the Policy Provider in respect of principal of such Series G Equipment Note) plus accrued and unpaid interest on the amount of such reduction at the Stated Interest Rate for the Class G Certificates for the period from the immediately preceding Regular Distribution Date to such Special Distribution Date, then the Subordination Agent (i) prior to 1:00 p.m. (New York City time) on such Special Distribution Date shall deliver a Notice for Payment, as provided in the Policy (for payment into the Policy Account) in an amount sufficient to enable the Subordination Agent to pay the amount of such reduction plus such accrued and unpaid interest on the amount of such reduction and (ii) upon receipt shall pay such amount from the Policy Account to the Class G Trustee in payment of such reduction in the outstanding Pool Balance of the Class G Certificates plus such accrued interest on the amount of such reduction on such Special Distribution Date; provided, however, that, notwithstanding anything to the contrary herein, the purchase of any Series G Equipment Notes by any or all of the Class C Certificateholders pursuant to Section 2.7 hereof shall not result in an amount that is payable by the Policy Provider under this Section 3.7(b) regardless of whether or not the proceeds of such purchase, together with any other available funds, are sufficient to reduce the Pool Balance of the Class G Certificates by an amount equal to the outstanding principal amount of such Series G Equipment Notes (determined immediately prior to the receipt of such proceeds and less the amount of any drawings previously paid by the Policy Provider in respect of principal on such Series G Equipment Notes) plus accrued and unpaid interest on the amount of such reduction at the Stated Interest Rate for the Class G Certificates from the period from the immediately preceding Regular Distribution Date to such Special Distribution Date.  The Subordination Agent shall promptly, but no less than 25 days prior to the Special Distribution Date established pursuant to this Section 3.7(b), send to JetBlue, the Trustees, the Liquidity Provider for the Class G Liquidity Facility and the Policy Provider, a written notice of such Special Distribution Date.

(c)           No Proceeds Drawing.  If the Subordination Agent or the Class G Trustee, as the case may be, has not received a Special Payment constituting proceeds from the sale of a Series G Equipment Note or the related Collateral (including, without limitation, proceeds received in connection with the purchase by any or all of the Class C Certificateholders of any Series G Equipment Note pursuant to Section 2.7 of this Agreement) (a “Disposition”), as the case may be, during the 21-month period beginning on the last date on which any payment was made in full on such Series G Equipment Note (the date of such payment in full, the “Last Payment Date”) as to which there has been a failure to pay principal or that has been Accelerated subsequent to the Last Payment Date, then on the first Business Day following the expiration of such 21-month period, the Subordination Agent shall deliver a Notice for Payment, as provided in the Policy, to the Policy Provider or its fiscal agent, requesting a Policy Drawing under the Policy (for payment into the Policy Account) in an amount equal to the then outstanding principal amount of such Equipment Note plus accrued and unpaid interest thereon at the Stated Interest Rate for the Class G Certificates from the immediately preceding Regular Distribution Date to the below referred to Special Distribution Date.  The Subordination Agent shall promptly, but not less than 25 days prior to such Business Day, send to the Class G Trustee, JetBlue, the Liquidity Provider and the Policy Provider a Written Notice setting forth the non-receipt of any such Special Payment and establishing such Business Day as the date for the distribution of the proceeds of such Policy Drawing, which date shall constitute a Special Distribution Date.  No later than 1:00 p.m. (New York City time) on the specified Special Distribution Date the Subordination Agent shall make the specified Policy Drawing and upon its receipt of the proceeds thereof pay the amount thereof from the Policy Account to the Class G Trustee in reduction of the outstanding Pool Balance of the Class G Certificates together with such accrued and unpaid interest thereon.  For the avoidance of doubt, after the payment in full of such amount under this Section 3.7(c), the Subordination Agent shall have no right to make any further Policy Drawings under this Section 3.7(c) in respect of any Disposition of or in respect of such Equipment Note except for Preference Amounts as provided in Section 3.7(e).

Notwithstanding the foregoing, the Policy Provider, has the right at the end of any such 21-month period, so long as no Policy Provider Default shall have occurred and be continuing, by giving notice to the Subordination Agent at least five days prior to the end of such 21-month period, to elect (the “Policy Provider Election”) instead (A) to pay on such Special Distribution Date an amount equal to any shortfall in the scheduled principal and interest payable but not paid on such Series G Equipment Note (without regard to the Acceleration thereof) during such 21-month period (after giving effect to the application of funds received from the Class G Primary Liquidity Facility, the Class G Primary Cash Collateral Account and the Above-Cap Account, in each case attributable to such interest determined on a consistent basis), (B) thereafter, on each Regular Distribution Date until the establishment of an Election Distribution Date or a Special Distribution Date referred to in clause (C)(i) below, to permit drawings under the Policy for an amount equal to the scheduled principal (without regard to any acceleration thereof) and interest payments (without regard to any funds available under any Liquidity Facility or any Cash Collateral Account or the Above-Cap Account) at the Stated Interest Rate for the Class G Certificates payable on such Equipment Note on the related payment date (each such interest payment, an “Election Interest Payment”) and (C) (i) on any Business Day (which shall be a Special Distribution Date) elected by the Policy Provider upon 20 days’ Written Notice to the Subordination Agent and the Class G Trustee to request the Subordination Agent, or (ii) following either the occurrence and continuation of a Policy Provider Default on any Business Day (which shall be a Special Distribution Date) specified by the Subordination Agent upon 20 days’ Written Notice to the Class G Trustee (each such Business Day in the case of clause (ii) an “Election Distribution Date”) to permit the Subordination Agent, in each case, to make a Policy Drawing for an amount equal to the then outstanding principal balance of such Equipment Note less any Policy Drawings previously paid by the Policy Provider in respect of principal of such Equipment Note and accrued and unpaid interest on such amounts at the Stated Interest Rate for the Class G Certificates from the immediately preceding Regular Distribution Date to such Election Distribution Date or such Special Distribution Date, as the case may be.  The Subordination Agent shall make each such drawing referred to in this paragraph under the Policy (for payment into the Policy Account) no later than 1:00 p.m. (New York City time) on each such date and upon its receipt of the proceeds thereof pay the amount thereof from the Policy Account to the Class G Trustee in reduction of the outstanding Pool Balance of the Class G Certificates together with such accrued and unpaid interest thereon.

In addition, regardless of whether or not the Policy Provider makes a Policy Provider Election, the Policy Provider shall, at the end of such 21-month period described in Section 3.7(c), endorse the Policy (if not already endorsed to so provide) to provide for the payment to the Primary Liquidity Provider with respect to the Class G Certificates of interest accruing on the outstanding drawings in respect of the Primary Liquidity Facility from and after the end of such 21-month period as and when such interest becomes due in accordance with the Primary Liquidity Facility (“Excess Interest Policy Drawings”).  The Policy Provider hereby agrees not to otherwise amend or modify the Policy without the consent of the Primary Liquidity Provider if such amendment or modification would adversely affect the rights of the Primary Liquidity Provider.

(d)           Final Policy Drawing.  If on the Final Legal Distribution Date of the Class G Certificates after giving effect to the distribution of available funds in accordance with the subordination provisions of this Agreement and to the application of Prior Funds, the Subordination Agent does not then have sufficient funds available on such date for the payment in full of the Final Distributions (calculated as of such date but excluding any accrued and unpaid Additional Payments or other premium) on the Class G Certificates then the Subordination Agent shall (i) prior to 1:00 p.m. (New York City time) on such date deliver a Notice for Payment, as provided in the Policy, to the Policy Provider or its fiscal agent, requesting a Policy Drawing under the Policy (for payment into the Policy Account) in an amount equal to the minimum amount sufficient to enable the Subordination Agent to pay the Final Distributions (calculated as of such date but excluding any accrued and unpaid premium) on the Class G Certificates, and (ii) upon receipt pay such amount from the Policy Account to the Class G Trustee in payment of such amount on such date.

If on the Final Withdrawal Date (as defined in the Escrow and Paying Agent Agreement for the Class G Certificates) the full amount of the Class G Deposits has not been used to purchase the Class G Equipment Notes and there is a shortfall in the amount available to the Paying Agent for the payment in full of the unpaid principal amount of the Class G Escrow Receipts then, prior to 1:00 p.m. (New York City time) on such date, the Subordination Agent shall: (i) deliver a Notice of Nonpayment, as provided in the Policy, to the Policy Provider or its fiscal agent, requesting a Policy Drawing under the Policy (for payment into the Policy Account) in an amount equal to the amount of such shortfall and (ii) shall pay such amount from the Policy Account to the Paying Agent for the Class G Trust in payment of such amount on such date.

(e)           Avoidance Drawings.  If at any time the Subordination Agent shall have actual knowledge of the issuance of any Order, the Subordination Agent shall promptly give notice thereof to each Trustee, the Primary Liquidity Providers and the Policy Provider.  The Subordination Agent shall thereupon calculate the relevant Preference Amounts resulting therefrom and shall promptly:  (a) send to the Class G Trustee a Written Notice of such amount and (b) prior to the expiration of the Policy, deliver to the Policy Provider or its fiscal agent a Notice of Avoided Payment, together with a copy of the documentation required by the Policy with respect thereto, requesting a Policy Drawing (for payment to the receiver, conservator, debtor-in-possession or trustee in bankruptcy and/or to the Subordination Agent for deposit into the Policy Account, as applicable) in an amount equal to the amount of relevant Preference Amount.  To the extent that any portion of such Preference Amount is to be paid to the Subordination Agent, such Written Notice shall also set the date for the distribution of such portion of the proceeds of such Policy Drawing which date shall constitute a Special Distribution Date and shall be the earlier of the third Business Day that immediately precedes the date of the expiration of the Policy and the Business Day that immediately follows the 25th day after the date of such Written Notice.  No later than 1:00 p.m. (New York City time) on the third Business Day prior to the specified Special Distribution Date, the Subordination Agent shall make the specified Policy Drawing (as set forth in clause (b) above) and upon its receipt of any proceeds thereof, pay such amounts from the Policy Account to the Class G Trustee in reinstatement of the Preference Amount.

(f)            Application of Policy Drawings.  Notwithstanding anything to the contrary contained in this Agreement (including, without limitation, Sections 2.4 and 3.2 hereof), all payments received by the Subordination Agent in respect of a Policy Drawing (including, without limitation, that portion, if any, of the proceeds of a Policy Drawing for any Preference

Amount that is to be paid to the Subordination Agent and not to any receiver, conservator, debtor-in-possession or trustee in bankruptcy as provided in the Policy) shall be promptly paid from the Class G Policy Account to the Class G Trustee for distribution to the Class G Certificateholders or to the Escrow Agent for distribution to the holders of the Class G Escrow Receipts, as the case may be; provided, however, that any Election Interest Payment with respect to one or more Series G-1 Equipment Notes or Series G-2 Equipment Notes which are for interest that was previously paid pursuant to Interest Drawings that remain outstanding under the relevant Liquidity Facility shall be paid directly to the relevant Primary Liquidity Provider as reimbursement for such Interest Drawing or to the related Cash Collateral Account as replenishment for such withdrawal, as applicable, and any Excess Interest Policy Drawings shall be made directly to the applicable Primary Liquidity Provider.

(g)           Limitation to Outstanding Pool Balance.  Notwithstanding anything to the contrary in this Section 3.7, except as provided in Section 3.7(e), at no time shall the Subordination Agent make any Policy Drawing under clause (b), (c) or (d) of this Section 3.7 in excess of the then outstanding Pool Balance of the Class G Certificates and accrued and unpaid interest at the Stated Interest Rate on the Class G Certificates.  Nothing contained in this Intercreditor Agreement shall alter or amend the liabilities, obligations, requirements or procedures of the Policy Provider under the Policy and the Policy Provider shall not be obligated to make payment except at the times and in the amounts and under the circumstances expressly set forth in the Policy.

(h)           Resubmission of Notice for Payment.  If the Policy Provider at any time informs the Subordination Agent in accordance with the Policy that a Notice for Payment or Notice of Avoided Payment submitted by the Subordination Agent does not meet the requirements of the Policy, the Subordination Agent shall, as promptly as possible after being so informed, submit to the Policy Provider an amended and revised Notice for Payment or Notice of Avoided Payment, as the case may be, and shall pay to the Class G Trustee out of the Policy Account the amount received pursuant to such amended or revised Notice for Payment or Notice of Avoided Payment, as the case may be, when received.

(i)            Subrogation.  The Policy Provider will be subrogated to all of the rights of the holders of the Class G Certificates to payment on the Class G Certificates to the extent of the payments made under the Policy as set forth herein, the exercise of such subrogation rights to be subject to the other provisions of this Agreement.

ARTICLE IV

EXERCISE OF REMEDIES

Section 4.1.            Directions from the Controlling Party.  (a) (i) Following the occurrence and during the continuation of an Indenture Event of Default under any Indenture, the Controlling Party shall direct the Subordination Agent, which in turn shall direct the Loan Trustee under such Indenture, in the exercise of remedies available to the holders of the Equipment Notes issued pursuant to such Indenture, including, without limitation, the ability to vote all such Equipment Notes in favor of Accelerating such Equipment Notes in accordance with the provisions of such Indenture.  Subject to the provisions of the next paragraph, if the

Equipment Notes issued pursuant to any Indenture have been Accelerated following an Indenture Event of Default with respect thereto, the Controlling Party may direct the Subordination Agent to sell, assign, contract to sell or otherwise dispose of and deliver all (but not less than all) of such Equipment Notes to any Person at public or private sale, at any location at the option of the Controlling Party, all upon such terms and conditions as it may reasonably deem advisable in accordance with applicable law.

(ii)           Notwithstanding the foregoing, so long as any Certificates remain Outstanding, during the period from the occurrence of an Indenture Event of Default and ending on the date which is nine months after the earlier of (x) the acceleration of the Equipment Notes under such Indenture or (y) the occurrence of a JetBlue Bankruptcy Event, without the consent of each Trustee, (A) no Aircraft subject to the Lien of such Indenture or Equipment Notes issued under such Indenture may be sold if the net proceeds from such sale would be less than the Minimum Sale Price for such Aircraft or such Equipment Notes and (B) no Aircraft subject to the Lien of such Indenture may be leased unless either (x) the rent payments under such lease are sufficient to pay in full the scheduled payments of principal and interest on the Equipment Notes issued under such Indenture that become due during the term of such lease or (y) the term of such lease (including any renewal option exercisable by the lessee) does not exceed one year.

(iii)          With respect to any Indenture and subject to Section 4.1(a)(v), upon (x) the occurrence of a payment default under such Indenture, (y) the commencement of the exercise of remedies under such Indenture or (z) the occurrence of a Triggering Event, the Subordination Agent will, unless any such event described in clauses (x) ceases to be in effect, obtain three desktop appraisals from the Appraisers selected by the Controlling Party setting forth the current market value, current lease rate and distress value of the aircraft (in each case, as defined by ISTAT) subject to such Indenture (each such appraisal, an “Appraisal” and the current market value appraisals being referred to herein as the “Post-Default Appraisals”).  For so long as any event set forth in clauses (x), (y) or (z) above shall be continuing, the Subordination Agent will obtain updated Appraisals on the date that is 364 days from the date of the most recent Appraisal and if a JetBlue Bankruptcy Event shall have occurred and is continuing, on the date that is 180 days from the date of the most recent Appraisal.

(iv)          If (x) on any Regular Distribution Date the Subordination Agent has insufficient funds to make the scheduled payments of principal and interest distributable on the Certificates and (y) a Triggering Event has occurred, the Subordination Agent will, subject to Section 4.1(a)(v), obtain Appraisals for each of the Aircraft and shall obtain additional Appraisals annually thereafter.

(v)           After the Subordination Agent has requested the Appraisers to deliver the initial Appraisals, the Reserve Account will be funded initially up to the Reserve Amount from amounts distributed under clause “first” of Section 3.2 hereof.  The Subordination Agent shall have the right to withdraw funds from the Reserve Account to pay for the initial and any subsequent Appraisals and the Reserve Account will be replenished up to the Reserve Amount pursuant to clause “first” of Section 3.2 hereof; provided, that, except for the initial funding of the Reserve Account up to the

Reserve Amount, no more than $25,000 will be deposited in the Reserve Account in any calendar year and no more than $75,000 shall be on deposit in the Reserve Account at any time.

(b)           Following the occurrence and during the continuation of an Indenture Event of Default, the Controlling Party shall take or shall cause the Subordination Agent to take such actions as it may reasonably deem most effectual to complete the sale or other disposition of such Aircraft or Equipment Notes.  In addition, in lieu of any sale, assignment, contract to sell or other disposition, the Controlling Party may maintain or cause the Subordination Agent to maintain possession of such Equipment Notes and continue to apply monies received in respect of such Equipment Notes in accordance with Article III hereof.  In addition, in lieu of such sale, assignment, contract to sell or other disposition, or in lieu of such maintenance of possession, the Controlling Party may, subject to the terms and conditions of the related Indenture, instruct the Loan Trustee under such Indenture to foreclose on the Lien on the related Aircraft or to take any other remedial action permitted under such Indenture or under any applicable law.

Section 4.2.            Remedies Cumulative.  Each and every right, power and remedy given to the Trustees, the Liquidity Providers, the Policy Provider, the Controlling Party or the Subordination Agent specifically or otherwise in this Agreement shall be cumulative and shall be in addition to every other right, power and remedy herein specifically given or now or hereafter existing at law, in equity or by statute, and each and every right, power and remedy whether specifically herein given or otherwise existing may, subject always to the terms and conditions hereof, be exercised from time to time and as often and in such order as may be deemed expedient by any Trustee, any Liquidity Provider, the Policy Provider, the Controlling Party or the Subordination Agent, as appropriate, and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy.  No delay or omission by any Trustee, any Liquidity Provider, the Policy Provider, the Controlling Party or the Subordination Agent in the exercise of any right, remedy or power or in the pursuit of any remedy shall impair any such right, power or remedy or be construed to be a waiver of any default or to be an acquiescence therein.

Section 4.3.            Discontinuance of Proceedings.  In case any party to this Agreement (including the Controlling Party in such capacity) shall have instituted any Proceeding to enforce any right, power or remedy under this Agreement by foreclosure, entry or otherwise, and such Proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Person instituting such Proceeding, then and in every such case each such party shall, subject to any determination in such Proceeding, be restored to its former position and rights hereunder, and all rights, remedies and powers of such party shall continue as if no such Proceeding had been instituted.

Section 4.4.            Right of Certificateholders to Receive Payments Not to Be Impaired.  Anything in this Agreement to the contrary notwithstanding but subject to each Trust Agreement, the right of any Certificateholder, the Primary Liquidity Provider or the Policy Provider, respectively, to receive payments hereunder (including without limitation pursuant to Section 2.4 or 3.2 hereof) when due, or to institute suit for the enforcement of any such payment on or after the applicable Distribution Date, shall not be impaired or affected without the consent of such Certificateholder, Primary Liquidity Provider or Policy Provider, respectively.

Section 4.5.            Undertaking for Costs.  In any Proceeding for the enforcement of any right or remedy under this Agreement or in any Proceeding against any Controlling Party or the Subordination Agent for any action taken or omitted by it as Controlling Party or Subordination Agent, as the case may be, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  The provisions of this Section do not apply to a suit instituted by the Subordination Agent, a Liquidity Provider, the Policy Provider or a Trustee or a suit by Certificateholders holding more than 10% of the original principal amount of any Class of Certificates.

ARTICLE V

DUTIES OF THE SUBORDINATION AGENT; AGREEMENTS OF TRUSTEES, ETC.

Section 5.1.            Notice of Indenture Default, Indenture Event of Default or Triggering Event.  (a) In the event the Subordination Agent shall have actual knowledge of the occurrence of an Indenture Default, Indenture Event of Default or a Triggering Event, as promptly as practicable, and in any event within 10 days after obtaining knowledge thereof, the Subordination Agent shall transmit by mail or courier to the Rating Agencies, the Liquidity Providers, the Policy Provider and the Trustees notice of such Indenture Default, Indenture Event of Default or Triggering Event, unless such Indenture Default, Indenture Event of Default or Triggering Event shall have been cured or waived by the Controlling Party.  For all purposes of this Agreement, in the absence of actual knowledge on the part of a Responsible Officer, the Subordination Agent shall not be deemed to have knowledge of any Indenture Default, Indenture Event of Default or Triggering Event unless notified in writing by one or more Trustees, one or more Liquidity Providers, or the Policy Provider or one or more Certificateholders.

(b)           Other Notices.  The Subordination Agent will furnish to each Liquidity Provider, the Policy Provider and each Trustee, promptly upon receipt thereof, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and other instruments furnished to the Subordination Agent as registered holder of the Equipment Notes or otherwise in its capacity as Subordination Agent to the extent the same shall not have been otherwise directly distributed to such Liquidity Provider, Policy Provider or Trustee, as applicable, pursuant to the express provision of any other Operative Agreement.

(c)           Upon the occurrence of an Indenture Event of Default, the Subordination Agent shall instruct the Trustees to, and the Trustees shall, request that DTC post on its Internet bulletin board a securities position listing setting forth the names of all the parties reflected on DTC’s books as holding interests in the certificates.

(d)           Reports. Promptly after the occurrence of a Triggering Event or an Indenture Event of Default resulting from the failure of JetBlue to make payments on any Equipment Note and on every Regular Distribution Date while the Triggering Event or such Indenture Event of Default shall be continuing, the Subordination Agent will provide to the Pass

Through Trustees, Liquidity Providers, Policy Provider, Rating Agencies and JetBlue a statement, substantially in the form of Exhibit A hereto, setting forth the following information:

(i)            after a JetBlue Bankruptcy Event, with respect to each Aircraft, whether such Aircraft is (A) subject to the 60-day period of Section 1110 of the Bankruptcy Code, (B) subject to an election by JetBlue under Section 1110(a) of the Bankruptcy Code; (C) covered by an agreement contemplated by Section 1110(b) of the Bankruptcy Code or (D) not subject to any of (A), (B) or (C);

(ii)           to the best of the Subordination Agent’s knowledge, after requesting such information from JetBlue, (A) whether the Aircraft are currently in service or parked in storage, (B) the maintenance status of the Aircraft and (C) location of the Engines (as defined in the Indentures);

(iii)          the current Pool Balance of each Class of Certificates and outstanding principal amount of all Equipment Notes;

(iv)          the expected amount of interest which will have accrued on the Equipment Notes and on the Certificates as of the next Regular Distribution Date;

(v)           the amounts paid to each person on such Distribution Date pursuant to this Agreement;

(vi)          details of the amounts paid on such Distribution Date identified by reference to the relevant provision of this Agreement and the source of payment (by Aircraft and party);

(vii)         if any Primary Liquidity Provider has made a Final Advance;

(viii)        the amounts currently owed to any Primary Liquidity Provider;

(ix)           the amounts drawn under each Liquidity Facility by Class;

(x)            the amounts owed to the Policy Provider; and

(xi)           after a JetBlue Bankruptcy Event, any operational reports filed by JetBlue with the Bankruptcy Court which are available to the Subordination Agent on a non-confidential basis.

Section 5.2.            Indemnification.  The Subordination Agent shall not be required to take any action or refrain from taking any action under Article IV hereof unless the Subordination Agent shall have been indemnified (to the extent and in the manner reasonably satisfactory to the Subordination Agent) against any liability, cost or expense (including counsel fees and expenses) which may be incurred in connection therewith.  The Subordination Agent shall not be under any obligation to take any action under this Agreement and nothing contained in this Agreement shall require the Subordination Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.  The Subordination Agent shall not be required to take any action under Article IV hereof, nor shall any other provision of this Agreement be deemed to impose a duty on the Subordination Agent to take any action, if the Subordination Agent shall have been advised by counsel that such action is contrary to the terms hereof or is otherwise contrary to law.

Section 5.3.            No Duties Except as Specified in Intercreditor Agreement.  The Subordination Agent shall not have any duty or obligation to take or refrain from taking any action under, or in connection with, this Agreement, except as expressly provided by the terms of this Agreement; and no implied duties or obligations shall be read into this Agreement against the Subordination Agent.  The Subordination Agent agrees that it will, in its individual capacity and at its own cost and expense (but without any right of indemnity in respect of any such cost or expense under Section 7.1 hereof) promptly take such action as may be necessary to duly discharge all Liens on any of the Trust Accounts or any monies deposited therein which result from claims against it in its individual capacity not related to its activities hereunder or any other Operative Agreement.

Section 5.4.            Notice from the Liquidity Providers and Trustees.  If any Liquidity Provider or any Trustee has notice of an Indenture Event of Default or a Triggering Event, such Person shall promptly give notice thereof to all of the other parties hereto, provided, however, that no such Person shall have any liability hereunder as a result of its failure to deliver any such notice.

Section 5.5.            Agreements Relating to the Above-Cap Liquidity Facility.  Each of the Subordination Agent and the Trustees agree at the request of any Above-Cap Liquidity Provider to use reasonable efforts (consistent with applicable legal and regulatory restrictions) to take any action that would avoid the need for, or reduce the amount of, any payment under Section 2(d) of the ISDA Master Agreement forming part of the related Above-Cap Liquidity Facility; provided that any such action would not, in the reasonable judgment of such Person, be materially disadvantageous to it.  Notwithstanding anything to the contrary contained herein, but without limiting, and subject to, the rights of the Subordination Agent hereunder, the obligation of any Above-Cap Liquidity Provider to make any Above-Cap Payment or pay any Termination Amount shall be governed exclusively by the applicable Above-Cap Liquidity Facility.

ARTICLE VI

THE SUBORDINATION AGENT

Section 6.1.            Authorization; Acceptance of Trusts and Duties.  Each of the Class G-1 Trustee, the Class G-2 Trustee and the Class C Trustee hereby designates and appoints the Subordination Agent as the agent and trustee of such Trustee under the applicable Liquidity Facility (and, in the case of the Class G-1 Trustee and the Class G-2 Trustee, the Policy Provider Agreement) and authorizes the Subordination Agent to enter into the applicable Liquidity Facility (and, in the case of the Class G-1 Trustee and the Class G-2 Trustee, the Policy Provider Agreement) as agent and trustee for such Trustee.  Each of the Liquidity Providers, the Policy Provider and the Trustees hereby designates and appoints the Subordination Agent as the Subordination Agent under this Agreement.  WTC hereby accepts the duties hereby created and applicable to it as the Subordination Agent and agrees to perform the same but only upon the terms of this Agreement and agrees to receive and disburse all monies received by it in accordance with the terms hereof.  The Subordination Agent shall not be answerable or accountable under any circumstances, except (a) for its own willful misconduct or gross negligence (or ordinary negligence in the handling of funds actually received by it in accordance with the terms hereof or any Operative Agreement), (b) as provided in Sections 2.2 and 5.3 hereof and (c) for liabilities that may result from the inaccuracy of any representation or warranty of the Subordination Agent made in its individual capacity in any Operative Agreement.  The Subordination Agent shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Subordination Agent, unless it is proved that the Subordination Agent was negligent in ascertaining the pertinent facts.

Section 6.2.            Absence of Duties.  The Subordination Agent shall have no duty to see to any recording or filing of this Agreement or any other document, or to see to the maintenance of any such recording or filing.

Section 6.3.            No Representations or Warranties as to Documents.  The Subordination Agent in its individual capacity does not make nor shall be deemed to have made any representation or warranty as to the validity, legality or enforceability of this Agreement or any other Operative Agreement or as to the correctness of any statement contained in any thereof, except for the representations and warranties of the Subordination Agent, made in its individual capacity, under any Operative Agreement to which it is a party.  The Certificateholders, the Trustees, the Liquidity Providers and the Policy Provider make no representation or warranty hereunder whatsoever.

Section 6.4.            No Segregation of Monies; No Interest.  Any monies paid to or retained by the Subordination Agent pursuant to any provision hereof and not then required to be distributed to any Trustee, any Liquidity Provider or the Policy Provider as provided in Articles II and III hereof or deposited into one or more Trust Accounts need not be segregated in any manner except to the extent required by such Articles II and III and by law, and the Subordination Agent shall not (except as otherwise provided in Section 2.2 hereof) be liable for any interest thereon; provided, however, that any payments received or applied hereunder by the Subordination Agent shall be accounted for by the Subordination Agent so that any portion thereof paid or applied pursuant hereto shall be identifiable as to the source thereof.

Section 6.5.            Reliance; Agents; Advice of Counsel.  The Subordination Agent shall not incur liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties.  As to the Pool Balance of any Trust as of any date, the Subordination Agent may for all purposes hereof rely on a certificate signed by any Responsible Officer of the applicable Trustee, and such certificate shall constitute full protection to the Subordination Agent for any action taken or omitted to be taken by it in good faith in reliance thereon.  As to any fact or matter relating to the Liquidity Providers, the Policy Provider or the Trustees the manner of ascertainment of which is not specifically described herein, the Subordination Agent may for all purposes hereof rely on a certificate, signed by any Responsible Officer of the applicable Liquidity Provider, Policy Provider or Trustee, as the case may be, as to such fact or matter, and such certificate shall constitute full protection to the Subordination Agent for any action taken or omitted to be taken by it in good faith in reliance thereon.  The Subordination Agent shall assume, and shall be fully protected in assuming, that each of the Liquidity Providers, the Policy Provider and each of the Trustees are authorized to enter into this Agreement and to take all action to be taken by them pursuant to the provisions hereof, and shall not inquire into the authorization of each of the Liquidity Providers, the Policy Provider and Trustees with respect thereto.  In the administration of the trusts hereunder, the Subordination Agent may execute any of the trusts or powers hereof and perform its powers and duties hereunder directly or through agents or attorneys and may consult with counsel, accountants and other skilled persons to be selected and retained by it, and the Subordination Agent shall not be liable for the acts or omissions of any agent appointed with due care or for anything done, suffered or omitted in good faith by it in accordance with the advice or written opinion of any such counsel, accountants or other skilled persons.

Section 6.6.            Capacity in Which Acting.  The Subordination Agent acts hereunder solely as agent and trustee herein and not in its individual capacity, except as otherwise expressly provided in the Operative Agreements.

Section 6.7.            Compensation.  The Subordination Agent shall be entitled to reasonable compensation, including reimbursement for reasonable expenses and disbursements, except with respect to any Unindemnified Taxes incurred by the Subordination Agent in connection with the transactions contemplated by this Agreement for all services rendered hereunder and shall have a priority claim to the extent set forth in Article III hereof on all monies collected hereunder for the payment of such compensation (other than any Unindemnified Taxes), to the extent that such compensation shall not be paid by others.  The Subordination Agent agrees that it shall have no right against any Trustee, Liquidity Provider or the Policy Provider for any fee as compensation for its services as agent under this Agreement.  The provisions of this Section 6.7 shall survive the termination of this Agreement.

Section 6.8.            May Become Certificateholder.  The institution acting as Subordination Agent hereunder may become a Certificateholder and have all rights and benefits of a Certificateholder to the same extent as if it were not the institution acting as the Subordination Agent.

Section 6.9.            Subordination Agent Required; Eligibility.  There shall at all times be a Subordination Agent hereunder which shall be a bank, trust company, corporation or other financial institution organized and doing business under the laws of the United States of America or of any State or the District of Columbia having a combined capital and surplus of at least $100,000,000 (or the obligations of which, whether now in existence or hereafter incurred, are fully and unconditionally guaranteed by a corporation organized and doing business under the laws of the United States of America, any State thereof or of the District of Columbia and having a combined capital and surplus of at least $100,000,000), if there is such an institution willing and able to perform the duties of the Subordination Agent hereunder upon reasonable or customary terms.  Such Person shall be a citizen of the United States and shall be authorized under the laws of the United States or any State thereof or of the District of Columbia to exercise corporate trust powers and shall be subject to supervision or examination by federal, state or District of Columbia authorities.  If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of any of the aforesaid supervising or examining authorities, then, for the purposes of this Section 6.9, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

In case at any time the Subordination Agent shall cease to be eligible in accordance with the provisions of this Section, the Subordination Agent shall resign immediately in the manner and with the effect specified in Section 8.1.

Section 6.10.          Money to Be Held in Trust.  All Equipment Notes, monies and other property deposited with or held by the Subordination Agent pursuant to this Agreement shall be held in trust for the benefit of the parties entitled to such Equipment Notes, monies and other property.  All such Equipment Notes, monies or other property shall be held in the Trust Department of the institution acting as Subordination Agent hereunder.

ARTICLE VII

INDEMNIFICATION OF SUBORDINATION AGENT

Section 7.1.            Scope of Indemnification.  The Subordination Agent shall be indemnified hereunder to the extent and in the manner described in Section 9.1 of the Participation Agreements and Section 6 of the Note Purchase Agreement.  The indemnities contained in such Sections of such agreements shall survive the resignation or removal of the Subordination Agent and the termination of this Agreement.

ARTICLE VIII

SUCCESSOR SUBORDINATION AGENT

Section 8.1.            Replacement of Subordination Agent; Appointment of Successor.  The Subordination Agent may resign at any time by so notifying each Trustee, each Liquidity Provider and the Policy Provider.  The Controlling Party may remove the Subordination Agent for cause by so notifying the Subordination Agent and may appoint a successor Subordination Agent.  The Controlling Party shall remove the Subordination Agent if:

(1)           the Subordination Agent fails to comply with Section 6.9 hereof;

(2)           the Subordination Agent is adjudged bankrupt or insolvent or files a bankruptcy petition;

(3)           a receiver or other public officer takes charge of the Subordination Agent or its property; or

(4)           the Subordination Agent otherwise becomes incapable of acting.

If the Subordination Agent resigns or is removed or if a vacancy exists in the office of Subordination Agent for any reason (the Subordination Agent in such event being referred to herein as the retiring Subordination Agent), the Controlling Party shall promptly appoint a successor Subordination Agent.

A successor Subordination Agent shall deliver (x) a written acceptance of its appointment as Subordination Agent hereunder to the retiring Subordination Agent and (y) a written assumption of its obligations hereunder and under each Liquidity Facility and the Policy Provider Agreement to each party hereto, upon which the resignation or removal of the retiring Subordination Agent shall become effective, and the successor Subordination Agent shall have all the rights, powers and duties of the Subordination Agent under this Agreement.  The successor Subordination Agent shall mail a notice of its succession to the Liquidity Providers, the Policy Provider and the Trustees.  The retiring Subordination Agent shall promptly transfer its rights under each of the Liquidity Facilities and all of the property held by it as Subordination Agent to the successor Subordination Agent.

If a successor Subordination Agent does not take office within 60 days after the retiring Subordination Agent resigns or is removed, the retiring Subordination Agent or one or more of the Trustees may petition any court of competent jurisdiction for the appointment of a successor Subordination Agent.

If the Subordination Agent fails to comply with Section 6.9 hereof (to the extent applicable), one or more of the Trustees, one or more of the Liquidity Providers or the Policy Provider may petition any court of competent jurisdiction for the removal of the Subordination Agent and the appointment of a successor Subordination Agent.

Notwithstanding the foregoing, no resignation or removal of the Subordination Agent shall be effective unless and until a successor has been appointed.  No appointment of a successor Subordination Agent shall be effective unless and until the Rating Agencies shall have delivered a Ratings Confirmation and, so long as no Policy Provider Default has occurred and is continuing, the Policy Provider shall have consented to such successor Subordination Agent.

ARTICLE IX

SUPPLEMENTS AND AMENDMENTS

Section 9.1.            Amendments, Waivers, Etc.  (a) This Agreement may not be supplemented, amended or modified without the consent of each Trustee (acting, except in the case of any amendment pursuant to Section 3.6(e)(v)(y) hereof with respect to any Replacement Primary Liquidity Facility, any amendment pursuant to Section 3.6(c)(ii)(z) hereof with respect to any Replacement Above-Cap Liquidity Facility or any amendment contemplated by the last sentence of this Section 9.1(a), with the consent of holders of Certificates of the related Class evidencing interests in the related Trust aggregating not less than a majority in interest in such Trust or as otherwise authorized pursuant to the relevant Trust Agreement), the Subordination Agent, each Liquidity Provider and the Policy Provider; provided, however, that this Agreement may be supplemented, amended or modified without the consent of (x) any Trustee or the Liquidity Providers if such supplement, amendment or modification cures an ambiguity or inconsistency or does not materially, adversely affect such Trustee or the holders of the related Class of Certificates or any Liquidity Provider ; provided further, however, that, if such supplement, amendment or modification (A) would (x) directly or indirectly modify or supersede, or otherwise conflict with, Section 2.2(b), Section 2.4(a), Section 2.4(b), Section 3.2, Section 3.4, Section 3.6(e), Section 3.6(f), Section 3.6(l), the last sentence of this Section 9.1(a), the second sentence of Section 10.6 or this proviso (collectively, the “JetBlue Provisions”) or (y) otherwise adversely affect the interests of a potential Replacement Primary Liquidity Provider or of JetBlue with respect to its ability to replace any Primary Liquidity Facility or with respect to its payment obligations under any Operative Agreement or (B) is made pursuant to the last sentence of this Section 9.1(a), then such supplement, amendment or modification shall not be effective without the additional written consent of JetBlue.  Notwithstanding the foregoing, without the consent of each Certificateholder and each Liquidity Provider and the Policy Provider, no supplement, amendment or modification of this Agreement may (i) reduce the percentage of the interest in any Trust evidenced by the Certificates issued by such Trust necessary to consent to modify or amend any provision of this Agreement or to waive compliance therewith, (ii) except as provided in the last sentence of this Section 9.1(a), modify Section 2.4 or 3.2 hereof, relating to the distribution of monies received by the Subordination Agent hereunder from the Equipment Notes or pursuant to the Liquidity Facilities or either Policy or (iii) modify the definition of “Reserve Amount”.  Nothing contained in this Section shall require the consent of a Trustee at any time following the payment of Final Distributions with respect to the related Class of Certificates.  If the Replacement Primary Liquidity Facility for any Primary Liquidity Facility in accordance with Section 3.6(e) hereof is to be comprised of more than one instrument as contemplated by the definition of the term “Replacement Primary Liquidity Facility”, then each of the parties hereto agrees to amend this Agreement to incorporate appropriate mechanics for multiple Primary Liquidity Facilities for an individual Trust.

(b)           In the event that the Subordination Agent, as the registered holder of any Equipment Notes, receives a request for its consent to any amendment, modification, consent or waiver under such Equipment Notes, the Indenture pursuant to which such Equipment Notes were issued or the related Participation Agreement or other related document, (i) if no Indenture Event of Default shall have occurred and be continuing with respect to such Indenture, the Subordination Agent shall request directions with respect to each Series of such Equipment Notes from the Trustee of the Trust which holds such series of such Equipment Notes and shall vote or consent in accordance with the directions of such Trustee except that so long as the Final Distribution on the Class G-1 Certificates and Class G-2 Certificates has not been made or any Policy Provider Obligations remain outstanding and no Policy Provider Default shall have occurred and be continuing, the Subordination Agent shall request directions from the Policy Provider rather than the Class G-1 Trustee with respect to the Series G-1 Equipment Notes held in the Class G-1 Trust or the Class G-2 Trustee with respect to the Series G-2 Equipment Notes held in the Class G-2 Trust and (ii) if any Indenture Event of Default shall have occurred and be continuing with respect to such Indenture, the Subordination Agent will exercise its voting rights as directed by the Controlling Party, subject to Sections 4.1 and 4.4 hereof, provided that no such amendment, modification or waiver shall, without the consent of each affected Certificateholder and each Liquidity Provider and the Policy Provider (w) reduce the amount of principal or interest payable by JetBlue under any Equipment Note issued under any Indenture, (x) modify any of the provisions of Section 10.01, or of Article II or III or Section 5.01, 5.02(c), 5.02(d), 6.01 or 6.02 of any Indenture, the definitions of “Event of Default,” “Default,” “Majority in Interest of Note Holders,” “Break Amount,” “Prepayment Premium” or “Note Holder,” or the percentage of Note Holders required to take or approve any action under the Indentures, (y) reduce, modify or amend any indemnities in favor of the Loan Trustee or the Note Holders (except that the Loan Trustee may consent to any waiver or reduction of an indemnity payable to

it), or (z) permit the creation of any Lien on the Collateral (as defined in the relevant Indenture) or any part thereof other than Permitted Liens (as defined in the Indentures) or deprive any Note Holder of the benefit of the Lien of such Indenture on the Collateral, except as provided in connection with the exercise of remedies under such Indenture.

Section 9.2.            Subordination Agent Protected.  If, in the reasonable opinion of the institution acting as the Subordination Agent hereunder, any document required to be executed pursuant to the terms of Section 9.1 adversely affects any right, duty, immunity or indemnity with respect to it under this Agreement, any Liquidity Facility or the Policy, the Subordination Agent may in its discretion decline to execute such document.

Section 9.3.            Effect of Supplemental Agreements.  Upon the execution of any amendment, consent or supplement hereto pursuant to the provisions hereof, this Agreement shall be and be deemed to be and shall be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Agreement of the parties hereto and beneficiaries hereof shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental agreement shall be and be deemed to be and shall be part of the terms and conditions of this Agreement for any and all purposes.  In executing or accepting any supplemental agreement permitted by this Article IX, the Subordination Agent shall be entitled to receive at its cost, and shall be fully protected in relying upon, an opinion of counsel stating that the execution of such supplemental agreement is authorized or permitted by this Agreement.

Section 9.4.            Notice and Information to Rating Agencies.  (a) Promptly following its receipt of each amendment, consent, modification, supplement or waiver contemplated by this Article IX, the Subordination Agent shall send a copy thereof to each Rating Agency and the Policy Provider.

(b)   Each Rating Agency shall be entitled to the same access to the Subordination Agent and the Trustees as the Certificateholders of any Class with respect to information relevant to maintaining such Rating Agency’s ratings on the Certificates.

ARTICLE X

MISCELLANEOUS

Section 10.1.          Termination of Intercreditor Agreement.  Following payment of Final Distributions with respect to each Class of Certificates and the payment in full of all Liquidity Obligations to the Primary Liquidity Providers and all Policy Provider Obligations to the Policy Provider and provided that there shall then be no other amounts due to the Certificateholders, the Trustees, the Liquidity Providers, the Policy Provider and the Subordination Agent hereunder or under the Trust Agreements, and that the commitment of the (i) Liquidity Providers under the Liquidity Facilities and (ii) Policy Provider under the Policy shall have expired or been terminated, this Agreement and the trusts created hereby shall terminate and this Agreement shall be of no further force or effect.  Except as aforesaid or otherwise provided, this Agreement and the trusts created hereby shall continue in full force and effect in accordance with the terms hereof.

Section 10.2.          Intercreditor Agreement for Benefit of Trustees, Liquidity Providers, the Policy Provider and Subordination Agent.  Subject to the second sentence of Section 10.6 and the provisions of Sections 4.4 and 9.1, nothing in this Agreement, whether express or implied, shall be construed to give to any Person other than the Trustees, the Liquidity Providers, the Policy Provider and the Subordination Agent any legal or equitable right, remedy or claim under or in respect of this Agreement.

Section 10.3.          Notices.  Unless otherwise expressly specified or permitted by the terms hereof, all notices, requests, demands, authorizations, directions, consents, waivers or documents provided or permitted by this Agreement to be made, given, furnished or filed shall be in writing, mailed by certified mail, postage prepaid, or by confirmed telecopy and:

(i)	if to the Subordination Agent, addressed to at its office at:

WILMINGTON TRUST COMPANY
Rodney Square North
1100 N. Market Street
Wilmington, DE 19890-0001

	Attention:	Corporate Trust Administration
	Telecopy:	(302) 636-4140

(ii)	if to any Trustee, addressed to it at its office at:

WILMINGTON TRUST COMPANY
Rodney Square North
1100 N. Market Street
Wilmington, DE 19890-0001

	Attention:	Corporate Trust Administration
	Telecopy:	(302) 636-4140

(iii)	if to the initial Primary Liquidity Provider, addressed to it at its office at:

LANDESBANK HESSEN THURINGEN GIROZENTRALE
Main Tower
Neue Mainzer Str. 52-58
60311 Frankfurt am Main
Germany

	Attention:	Asset Finance
	Telephone:	49-69-9132-4882
	Telecopy:	49-69-9132-4392

with a copy to:

Landesbank Hessen-Thüringen Girozentrale
420 Fifth Avenue, 24th Floor
New York, NY 10013

		Attention:	Asset Finance, Gerhard Winklmeier
		Telephone:	212-703-5250
		Telecopy:	(212) 703-5256

	(iv)	if to the Above-Cap Liquidity Provider, addressed to it at its office at:

Morgan Stanley Capital Services, Inc.
Transaction Management Group
1585 Broadway
New York, New York 10036-8293
		Attention:	Chief - Legal Officer
		Telecopy:	212-507-4622

	(v)	if to the initial Policy Provider, addressed to it at its office at:

MBIA Insurance Corporation
113 King Street
Armonk, New York 10504
		Attention:	Insured Portfolio Management, Structural Finance
		Telephone:	914-273-4949
		Telecopy:	914-765-3163

Whenever any notice in writing is required to be given by any Trustee, any Liquidity Provider, Policy Provider or the Subordination Agent to any of the other of them, such notice shall be deemed given and such requirement satisfied when such notice is received unless received outside of business hours, in which case on the open of business on the next Business Day.  A copy of any notice given by the Trustee, any Liquidity Provider or the Subordination Agent shall be given to the Policy Provider; provided that the failure to do so shall not impair the validity of any such notice or the Policy Provider’s obligations hereunder and under the Policy.  Any party hereto may change the address to which notices to such party will be sent by giving notice of such change to the other parties to this Agreement.

Section 10.4.          Severability.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 10.5.          No Oral Modifications or Continuing Waivers.  No terms or provisions of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party or other Person against whom enforcement of the change, waiver, discharge or termination is sought and any other party or other Person whose consent is required pursuant to this Agreement and any waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given.

Section 10.6.          Successors and Assigns.  All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, each of the parties hereto and the successors and assigns of each, all as herein provided.  In addition, the JetBlue Provisions shall inure to the benefit of JetBlue and its successors and assigns, and (without limitation of the foregoing) JetBlue is hereby constituted, and agreed to be, an express third party beneficiary of the JetBlue Provisions.  Upon the occurrence of the Transfers contemplated by the Assignment and Assumption Agreements, the Trustee of each Class shall (without any further act) be deemed to have transferred all of its rights, title and interest in and to this Agreement to the trustee of the Successor Trust of the same Class and, thereafter, the trustee of each Successor Trust shall be deemed to be the “Trustee” of such Successor Trust with the rights and obligations of a “Trustee” hereunder and under the other Operative Agreements and each reference to a Trust of any Class herein shall be deemed a reference to the Successor Trust of such Class.

Section 10.7.          Headings.  The headings of the various Articles and Sections herein and in the table of contents hereto are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

Section 10.8.          Counterpart Form.  This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same agreement.

Section 10.9.          Subordination.  (a) As between the Liquidity Providers and the Policy Provider, on the one hand, and the Trustees and the Certificateholders, on the other hand, and as among the Trustees, this Agreement shall be a subordination agreement for purposes of Section 510 of the United States Bankruptcy Code, as amended from time to time.

(b)           Notwithstanding the provisions of this Agreement, if prior to the payment in full to the Primary Liquidity Providers of all Liquidity Obligations then due and payable and Policy Provider of all Policy Provider Obligations and any other amounts owed to the Policy Provider under any Policy Provider Document distributable pursuant to this Agreement, any party hereto shall have received any payment or distribution in respect of Equipment Notes or any other amount under the Indentures or other Operative Agreements which, had the subordination provisions of this Agreement been properly applied to such payment, distribution or other amount, would not have been distributed to such Person, then such payment, distribution or other amount shall be received and held in trust by such Person and paid over or delivered to the Subordination Agent for application as provided herein.

(c)           If any Trustee, any Liquidity Provider, the Policy Provider or the Subordination Agent receives any payment in respect of any obligations owing hereunder (or, in the case of the Primary Liquidity Provider or the Policy Provider, in respect of the Liquidity Obligations or the Policy Provider Obligations, as the case may be), which is subsequently invalidated, declared preferential, set aside and/or required to be repaid to a trustee, receiver or other party, then, to the extent of such payment, such obligations (or, in the case of the Primary

Liquidity Provider or the Policy Provider, such Liquidity Obligations or Policy Provider Obligations, as the case may be) intended to be satisfied shall be revived and continue in full force and effect as if such payment had not been received.

(d)           The Trustees (on behalf of themselves and the holders of Certificates), the Liquidity Providers, the Policy Provider and the Subordination Agent confirm that the payment priorities specified in Sections 2.4 and 3.2 shall apply in all circumstances, notwithstanding the fact that the obligations owed to the Trustees and the holders of Certificates are secured by certain assets and the Liquidity Obligations and Policy Provider Obligations may not be so secured.  The Trustees expressly agree (on behalf of themselves and the holders of Certificates) not to assert priority over the holders of Liquidity Obligations or Policy Provider Obligations (except as specifically set forth in Sections 2.4 or 3.2) due to their status as secured creditors in any bankruptcy, insolvency or other legal proceeding.

(e)           Each of the Trustees (on behalf of themselves and the holders of Certificates), the Primary Liquidity Providers, the Policy Provider and the Subordination Agent may take any of the following actions without impairing its rights under this Agreement:

(i)            obtain a Lien on any property to secure any amounts owing to it hereunder, including, in the case of the Primary Liquidity Providers and the Policy Provider, the Liquidity Obligations or the Policy Provider Obligations, as the case may be,

(ii)           obtain the primary or secondary obligation of any other obligor with respect to any amounts owing to it hereunder, including, in the case of the Primary Liquidity Providers and the Policy Provider, any of the Liquidity Obligations or the Policy Provider Obligations, as the case may be,

(iii)          renew, extend, increase, alter or exchange any amounts owing to it hereunder, including, in the case of the Primary Liquidity Providers and the Policy Provider, any of the Liquidity Obligations or the Policy Provider Obligations, as the case may be, or release or compromise any obligation of any obligor with respect thereto,

(iv)          refrain from exercising any right or remedy, or delay in exercising such right or remedy, which it may have, or

(v)           take any other action which might discharge a subordinated party or a surety under applicable law;

provided, however, that the taking of any such actions by any of the Trustees, the Primary Liquidity Providers, the Policy Provider or the Subordination Agent shall not prejudice the rights or adversely affect the obligations of any other party under this Agreement.

Section 10.10.        Governing Law.  THIS AGREEMENT SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.

Section 10.11.        Submission to Jurisdiction; Waiver of Jury Trial; Waiver of Immunity.  (a) Each of the parties hereto hereby irrevocably and unconditionally:

(i)            submits for itself and its property in any legal action or proceeding relating, to this Agreement or any other Operative Agreement, or for recognition and enforcement of any judgment in respect hereof or thereof, to the nonexclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and the appellate courts from any thereof;

(ii)           consents that any such action or proceeding may be brought in such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(iii)          agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to each party hereto at its address set forth in Section 10.3 hereof, or at such other address of which the other parties shall have been notified pursuant thereto; and

(iv)          agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

(b)           EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT AND THE RELATIONSHIP THAT IS BEING ESTABLISHED, including, without limitation, contract claims, tort claims, breach of duty claims and all other common law and statutory claims.  Each of the parties warrants and represents that it has reviewed this waiver with its legal counsel, and that it knowingly and voluntarily waives its jury trial rights following consultation with such legal counsel.  THIS WAIVER IS IRREVOCABLE, AND CANNOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.

(c)           Each Primary Liquidity Provider hereby waives any immunity it may have from the jurisdiction of the courts of the United States of America or any State and waives any immunity any of its properties located in the United States of America may have from attachment or execution upon a judgment entered by any such court under the United States Foreign Sovereign Immunities Act of 1976 or any similar successor legislation.

*   *   *

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized, as of the day and year first above written, and acknowledge that this Agreement has been made and delivered in the City of New York, and this Agreement has become effective only upon such execution and delivery.

WILMINGTON TRUST COMPANY,
not in its individual capacity but solely as Trustee for each of the Trusts

By:	/s/ Janel R. Havrilla
Name: Janel R. Havrilla
Title: Financial Services Officer

LANDESBANK HESSEN-THÜRINGEN GIROZENTRALE, as Class G-1 Primary Liquidity Provider, Class G-2 Primary Liquidity Provider and Class C Primary Liquidity Provider

By:	/s/ Marion Kohrsmeier-Hartmann
Name: Marion Kohrsmeier-Hartmann
Title:

By:	/s/ Astrid Horn
Name: Astrid Horn
Title:

MORGAN STANLEY CAPITAL SERVICES INC., as Class G-1 Above-Cap Liquidity Provider, Class G-2 Above-Cap Liquidity Provider and Class C Above-Cap Liquidity Provider

By:	/s/ Nina C. Simmons
Name: Nina C. Simmons
Title: Vice President

MBIA INSURANCE CORPORATION, as Policy Provider

By:	/s/ Adam M. Carta
Name: Adam M. Carta
Title: Assistant Secretary

WILMINGTON TRUST COMPANY, not in its individual capacity except as expressly set forth herein but solely as Subordination Agent and Trustee

By:	/s/ Janel R. Havrilla
Name: Janel R. Havrilla
Title: Financial Services Officer

SCHEDULE 2.02(b)

Upon the funding of any Above-Cap Account or Above-Cap Reserve Account or the maturity or redemption of any investment of funds in any such account (such funds, the “Funds”), the relevant Above-Cap Liquidity Provider shall send a notice to the Subordination Agent containing a list of Eligible Investments (the “Specified Investments”) which shall contain at least 10 investments in open market commercial paper of corporations incorporated under the laws of the United States of America or any state thereof.

Following receipt of such notice, the Subordination Agent shall use its best efforts to invest or reinvest the Funds in any Specified Investment.  If no Specified Investment is then available, the Subordination Agent shall invest or reinvest the Funds in any other Eligible Investment selected by the Subordination Agent.

Following such investment or reinvestment of the Funds by the Subordination Agent in any Specified Investment or other Eligible Investment, the Subordination Agent shall deliver a written statement to the relevant Above-Cap Liquidity Provider setting forth for each such Specified Investment or Eligible Investment the CUSIP number or other similar number for such obligation (or, if such obligation does not have such a number, (i) the name of the issuer, (ii) its maturity date, (iii) its yield or rate of return, and (iv) its rating, if rated by any nationally recognized rating agency).

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EXHIBIT A

JetBlue Airways Corporation

Pass Through Certificates, Series 2004-1

As of [ ] Unless Otherwise Noted; All Amounts in $

Aircraft Summary

Registration Number	Section 1110 Status*	Operating Status**	Maintenance Status***	Location of Engines	Aircraft Information Services Inc. (dd-mmm-yy)	AvSolutions (dd-mmm-yy)	Morten Beyer & Agnew (dd-mmm-yy)
N586JB			[mmm-yy]	[City, Country]
N587JB			[mmm-yy]	[City, Country]
N588JB			[mmm-yy]	[City, Country]
N589JB			[mmm-yy]	[City, Country]
N590JB			[mmm-yy]	[City, Country]
N591JB			[mmm-yy]	[City, Country]
N592JB			[mmm-yy]	[City, Country]
N593JB			[mmm-yy]	[City, Country]
N594JB			[mmm-yy]	[City, Country]
N595JB			[mmm-yy]	[City, Country]
N597JB			[mmm-yy]	[City, Country]
N598JB			[mmm-yy]	[City, Country]
N599JB			[mmm-yy]	[City, Country]
Total					—	—	—

*Section 1110 Status Key

**Aircraft is (1) in service, (2) in storage or (3) scrapped

( A ) Subject to the 60-day period of Section 1110 of the Bankruptcy Code

( B ) Subject to an election by JetBlue under Section 1110(a) of the Bankruptcy Code

( C ) Covered by an agreement contemplated by Section 1110(b) of the Bankruptcy Code

( D ) Not subject to either ( A ), ( B ), ( C )

*** Next scheduled heavy check

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